Exhibit 10.2

EXECUTION VERSION

AMENDMENT No. 1, dated as of November 2, 2016 (this “Amendment”), to the Credit Agreement, dated as of April 4, 2014 (as further amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time prior to the date hereof, the “Credit Agreement”), by and among COOPER-STANDARD AUTOMOTIVE INC., an Ohio corporation (the “Borrower”), CS INTERMEDIATE HOLDCO 1 LLC, a Delaware limited liability company (“Holdings”), DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as Administrative Agent and Collateral Agent (in such capacity, the “Agent”), the lenders from time to time party thereto (the “Lenders”) and the other parties thereto; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amended and Restated Credit Agreement (as defined below).

WHEREAS, the Borrower desires to amend the Credit Agreement on the terms set forth herein;

WHEREAS, Section 10.01 of the Credit Agreement provides that the relevant Loan Parties and the Required Lenders (as defined in the Credit Agreement) may amend the Credit Agreement as set forth herein;

WHEREAS, (i) each Lender that has submitted a signature page hereto (each a “Consenting Lender”) has agreed, on the terms and conditions set forth herein, to have its Original Loans, if any, either (A) by electing a “Cashless Settlement Option” on its signature page hereto, converted into a like principal amount (or such lesser amount allocated to such Consenting Lender by the Arrangers as notified to such Consenting Lender by the Administrative Agent) of Term B-1 Loans effective as of the Amendment No. 1 Effective Date (as defined below) (such Original Loans, the “Converted Loans” and such Consenting Lenders making such election, the “Converting Lenders”) or (B) by electing a “Post-Closing Settlement Option” on its signature page hereto, prepaid pursuant to the Post-Closing Settlement Option (as defined below) and (ii) Deutsche Bank AG, New York Branch, as the Additional Term B-1 Lender (the “Additional Term B-1 Lender”) has agreed to make the Additional Term B-1 Loan in an aggregate principal amount equal to $340,000,000 less the aggregate principal amount of the Converted Loans, the proceeds of which shall be applied to repay such then outstanding Original Loans which did not become Converted Loans in a like aggregate principal amount;

WHEREAS, certain Consenting Lenders have elected to have 100% of the outstanding principal amount of the Original Loans held by such Consenting Lenders prepaid on the Amendment No. 1 Effective Date and to purchase by assignment a like principal amount (or such lesser amount allocated to such Consenting Lender by the Arrangers as notified to such Consenting Lender by the Administrative Agent) of Term B-1 Loans (the “Post-Closing Settlement Option”);

WHEREAS, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA and Barclays Bank PLC are the joint arrangers and bookrunners (the “Arrangers”) for the Term B-1 Loans;

WHEREAS, the Lenders party hereto, constituting the Required Lenders (as defined in the Credit Agreement), have consented to the other amendments described herein;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.                                           Amendments to the Credit Agreement.

(a)                                 The body of the Credit Agreement is, effective as of the Amendment No. 1 Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example:  ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example:  double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.  All parties agree that the foregoing amendment of the Credit Agreement does not constitute a novation of the Credit Agreement, as originally written.

(b)                                 Schedules I, 5.10, 5.22, 7.01, 7.03, 7.06 to the Credit Agreement are, effective as of the Amendment No.1 Effective Date, hereby amended and restated in their entirety as set forth in the attached Exhibit B hereto.

(c)                                  Exhibit J (Perfection Certificate) of the Credit Agreement is, effective as of the Amendment No.1 Effective Date, hereby amended by deleting the word “not” from Paragraph 16 therein and Exhibit H (Intercreditor Agreement) of the Credit Agreement is, effective as of the Amendment No. 1 Effective Date, hereby amended and restated in its entirety as set forth in the attached Exhibit C hereto and the Administrative Agent is hereby authorized to enter into the as-amended and restated Intercreditor Agreement on the Amendment No. 1 Effective Date (the Credit Agreement as amended pursuant to this Section 1(a) to (c), the “Amended and Restated Credit Agreement”).

(d)                                 The Additional Term B-1 Lender hereby agrees, on the Amendment No. 1 Effective Date and on the terms and conditions set forth herein and in the Amended and Restated Credit Agreement, to make its Term B-1 Loans in accordance with Section 2.01 of the Amended and Restatement Credit Agreement.  Each Converting Lender hereby agrees, on the Amendment No. 1 Effective Date and on the terms and conditions set forth herein and in the Amended and Restated Credit Agreement that all (or such lesser amount allocated to such Converting Lender by the Arrangers and notified to such Converting Lender by the Administrative Agent) of its Converted Loans shall be converted into Term B-1 Loans under the Amended and Restated Credit Agreement on a dollar for dollar basis.

(e)                                  On the Amendment No.1 Effective Date, the Borrower shall apply the aggregate proceeds of the Additional Term B-1 Loan made on the Amendment No. 1 Effective Date by the Additional Term B-1 Lender to prepay in full all outstanding Original Loans outstanding immediately prior to the Amendment No. 1 Effective Date other than the Converted Loans.

Section 2.                                           Representations and Warranties, No Default.  The Borrower hereby represents and warrants that as of the Amendment No. 1 Effective Date, after giving effect to this Amendment, (i) no Default shall exist and (ii) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any

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other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Amendment No.1 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date.

Section 3.                                           Effectiveness.  This Amendment shall become effective on the date (such date, the “Amendment No. 1 Effective Date”) that the following conditions have been satisfied:

(i)                                     Consents.  The Agent shall have received executed signature pages hereto from the Borrower, each of the Guarantors, the Additional Term B-1 Lender and Consenting Lenders constituting the Required Lenders (as defined in the Credit Agreement);

(ii)                                  Fees.  The Agent and Arrangers shall have received the fees in the amounts previously agreed in writing with the Borrower by the Arrangers to be received on the Amendment No. 1 Effective Date pursuant to that certain Engagement Letter, dated as of October 21, 2016 (the “Engagement Letter”), and all reasonable and documented out-of-pocket expenses required to be paid or reimbursed under Section 10.04 of the Credit Agreement for which invoices have been presented three Business Days prior to the Amendment No. 1 Effective Date;

(iii)                               Senior Notes. The Borrower shall have received, substantially concurrently with the Amendment No. 1 Effective Date, aggregate gross proceeds of $400,000,000 from the consummation of the offering of the Senior Notes;

(iv)                              Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower dated the Amendment No. 1 Effective Date certifying as to the representations and warranties set forth in Section 2 of this Amendment;

(v)                                 Secretary Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower and each Guarantor, dated the Amendment No. 1 Effective Date and certifying:

(A)                               that attached  thereto is a true and complete copy of the certificate or articles of incorporation or formation, including all amendments thereto, of such Loan Party, certified as of a recent date by the Secretary of State of the state of its organization that is in full force and effect,, and a certificate as to the good standing of such Loan Party as of a recent date, from such Secretary of State;

(B)                               that attached thereto is a true and complete copy of the by-laws or operating agreement of such Loan Party as in effect on the Loan Party and at all times since a date prior to the date of the resolutions described in clause (C) below,

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(C)                               that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or other governing body of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and, that such resolutions have not been modified, rescinded or amended and are in full force and effect; and

(D)                               as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party;

(vi)                              Legal Opinions.

(A)                               The Agent shall have received an opinion of Simpson Thacher & Bartlett LLP, counsel to the Loan Parties, dated the Restatement Effective Date, addressed to the Agent and the Lenders party hereto, and in form and substance reasonably satisfactory to the Administrative Agent;

(B)                               The Agent shall have received an opinion of local counsel in Ohio for the Loan Parties, addressed to the Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent.

(vii)                           USA PATRIOT Act.  No later than three Business Days in advance of the Amendment No. 1 Effective Date, the Administrative Agent shall have received all documentation and other information reasonably requested with respect to any Loan Party in writing by any Lender at least ten Business Days in advance of the Amendment No. 1 Effective Date, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(viii)                        Flood Compliance.  With respect to each Mortgaged Property, the Collateral Agent shall have received a “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination (together with a notice about special flood hazard area status and flood disaster assistance duly executed by each Loan Party relating thereto) and, if the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), flood insurance, in favor of the Collateral Agent for its benefit and the benefit of the Secured Parties, in an amount that would be considered sufficient under the Flood Insurance Laws, and otherwise in form and substance reasonably satisfactory to the Collateral Agent.

Section 4.                                           Post-Closing Real Estate.

(a)                                 Mortgage Amendments.  Within ninety (90) days after the Amendment No. 1 Effective Date, unless waived or extended by the Collateral Agent in its sole discretion, with respect to each Mortgaged Property, the Collateral Agent shall have received either the items listed in paragraph (i) or the items listed in paragraph (ii) as follows:

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(i)                                     (A)                               an opinion or email confirmation from local counsel in each jurisdiction where a Mortgaged Property is located, in form and substance reasonably satisfactory to the Collateral Agent, to the effect that:

(x)                                 the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Secured Obligations, including the Secured Obligations evidenced by the Credit Agreement as amended and restated by the Amended and Restated Credit Agreement and the other documents executed in connection therewith, for the benefit of the Secured Parties; and

(y)                                 no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such Mortgage as security for the Secured Obligations, including the Secured Obligations evidenced by the Credit Agreement as amended and restated by the Amended and Restated Credit Agreement and the other documents executed in connection therewith, for the benefit of the Secured Parties.

(ii)                               with respect to the existing Mortgages, the following, in each case in form and substance reasonably acceptable to the Collateral Agent:

(A)                               an amendment to each existing Mortgage (each a “Mortgage Amendment”) to reflect the matters set forth in this Amendment, duly executed and acknowledged and in proper form for recording in the Land Records, in form and substance reasonably satisfactory to the Collateral Agent, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law;

(B)                               an opinion, addressed to the Collateral Agent for its benefit and the benefit of the Secured Parties of local counsel in each jurisdiction where a Mortgaged Property is located with respect to the enforceability and perfection of the Mortgage as amended by the Mortgage Amendment and other matters customarily included in such opinions in form and substance reasonably satisfactory to the Collateral Agent;

(C)                               with respect to each Mortgage Amendment, to the extent available in the relevant jurisdiction, a date down endorsement or mortgage modification to the existing Title Policy, which shall be in form and substance reasonably satisfactory to the Collateral Agent and reasonably assure the Collateral Agent as of the date of such endorsement that the real property subject to the lien of such Mortgage is free and clear of all defects and encumbrances except Permitted Liens;

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(D)                               evidence reasonably satisfactory to the Collateral Agent of payment by the Borrower of all title insurance premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendments and issuance of the date down endorsements contemplated by clause (C) above; and

(E)                                evidence satisfactory to the Collateral Agent that the Borrower and the Guarantors have delivered to the Title Company such affidavits, certificates, information (including financial data), instrument of indemnification (including a so-called “gap” indemnification) and other documents as may be reasonably necessary to cause the Title Company to issue the date down endorsements contemplated by clause (C) above.

Section 5.                                           Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 6.                                           Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 7.                                           Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 8.                                           Reaffirmation of Guaranty and Collateral Documents.  Each Guarantor hereby agrees that all of its obligations and liabilities under the Guaranty and each other Loan Document to which it is a party remain in full force and effect on a continuous basis after giving effect to this Amendment.

Section 9.                                           Effect of Amendment.  Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document.  Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document for purposes of the Amended and Restated Credit Agreement and from and after the Amendment No. 1 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Amended and Restated Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended and Restated Credit Agreement.

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Section 10.                                    Loss of FATCA Grandfathering.  For purposes of the Foreign Account Tax Compliance Act (FATCA),from and after the Amendment No. 1 Effective Date, the Borrower and the Agent agree to treat (and the Lenders hereby authorize the Agent to treat) the Amended and Restated Credit Agreement and the Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulations Section 1.1471-2(b)(2)(i).

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

COOPER STANDARD AUTOMOTIVE INC., as the Borrower

By:	/s/ Aleksandra A. Miziolek
	Name:	Aleksandra A. Miziolek
	Title:	Senior Vice President,
General Counsel and Secretary

CS INTERMEDIATE HOLDCO 1 LLC, as Holdings

By:	/s/ Matthew W. Hardt
	Name:	Matthew W. Hardt
	Title:	President

COOPER-STANDARD AUTOMOTIVE NC L.L.C., as a Guarantor

By:	/s/ Aleksandra A. Miziolek
	Name:	Aleksandra A. Miziolek
	Title:	Secretary

COOPER-STANDARD AUTOMOTIVE OH, LLC, as a Guarantor

By:	/s/ Aleksandra A. Miziolek
	Name:	Aleksandra A. Miziolek
	Title:	Secretary

[Signature Page to Amendment]

COOPER-STANDARD AUTOMOTIVE
FLUID SYSTEMS MEXICO HOLDING
LLC, as a Guarantor

By:	/s/ Aleksandra A. Miziolek
	Name:	Aleksandra A. Miziolek
	Title:	Secretary

CSA SERVICES INC., as a Guarantor

By:	/s/ Aleksandra A. Miziolek
	Name:	Aleksandra A. Miziolek
	Title:	Secretary

NISCO HOLDING COMPANY, as a Guarantor

By:	/s/ Aleksandra A. Miziolek
	Name:	Aleksandra A. Miziolek
	Title:	Secretary

COOPER-STANDARD FHS LLC (f/k/a COOPER-STANDARD AUTOMOTIVE FHS INC.), as a Guarantor

By:	/s/ Aleksandra A. Miziolek
	Name:	Aleksandra A. Miziolek
	Title:	Secretary

COOPER-STANDARD CANADA HOLDINGS LLC, as a Guarantor

By:	/s/ Aleksandra A. Miziolek
	Name:	Aleksandra A. Miziolek
	Title:	Secretary

[Signature Page to Amendment]

DEUTSCHE BANK AG NEW YORK BRANCH
as Administrative Agent and Collateral Agent

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

By:	/s/ Marcus M. Tarkington
Name: Marcus M. Tarkington
Title: Director

[Signature Page to Amendment]

DEUTSCHE BANK AG NEW YORK BRANCH
as Additional Term B-1 Lender

By:	/s/ Marcus M. Tarkington
Name: Marcus M. Tarkington
Title: Director

By:	/s/ Anca Trifan
Name: Anca Trifan
Title: Managing Director

[Signature Page to Amendment]

[Lender Signature Pages on File with the Administrative Agent]

EXHIBIT A

Amended and Restated Credit Agreement

[See Attached]

EXECUTION VERSION

CREDIT AGREEMENT

dated as of April 4, ~~2014,~~2014

as amended pursuant to Amendment No.1 as of November 2, 2016,

among

~~CS INTERMEDIATE HOLDCO 2 LLC~~COOPER-STANDARD AUTOMOTIVE INC.,

as the Borrower,

CS INTERMEDIATE HOLDCO 1 LLC,

as Holdings,

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent and Collateral Agent,

The Other Lenders Party Hereto,

DEUTSCHE BANK SECURITIES INC.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

~~J.P. MORGAN SECURITIES LLC, BARCLAYS BANK PLC~~

JPMORGAN CHASE BANK. N.A.,

GOLDMAN SACHS BANK USA,

and

~~UBS SECURITIES LLC~~

BARCLAYS BANK PLC,

as Joint Lead Arrangers and Joint Bookrunners,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Syndication Agent,

and

~~J.P. MORGAN SECURITIES LLC, BARCLAYS BANK PLC~~

JPMORGAN CHASE BANK. N.A.,

GOLDMAN SACHS BANK USA,

and

~~UBS SECURITIES LLC,~~BARCLAYS BANK PLC,

as Co-Documentation Agents

TABLE OF CONTENTS

Section		Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

1.01	Defined Terms	1
1.02	Other Interpretive Provisions	~~52~~54
1.03	Accounting Terms	~~52~~54
1.04	Rounding	~~53~~55
1.05	References to Agreements and Laws	~~53~~55
1.06	Times of Day	~~53~~55
1.07	Timing of Payment or Performance	~~53~~55
1.08	Currency Equivalents Generally	~~53~~55
1.09	Calculation of Baskets	~~53~~55
1.10	Effect of Amendment No. 1	55

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS

2.01	The Loans	~~53~~56
2.02	Borrowings, Conversions and Continuations of Loans	~~54~~56
2.03	[Reserved]	~~55~~57
2.04	[Reserved]	~~55~~57
2.05	Prepayments	~~55~~57
2.06	Termination of Commitments	~~58~~61
2.07	Repayment of Term Loans	~~58~~61
2.08	Interest	~~58~~61
2.09	[Reserved]	~~59~~61
2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	~~59~~61
2.11	Evidence of Indebtedness	~~59~~62
2.12	Payments Generally; Administrative Agent’s Clawback	~~60~~62
2.13	Sharing of Payments	~~61~~63
2.14	[Reserved]	~~61~~64
2.15	Extension Offers	~~61~~64
2.16	Increase Facilities	~~63~~65
2.17	New ~~Term~~ Facility	~~64~~67
2.18	~~[Reserved]~~	~~66~~Subsidiary Borrowers 69
2.19	Specified Refinancing Debt	~~66~~70

ARTICLE III TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

3.01	Taxes	~~67~~71
3.02	Illegality	~~70~~74
3.03	Inability to Determine Rates	~~71~~75
3.04	Increased Cost and Reduced Return; Capital Adequacy	~~71~~75
3.05	Funding Losses	~~72~~76
3.06	Matters Applicable to All Requests for Compensation	~~73~~77
3.07	Replacement of Lenders Under Certain Circumstances	~~74~~78
3.08	Survival	~~74~~79

i

Section		Page

ARTICLE IV CONDITIONS PRECEDENT

4.01	Conditions of Initial Credit Extension	~~75~~79

ARTICLE V REPRESENTATIONS AND WARRANTIES

5.01	Organization and Qualification	~~77~~81
5.02	Power and Authority	~~77~~82
5.03	Enforceability	~~78~~82
5.04	Corporate Names; Capital Structure	~~78~~82
5.05	Locations	~~78~~82
5.06	Title to Properties; Priority of Liens	~~78~~82
5.07	Financial Statements; Solvency; Material Adverse Effect	~~78~~82
5.08	Taxes	~~79~~83
5.09	[Reserved]	~~79~~83
5.10	Intellectual Property	~~79~~83
5.11	Governmental Approvals	~~79~~83
5.12	Compliance with Laws	~~79~~84
5.13	Compliance with Environmental Laws	~~80~~84
5.14	Burdensome Contracts	~~80~~84
5.15	Litigation	~~80~~84
5.16	No Defaults	~~80~~84
5.17	ERISA	~~80~~85
5.18	[Reserved]	~~81~~85
5.19	Labor Relations	~~81~~85
5.20	Not a Regulated Entity	~~82~~86
5.21	Margin Stock	~~82~~86
5.22	Perfection, Etc.	~~82~~86
5.23	OFAC	~~83~~87
5.24	Anti-Corruption Laws	87
5.25	Complete Disclosure	~~83~~87

ARTICLE VI AFFIRMATIVE COVENANTS

6.01	Financial and Other Information	~~83~~87
6.02	Notices	~~86~~91
6.03	Compliance with Laws	~~87~~91
6.04	Taxes	~~87~~91
6.05	Preservation of Existence, Etc.	~~87~~91
6.06	Maintenance of Properties	~~87~~92
6.07	Insurance	~~87~~92
6.08	Inspection Rights	~~88~~92
6.09	Use of Proceeds	~~88~~92
6.10	Covenant to Guarantee Obligations and Give Security	~~88~~93
6.11	Post-Closing Matters	~~90~~94

ARTICLE VII NEGATIVE COVENANTS

7.01	Liens	~~90~~95
7.02	[Reserved]	~~91~~95
7.03	Indebtedness	~~91~~95
7.04	Fundamental Changes	~~97~~102
7.05	Asset Sales	~~99~~104

Section		Page

7.06	Restricted Payments	~~102~~107
7.07	[Reserved]	~~108~~113
7.08	Transactions with Affiliates	~~108~~113
7.09	Dividend and Other Payment Restrictions Affecting Subsidiaries	~~111~~116

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES

8.01	Events of Default	~~114~~118
8.02	Remedies Upon Event of Default	~~116~~120
8.03	Application of Funds	~~116~~121

ARTICLE IX ADMINISTRATIVE AGENT AND OTHER AGENTS

9.01	Appointment and Authorization of Agents	~~117~~121
9.02	Delegation of Duties	~~117~~122
9.03	Liability of Agents	~~118~~122
9.04	Reliance by Agents	~~118~~122
9.05	Notice of Default	~~118~~123
9.06	Credit Decision; Disclosure of Information by Agents	~~119~~123
9.07	Indemnification of Agent	~~119~~123
9.08	Agents in their Individual Capacities	~~119~~124
9.09	Successor Agents	~~120~~124
9.10	Administrative Agent May File Proofs of Claim	~~120~~125
9.11	Collateral and Guaranty Matters	~~121~~125
9.12	[Reserved]	~~122~~126
9.13	Other Agents; Arranger and Managers	~~122~~126
9.14	Appointment of Supplemental Administrative Agents and Supplemental Collateral Agents	~~122~~127
9.15	Withholding Taxes	~~123~~128

ARTICLE X MISCELLANEOUS

10.01	Amendments, Etc.	~~124~~128
10.02	Notices; Effectiveness; Electronic Communications	~~125~~130
10.03	No Waiver; Cumulative Remedies; Enforcement	~~127~~132
10.04	Expenses and Taxes	~~128~~132
10.05	Indemnification by the Borrower	~~128~~133
10.06	Payments Set Aside	~~129~~134
10.07	Successors and Assigns	~~130~~134
10.08	Confidentiality	~~135~~140
10.09	Setoff	~~136~~140
10.10	Interest Rate Limitation	~~136~~141
10.11	Counterparts	~~137~~141
10.12	Integration; Effectiveness	~~137~~141
10.13	Survival of Representations and Warranties	~~137~~142
10.14	Severability	~~137~~142
10.15	[Reserved]	~~137~~142
10.16	Governing Law; Jurisdiction; Etc.	~~137~~142
10.17	WAIVER OF RIGHT TO TRIAL BY JURY	~~138~~143
10.18	Binding Effect	~~139~~143
10.19	No Advisory or Fiduciary Responsibility	~~139~~143

Section		Page

10.20	Affiliate Activities	~~139~~144
10.21	Electronic Execution of Assignments and Certain Other Documents	~~140~~144
10.22	USA PATRIOT ACT	~~140~~144
10.23	Intercreditor Agreement	~~140~~144
10.24	Acknowledgment and Consent to Bail-In of EEA Financial Institutions	145

SIGNATURES		S-1

SCHEDULES

I	Guarantors
2.01	Commitments and Pro Rata Shares
5.04	Corporate Information
5.05	Locations
5.06(b)	Owned Real Property
5.10	Intellectual Property Matters
5.13	Environmental Matters
5.15	Litigation
5.19	Labor Matters
5.22	Filing Offices
6.11	Post-Closing Matters
7.01	Existing Liens
7.03	Existing Indebtedness
7.06	Existing Investments
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Term Note
C-1	Assignment and Assumption
C-2	Affiliate Lender Assignment and Assumption
C-3	Administrative Questionnaire
D-1	Holdings Guaranty
D-2	Subsidiary Guaranty
E	Security Agreement
F	Solvency Certificate
G	Intercompany Subordination Agreement
H	Intercreditor Agreement
I	Compliance Certificate
J	Perfection Certificate
K	United States Tax Compliance Certificate

v

CREDIT AGREEMENT

This CREDIT AGREEMENT dated as of April 4, ~~2014~~2014, as amended pursuant to Amendment No.1 as of November 2, 2016 (as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise)) (this “Agreement”) among ~~CS INTERMEDIATE HOLDCO 2 LLC~~COOPER-STANDARD AUTOMOTIVE INC., a Delaware ~~limited liability company~~corporation (the “Borrower”), CS INTERMEDIATE HOLDCO 1 LLC, a Delaware limited liability company (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and each, individually, a “Lender”)~~, Deutsche Bank Securities Inc. (“DBSI”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Barclays Bank PLC and UBS Securities LLC as Joint Lead Arrangers and Joint Bookrunners,~~ and Deutsche Bank AG New York Branch (“DBNY”), as Administrative Agent and Collateral Agent ~~(in such capacity, the “Agent”),  Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent (in such capacity, the “Syndication Agent”) and J.P. Morgan Securities LLC, Barclays Bank PLC and UBS Securities LLC, as co-documentation agents (in such capacity, the “Co-Documentation Agents”)~~.

PRELIMINARY STATEMENTS

WHEREAS, ~~Cooper-Standard Holdings, Inc. (“Parent”) intends to refinance the entire outstanding amount of Cooper Standard Automotive Inc. (“OpCo”)’s existing 8.500% Senior Notes due 2018 and the Parent’s 7.375% PIK Toggle Notes due 2018 (such notes, collectively, the “Existing Notes”), including applicable call premiums and accrued and unpaid interest (collectively, the “Notes Refinancing”) using proceeds of the Term Loans.~~the Borrower, Holdings, the Lenders (under and as defined in the Original Credit Agreement) and DBNY are parties to a Credit Agreement, dated as of April 4, 2014 (the “Original Credit Agreement”).

WHEREAS, the Borrower has requested that, immediately upon satisfaction of the conditions precedent set forth in Amendment No. 1, the Lenders amend and restate the Original Credit Agreement as provided herein and lend (including by conversion of any Converted Term Loans) to the Borrower a term loan facility in the aggregate principal amount of $340,000,000, to be used, together with the proceeds of the Senior Notes (as defined below) to repay or replace all Term Loans outstanding under the Original Credit Agreement (the “Refinancing”) and to pay fees, commissions and expenses in connection with the Transactions.

WHEREAS, substantially on the Amendment No. 1 Effective Date, the Borrower has incurred senior unsecured debt in an aggregate principal amount of $400,000,000 (such notes, collectively, the “Senior Notes”).

WHEREAS ~~the Borrower has requested that, immediately~~, subject to and upon ~~satisfaction of~~ the terms and conditions ~~precedent~~herein set forth ~~in Article IV below, the Lenders lend to the Borrower a term loan facility in the aggregate principal amount of $750,000,000, to be used to consummate the Refinancing and to pay related fees and expenses~~, the Lenders are willing to make available to the Borrower, or, in the case of Converted Term Loans, continue to make available to the Borrower, the senior secured term loan facility provided for herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01                        Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Collateral” has the meaning ~~given to such term~~specified in the Intercreditor Agreement.

“ABL Collateral Agent” means Bank of America, N.A. and any successor, as agent under the ABL Credit Agreement, or if there is no ABL Credit Agreement, the “ABL Collateral Agent” designated pursuant to the terms of the ABL Debt.

“ABL Credit Agreement” means (i) the third amended and restated loan and security agreement, dated as of ~~April 8, 2013 (as amended by that certain amendment no. 1 to amended and restated loan and security agreement, dated as of May 13, 2013 and as further amended on the Closing Date) among Cooper-Standard~~November 2, 2016  among Holdings ~~Inc., Cooper-Standard Automotive Inc.~~, the Borrower, Cooper-Standard Automotive Canada Limited, Cooper-Standard Automotive International Holdings B.V., certain other Subsidiaries of ~~Cooper-Standard Automotive Inc.~~the Borrower, Bank of America, N.A., as agent, and the other financial institutions party thereto, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof, and (ii) whether or not the credit agreement referred to in clause (i) remains outstanding, if designated by the Borrower to be included in the definition of “ABL Credit Agreement,” one or more (A) debt facilities, indentures or commercial paper facilities providing for revolving credit loans, term loans, notes, debentures, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, increased, replaced or refunded in whole or in part from time to time.

“ABL Debt” means any (1) Indebtedness outstanding from time to time under any ABL Credit Agreement, (2) all obligations with respect to such Indebtedness and any Hedging Obligations incurred with any ABL Lender (or its Affiliates) and secured by the ABL Collateral and (3) all Bank Products incurred with any ABL Lender (or its Affiliates) and secured by the ABL Collateral.

“ABL Lender” means any lender or holder or agent or arranger of Indebtedness under the ABL Credit Agreement.

“Acquired Indebtedness” means, with respect to any specified Person:

(1)                                 Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of such specified Person, and

(2)                                 Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Term B-1 Commitment” means as to the Additional Term B-1 Lender, its obligation to make the Additional Term B-1 Loan to the Borrower on the Amendment No. 1 Effective Date pursuant to Section 2.01 in an aggregate principal amount not to exceed $340,000,000 minus the aggregate principal amount of the Converted Term Loans of all Consenting Lenders.

“Additional Term B-1 Lender” means the Person identified as such in Amendment No. 1.

“Additional Term B-1 Loan” has the meaning specified in Section 2.01.

“Administrative Agent” means DBNY in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent permitted by the terms hereof.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit C-3 or any other form approved by the Administrative Agent.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Borrower or any of its Restricted Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims) pending against or affecting the Borrower or any of its Restricted Subsidiaries or any property of the Borrower or any of its Restricted Subsidiaries.

“Affiliate” of any specified Person means any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.  For purposes of this definition, “Control” (including, with correlative meanings, the terms “Controlling,” “Controlled by” and “under common Control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Lender Assignment and Assumption” has the meaning specified in Section 10.07(i)(ii).

“Affiliate Lenders” means, collectively, any Affiliate of Parent other than (i) any Subsidiary of Parent and (ii) any natural person.

“Agent-Related Persons” means each Agent, together with its Related Parties.

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Amendment No. 1” means Amendment No. 1 to the Credit Agreement, dated as of November 2, 2016, among Holdings, the Borrower, the Administrative Agent and the Lenders party thereto.

“Amendment No. 1 Effective Date” means November 2, 2016.

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including the PATRIOT Act and the Proceeds of Crime Act.

“Applicable Calculation Date” has the meaning specified in the definition of “Fixed Charge Coverage Ratio”.

“Applicable Measurement Period” means the most recently ended four fiscal quarters immediately preceding the Applicable Calculation Date for which internal financial statements are available.

“Applicable Rate” means a percentage per annum equal to ~~3.00~~2.75% per annum for Eurodollar Rate Loans~~, 2.00~~ and 1.75% per annum for Base Rate Loans; provided that if at any time the public corporate credit rating or corporate family rating of the Borrower or a Parent Entity, as applicable, from S&P and Moody’s is equal to or better than BB- (stable) and Ba3 (stable), respectively, then for so long as such ratings remain at least such level and are not withdrawn, the Applicable Rate shall be reduced to a percentage per annum equal to 2.50% per annum for Eurodollar Rate Loans and 1.50% per annum for Base Rate Loans.

Any increase or decrease in the Applicable Rate resulting from a change in the public corporate credit rating or corporate family rating of the Borrower or a Parent Entity, as applicable, shall become effective as of the first Business Day immediately following the date the Borrower provides written notice to the Administrative Agent of such change.

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Arrangers” means DBSI, Merrill Lynch, Pierce, Fenner & Smith Incorporated, ~~J.P. Morgan Securities LLC,~~JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA and Barclays Bank PLC ~~and UBS Securities LLC~~, in their respective capacities as joint lead arrangers and joint bookrunners.

“Asset Sale” means:

(1)                                 the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of the Borrower or any Restricted Subsidiary of the Borrower (each referred to in this definition as a “disposition”); or

(2)                                 the issuance or sale of Equity Interests (other than (i) directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law and (ii) Preferred Stock of Restricted Subsidiaries issued in compliance with Section 7.03) of any Restricted Subsidiary (other than to the Borrower or another Restricted Subsidiary of the Borrower) (whether in a single transaction or a series of related transactions), in each case other than:

(a)                                 a sale, exchange or other disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged, unnecessary, unsuitable or worn out equipment or other assets in the ordinary course of business or any disposition of inventory in the ordinary course of business;

(b)                                 the sale, conveyance, lease or other disposition of all or substantially all of the assets of the Borrower in a manner pursuant to Section 7.04;

(c)                                  any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 7.06;

(d)                                 any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary, in a single transaction or series of related transactions, with an aggregate Fair Market Value of less than $~~5,000,000~~10,000,000;

(e)                                  any transfer or disposition of property or assets by a Restricted Subsidiary of the Borrower to the Borrower or by the Borrower or a Restricted Subsidiary of the Borrower to a Restricted Subsidiary of the Borrower;

(f)                                   the creation of any Lien permitted under the terms hereof to the extent constituting a disposition of property or assets;

(g)                                  any issuance, sale or pledge of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(h)                                 the sale, lease, assignment, license, sublease or discount of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business or the conversion of accounts receivable to notes receivable or other dispositions of accounts receivable in connection with the collection or compromise thereof;

(i)                                     the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(j)                                    a sale of accounts receivable, or participations therein, and Receivables Assets in a Permitted Receivables Financing or in factoring or similar transactions;

(k)                                 a transfer of accounts receivable, or participations therein, and Receivables Assets (or a fractional undivided interest therein) in a Permitted Receivables Financing;

(l)                                     any exchange of assets for assets (including a combination of assets and Cash Equivalents) related to a Similar Business of comparable or greater market value or usefulness to the business of the Borrower and its Restricted Subsidiaries as a whole, as determined in good faith by the Borrower;

(m)                             the grant in the ordinary course of business of any license or sub-license of patents, trademarks, know-how, general intangibles and any other intellectual property;

(n)                                 any financing transaction with respect to property constructed or acquired by the Borrower or any Restricted Subsidiary after the Closing Date, including Sale/Leaseback Transactions permitted under the terms hereof;

(o)                                 the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

(p)                                 the unwinding of any non-speculative Hedging Obligations;

(q)                                 sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(r)                                    the lapse or abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Borrower are not material to the conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole; and

(s)                                   foreclosures, Casualty Events or any similar action on assets not prohibited by this Agreement~~; and(t) the sale of the Thermal and Emissions Business and the Tecalemit Business~~.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed or advised by the same investment manager or advisor or affiliated investment managers or advisors.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit C-1.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Products” means any facilities or services related to cash management, including treasury, depository, overdraft, credit or debit card, automated clearing house fund transfer services, purchase card, electronic funds transfer (including non-card e-payables services) and other cash management arrangements and commercial credit card and merchant card services.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1.0%, (b) the rate of interest in effect for such day as established from time to time by the Administrative Agent as its “prime rate” at its principal U.S. office, and (c) the Eurodollar Rate applicable to one month Interest Periods on the date of determination of the Base Rate (taking into account any Eurodollar Rate floor under Section 2.08(a)) plus 1.0%.  The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate established by the Administrative Agent shall take effect at the opening of business on the day such change is effective.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Board of Directors” means as to any Person, the board of directors or managers, sole member or managing member, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning specified in Section 6.01.

“Borrower Parties” means the collective reference to the Borrower and its Restricted Subsidiaries, and “Borrower Party” means any one of them.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by the Lenders in accordance with the terms of this Agreement.

“Borrowing Base” means, as of any date, an amount equal to:  (1) 85% of the value of all accounts receivable owned by the Borrower and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; plus (2) the lesser of (i) 70% of the value of all inventory owned by the Borrower and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date and (ii) 85% of the net orderly liquidation value of all inventory owned by the Borrower and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date, all calculated on a consolidated basis and in accordance with GAAP.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Capital Expenditures” means, as of any date for the applicable period then ended, all cash capital expenditures of the Borrower Parties on a consolidated basis for such period, as determined in accordance with GAAP (including acquisitions of Intellectual Property to the extent the cost thereof is treated as a capitalized expense in accordance with GAAP made in cash during such period).

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any obligation in respect of operating leases of the Borrower or its Restricted Subsidiaries, whether entered into before or after the ~~Closing~~Amendment No. 1 Effective Date, that are subsequently recharacterized as capital lease obligations of the Borrower and its Restricted Subsidiaries on a consolidated basis due to a change in accounting treatment or otherwise after the ~~Closing~~Amendment No. 1 Effective Date will be deemed not to be treated as a ~~Capital~~Capitalized Lease Obligation or Indebtedness.

“Cash Collateral Account” means a blocked, non-interest bearing deposit account at the Administrative Agent (or another commercial bank reasonably acceptable to the Administrative Agent) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Borrower or any Guarantor described in the definition of “Contribution Indebtedness.”

“Cash Equivalents” means:

(1)                                 U.S. Dollars, Canadian dollars, pounds sterling, euros or the national currency of any participating member state of the European Union;

(2)                                 securities issued or directly and fully guaranteed or insured by the government of the United States, Canada or any country that is a member of the European Union or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

(3)                                 certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500,000,000, or the foreign currency equivalent thereof, and whose long-term debt is rated “A” or higher or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4)                                 repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)                                 commercial paper issued by a corporation (other than an Affiliate of the Borrower) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6)                                 readily marketable direct obligations issued by any state of the United States of America or any municipal or political subdivision thereof with a rating of “AA-” from S&P or “Aa3” from Moody’s or guaranteed by a financial institution with a rating of “AA-” from S&P or “Aa3” from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7)                                 Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s in each case with maturities not exceeding two years from the date of acquisition;

(8)                                 investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (~~6~~7) above; and

(9)                                 in the case of Investments by any Restricted Subsidiary that is a Foreign Subsidiary, (x) such local currencies in those countries in which such Foreign Subsidiary transacts business from time to time in the ordinary course of business and (y) Investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (8) customarily utilized in countries in which such Foreign Subsidiary operates for short-term cash management purposes.

“Cash Management Agreement” means any agreement or arrangement to provide Bank Products to the Holdings, the Borrower or any Restricted Subsidiary.

“Cash Management Bank” means a Lender or an Agent or an Affiliate of a Lender or an Agent, in each case in its capacity as a party to any Cash Management Agreement.

“Casualty Event” means any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of any Loan Party or any of its Restricted Subsidiaries.  “Casualty Event” shall include but not be limited to any taking of all or any part of any real property of any Person or any part thereof, in or by condemnation or other eminent domain proceedings, or by reason of the temporary requisition of the use or occupancy of all or any part of any real property of any Person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“Change of Control” means at any time, the Borrower becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, or written notice) the acquisition by any “person” or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), other than a Permitted Holder, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 35% or more of the total voting power of the Voting Stock of the Borrower or any Parent Entity unless (i) the Permitted Holders have, at such time, the right or the ability, directly or indirectly, by voting power, contract or otherwise, to elect or designate for election at least a majority of the Board of Directors of the Borrower or (ii) during any period of twelve (12) consecutive months, a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower shall be occupied by persons who were (x) members of the Board of Directors of the Borrower nominated by one or more Permitted Holders or (y) appointed by directors so nominated; provided that so long as the Borrower is a Subsidiary of a Parent Entity, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Borrower unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such Parent Entity.

“Closing Date” means April 4, 2014.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all the assets and properties, owned as of the Closing Date or thereafter, subject or purported to be subject to the Liens created by the Collateral Documents.

“Collateral Agent” means DBNY in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent permitted by the terms hereof.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Mortgages, each of the mortgages, collateral assignments, Pledge Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to the Security Agreement, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means, as to any Lender at any time, such Lender’s Additional Term ~~Loan~~B-1 Commitment, obligations to make Term Loans or revolving loans under Section 2.16, obligations to make

New Term Loans under Section ~~2.17 and/or~~2.17, obligations to make Term Loans or revolving loans under Section ~~2.19,~~2.19 and/or a New Revolving Commitment, as applicable.

“Committed Loan Notice” means a notice of a Borrowing or a continuation of, or conversion into, Base Rate Loans or Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Compliance Certificate” means a certificate substantially in the form of Exhibit I.

“Consenting Lender” shall mean each Lender that provided the Administrative Agent under the Original Credit Agreement with a counterpart to Amendment No. 1 executed by such Lender.

“Consolidated Cash Taxes” means, as of any date for the applicable period ending on such date with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, the aggregate of all income, franchise and similar taxes (including penalties and interest), as determined in accordance with GAAP, to the extent the same are payable in cash with respect to such period.

“Consolidated Current Assets” means the Current Assets of the Borrower and its Restricted Subsidiaries on a consolidated basis.

“Consolidated Current Liabilities” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, all liabilities in accordance with GAAP that would be classified as current liabilities on the consolidated balance sheet of such Person, but excluding (a) the current portion of Indebtedness (including the Swap Termination Value of any Hedging Agreements) to the extent reflected as a liability on the consolidated balance sheet of such Person, (b) the current portion of interest, (c) accruals for current or deferred Taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves, (e) deferred revenue and (f) any obligations under the ABL Credit Agreement.

~~“Consolidated First Lien Debt Ratio” as of any date of determination means the ratio of (1)  (x) Consolidated Total Indebtedness of the Borrower and its Restricted Subsidiaries that is secured by a Lien (other than Junior Indebtedness) as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur minus (y) the aggregate amount of unrestricted cash and Cash Equivalents in an amount not to exceed $200,000,000, in each case, that is held by the Borrower and its Restricted Subsidiaries as of the end of such most recent fiscal period, to (2) the EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case, with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”~~

“Consolidated Funded Indebtedness” means all Indebtedness of the type described in clauses (1)(a), (b) and (d) of the definition of Indebtedness, of the Borrower and its Restricted Subsidiaries on a consolidated basis, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but (x) excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any permitted acquisition and (y) any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the entire principal amount thereof), excluding obligations in respect of letters of credit, except to the extent of unreimbursed amounts thereunder.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1)                                 interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than or greater than par, as applicable, (ii) the interest component of Capitalized Lease Obligations, (iii) net payments and receipts (if any) pursuant to interest rate Hedging Obligations and (iv) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, and excluding (q) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and original issue discount with respect to Indebtedness issued in connection with the Transactions or any intercompany Indebtedness, (r) any expensing of bridge, commitment or other financing fees, (s) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (t) penalties and interest relating to taxes, (u) non-cash interest expense attributable to movement in mark-to-market valuation of Hedging Obligations or other derivatives (in each case, permitted hereunder and under GAAP), (v) accretion or accrual of discounted liabilities not constituting Indebtedness, (w) interest expense attributable to a Parent Entity resulting from push-down accounting, and (x) commissions, discounts, yield, make whole premium and other fees and charges (including any interest expense) related to any Permitted Receivables Financing);

(2)                                 interest on Indebtedness described in ~~clause~~Section 7.06(b)(13)(ii) (to the extent not already included in clause (1) above); and

(3)                                 consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued;

less interest income for such period; provided that, for purposes of calculating Consolidated Interest Expense, no effect shall be given to the discount and/or premium resulting from the bifurcation of derivatives under FASB ASC 815 and related interpretations as a result of the terms of the Indebtedness to which such Consolidated Interest Expense relates.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1)                                 any after-tax effect of extraordinary, non-recurring or unusual gains, losses or charges (less all fees and expenses relating thereto) or expenses (including relating to the Transactions), severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefit plans, start-up, facilities opening, transition, integration and other restructuring costs, charges, reserves or expenses (including related to acquisitions after the Closing Date and to the start-up, closure and/or consolidation of facilities), new product introductions, one-time compensation charges and signing, retention or completion bonuses, shall be excluded;

(2)                                 the cumulative effect of a change in accounting principles during such period, shall be excluded;

(3)                                 any net after-tax effect of gains or losses from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations, shall be excluded;

(4)                                 any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions (including Capital Stock of any Person) or asset dispositions or abandonments other than in the ordinary course of business (as determined in good faith by the Borrower) shall be excluded;

(5)                                 any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness, Hedging Obligations and other derivative instruments (including deferred financing costs written off and premiums paid), shall be excluded;

(6)                                 the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting (other than a Guarantor), shall be excluded to the extent such Person or Unrestricted Subsidiary is prohibited by contract (including its organizational documents) from making dividends or distributions to the Borrower or a Restricted Subsidiary; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(7)                                 solely for the purpose of determining the amount available for Restricted Payments under Section 7.06 (a)(iii)(A), the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) or Cash Equivalents by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(8)                                 any non-cash compensation expense realized from employee benefit plans or post-employment benefit plans, grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock, units or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

(9)                                 (a) (i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by FASB ASC 815 shall be excluded;

(10)                          unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of FASB ASC 830 shall be excluded;

(11)                          any (a) severance or relocation costs or expenses, (b) one-time non-cash compensation charges, (c) the costs and expenses after the Closing Date related to employment of terminated employees, or (d) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, phantom equity, stock options, restricted stock units or other rights ~~existing on the Closing Date~~ of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded;

(12)                          accruals and reserves, contingent liabilities and any gains and losses on the settlement of any pre-existing contractual or non-contractual relationships as a result of the Transactions that are established or adjusted within 12 months after the ~~Closing~~Amendment No.1 Effective Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

(13)                          the effect of any non-cash impairment charges or write-ups, write-downs or write-offs of assets (including intangible assets, goodwill and deferred financing costs but excluding accounts receivable) or liabilities resulting from the application of GAAP (including in connection with the Transactions) and the amortization of intangibles arising from the application of GAAP (excluding any non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed) shall be excluded; and

(14)                          any fees, expenses or charges (such as capitalized manufacturing profit in inventory) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, recapitalization, disposition, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include (i) the amount of proceeds actually received from business interruption insurance, (ii) other than for purposes of Section 7.06, the amount of proceeds as to which the Borrower has determined there is reasonable evidence it will be reimbursed by the insurer in respect of such period from business interruption insurance (with a deduction for any amounts so added back to the extent denied by the applicable carrier in writing within 180 days or not so reimbursed within 365 days) and (iii) reimbursements of any expenses and charges pursuant to indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets, in each case, permitted under the terms hereof.

Notwithstanding the foregoing, for the purpose of Section 7.06 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Borrower or a Restricted Subsidiary of the Borrower to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Sections 7.06(a)(iii)(E) and (F).

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, compensation and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP; provided that if any non-cash charges referred to in this definition represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to such extent paid.

“Consolidated Scheduled Funded Debt Payments” means, as of any date for the applicable period ending on such date with respect to the Borrower and its Restricted Subsidiary on a consolidated basis, the sum of all scheduled payments of principal during such period on Consolidated Funded Indebtedness that constitutes Funded Debt (including the implied principal component of payments due on Capitalized Lease Obligations during such period), less the reduction in such scheduled payments resulting from voluntary prepayments or mandatory prepayments required pursuant to Section 2.05, in each case as applied pursuant to Section 2.05, as determined in accordance with GAAP.

“Consolidated Senior Secured Net Debt Ratio” as of any date of determination means the ratio of (1)  (x) Consolidated Total Indebtedness of the Borrower and its Restricted Subsidiaries that is secured by a Lien as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur minus (y) the aggregate amount of unrestricted cash and Cash Equivalents in an amount not to exceed $~~200,000,000,~~300,000,000, in each case, that is held by the Borrower and its Restricted Subsidiaries as of the end of such most recent fiscal period, to (2) the EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case, with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Taxes” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis for any period, provision for taxes based on income, profits or capital, including, without limitation, state franchise and similar taxes, and including an amount equal to the amount of tax distributions actually made to the holders of Capital Stock of such Person or any direct or indirect parent of such Person in respect of such period in accordance with Section 7.06(b)(12) which shall be included as though such amounts had been paid as income taxes directly by such Person.

“Consolidated Total Assets” means, the consolidated total assets of the Borrower and its Restricted Subsidiaries as set forth on the consolidated balance sheet of the Borrower as of the most recent period for which financial statements were required to have been delivered pursuant to Sections 6.01(a) and (b).

“Consolidated Total Indebtedness” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis, to the extent required to be recorded on a balance sheet in accordance with GAAP, consisting of Indebtedness for borrowed money, Capitalized Lease Obligations and debt obligations evidenced by promissory notes or similar instruments (other than letters of credit to the extent undrawn).

“Consolidated Total Net Debt Ratio” as of any date of determination means the ratio of (1) (x) Consolidated Total Indebtedness of the Borrower and its Restricted Subsidiaries as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur minus (y) the aggregate amount of unrestricted cash and Cash Equivalents in an amount not to exceed $300,000,000, in each case, that is held by the Borrower and its Restricted Subsidiaries as of the end of such most recent fiscal period, to (2) the EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case, with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Contingent Obligations” means, with respect to any Person, any obligation of such Person Guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)                                 to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)                                 to advance or supply funds:

(a)                                 for the purchase or payment of any such primary obligation; or

(b)                                 to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)                                 to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Indebtedness” means Indebtedness of the Borrower or any Guarantor in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Borrower or such Guarantor after the Closing Date; provided that:

(1)                                 such Contribution Indebtedness shall be Indebtedness with a Stated Maturity later than the Stated Maturity of the Term Loans and a Weighted Average Life to Maturity longer than the Weighted Average Life to Maturity of the Term Loans, and

(2)                                 such Contribution Indebtedness (a) is Incurred within 210 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officer’s Certificate on the Incurrence date thereof.

“Control” has the meaning specified in the definition of “Affiliate.”

“Converted Term Loans” shall mean all Original Loans held by a Consenting Lender, or such lesser amount of such Original Loans as notified to such Consenting Lender by the Administrative Agent prior to the Amendment No. 1 Effective Date; provided that the term “Converted Term Loans” shall exclude the Loans held by any Consenting Lender that has elected the Post-Closing Settlement Option (as defined in Amendment No. 1).

“Credit Extension” means a Borrowing.

“Current Assets” means all assets of the Borrower that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to the Borrower, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP, but excluding (i) cash, (ii) Cash Equivalents, (iii) Hedging Agreements to the extent that the mark-to-market Swap Termination Value would be reflected as an asset on the consolidated balance sheet of the Borrower, (iv) deferred financing fees, (v) payment for deferred taxes (so long as the items described in clauses (iv) and (v) are non-cash items) and (vi) in the event that a Permitted Receivables Financing is accounted for off balance sheet, (x) gross accounts receivable comprising part of the receivables and other Receivables Assets subject to such Permitted Receivables Financing minus (y) collection by the Borrower against the amounts sold pursuant to clause (x).

“DBNY” has the meaning specified in the introductory paragraph of this Agreement.

“Debt Fund Affiliate” means (x) any Affiliate of Parent that is a bona fide diversified debt fund; provided that none of the Affiliate Lenders, directly or indirectly, possesses the power to direct or cause the direction of the investment policies of any such fund and (y) the Specified Investor.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Amounts” has the meaning specified in Section 2.05(d).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans under the applicable Facility plus (c) 2.0% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Designated Jurisdiction” means any country or territory that is the subject of any Sanction.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Borrower or Holdings or any other Parent Entity, as applicable (other than Excluded Equity), that is issued after the Closing Date for cash and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof, the cash proceeds of which are contributed to the capital of the Borrower (if issued by Holdings or any Parent Entity) and excluded from the calculation set forth in Section 7.06(a)(iii).

“Discounted Voluntary Prepayment” has the meaning specified in Section 2.05(c).

“Disqualified Lender” means (x) certain financial institutions designated by the Borrower to the Administrative Agent in writing on ~~March 20, 2014~~October 21, 2016 (y) competitors of the Borrower or its Subsidiaries identified as such in writing by the Borrower and updated from time to time, or (z) any Affiliates of such competitors reasonably identifiable by name, other than any bona fide debt fund affiliates.  The list of Disqualified Lender shall be made available to any Lender upon request to the Administrative Agent.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), in each case, at the option of the holder thereof or upon the happening of any event:

(1)                                 matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Term Loans and all other Obligations that are accrued and payable and the termination of any Commitments),

(2)                                 is convertible or exchangeable for Indebtedness or Disqualified Stock, or

(3)                                 is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to 91 days after the maturity date of the Term Loans; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“Dutch Auction” means an auction (an “Auction”) conducted by a Purchasing Borrower Party in order to purchase Term Loans, New Term Loans and Specified Refinancing Term Loans in accordance with the following procedures or such other procedures as may be agreed to between the Administrative Agent and the Borrower:

(A)                               Notice Procedures.  In connection with an Auction, the Borrower will provide notification to the Administrative Agent (for distribution to the applicable Lenders) of the Term Loans, New Term Loans or Specified Refinancing Term Loans that will be the subject of the Auction (an “Auction Notice”).  Each Auction Notice shall be in a form reasonably acceptable to the Administrative Agent and shall contain (i) the total cash value of the bid, in a minimum amount of $10,000,000 with minimum increments of $1,000,000 (the “Auction Amount”), (ii) the discount to par, which shall be a range (the “Discount Range”) of percentages of the par principal amount of the Term Loans, New Term Loans or Specified Refinancing Term Loans at issue that represents the range of purchase prices that could be paid in the Auction and (iii) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment.

(B)                               Reply Procedures.  In connection with any Auction, each applicable Lender may, in its sole discretion, participate in such Auction and may provide the Administrative Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Administrative Agent and shall specify (i) a discount to par that must be expressed as a price (the “Reply Discount”), which must be within the Discount Range, and (ii) a principal amount of the applicable Loans which must be in increments of $1,000,000 (the “Reply Amount”).  A Lender may avoid the minimum increment amount condition solely when submitting a Reply Amount equal to the Lender’s entire remaining amount of the applicable Loans.  Lenders may only submit one Return Bid per Auction.  In addition to the Return Bid, the participating Lender must execute and deliver, to be held in escrow by the Administrative Agent, assignment and assumption in a form reasonably acceptable to the Administrative Agent.

(C)                               Acceptance Procedures.  Based on the Reply Discounts and Reply Amounts received by the Administrative Agent, the Administrative Agent, in consultation with the Borrower, will determine the applicable discount (the “Applicable Discount”) for the Auction, which will be the lowest Reply Discount for which Parent or its Subsidiary, as applicable, can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow Parent or its Subsidiary, as applicable, to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), Parent or its Subsidiary shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Discount equal to the highest Reply Discount.  Parent or its Subsidiary, as applicable, shall purchase the applicable Loans (or the respective portions thereof) from each applicable Lender with a Reply Discount that is equal to or greater than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount; provided that if the aggregate proceeds required to purchase all applicable Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, Parent or its Subsidiary, as applicable, shall purchase such Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Administrative Agent).  Each participating Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five (5) Business Days from the date the Return Bid was due.

(D)                               Payment Procedures.  Subject to clause (C) above (including the right of the Borrower to withdraw any Auction), each Discounted Voluntary Prepayment shall be made without premium or penalty (but subject to Section 3.05), upon irrevocable notice as described above.  Upon receipt of any Auction Notice the Administrative Agent shall promptly notify each relevant Lender thereof.  If any Auction Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid.

(E)                                Additional Procedures.  Once initiated by an Auction Notice, Parent or its Subsidiary, as applicable, may not withdraw an Auction other than a Failed Auction.  Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1)                                 Consolidated Taxes; plus

(2)                                 Consolidated Interest Expense; plus

(3)                                 Consolidated Non-cash Charges; plus

(4)                                 [Reserved]; plus

(5)                                 any fees, expenses, charges or losses (other than Consolidated Non-cash Charges) related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the Incurrence or repayment of Indebtedness permitted to be Incurred under Section 7.03 (including a refinancing thereof) (whether or not successful), and any amendment or modification to the terms of any such transaction, including (i) such fees, expenses or charges related to the Transactions, (ii) any amendment or other modification of other Indebtedness and (iii) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Receivables Financing; plus

(6)                                 the amount of loss or discount on sale of receivables and Receivables Assets in connection with a Permitted Receivables Financing; plus

(7)                                 the amount of any restructuring charges or reserves (which, for the avoidance of doubt, shall include retention, severance, systems development and establishment costs, conversion costs, excess pension charges, curtailments and modifications to pension and post-retirement employee benefit plan costs or charges and contract termination costs, including future lease commitments, costs related to the start-up, closure, relocation or consolidation of facilities and costs to relocate employees and any one-time costs incurred in connection with acquisitions after the Closing Date), plus

(8)                                 (x) the amount of “run rate” net cost savings, synergies and operating expense reductions projected by the Borrower in good faith to result from actions taken, committed to be taken or with respect to which substantial steps have been taken or are expected in good faith to be taken no later than twelve (12) months after the date of determination to take such action (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the period for which EBITDA is being determined and if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions and (y) the amount of “run rate” net cost savings, synergies and operating expense reductions projected by the Borrower in good faith to result from actions taken, committed to be taken or with respect to which substantial steps have been taken or are expected in good faith to be taken no later than twelve (12) months after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of the period for which EBITDA is being determined and if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided, that such cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken); provided, further, that the aggregate amount of cost savings, operating expense reductions and synergies added pursuant to this clause (8) and the aggregate amount of Pro Forma Cost Savings, when taken together, shall not exceed 20% of EBITDA for such period (giving pro forma effect to the relevant transaction, other than any cost savings, synergies, operating expense reductions or Pro Forma Cost Savings) determined prior to giving effect to any adjustments pursuant to this clause (8) or the definition of Pro Forma Cost Savings;

(9)                                 the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Investors or any of their respective Affiliates in an aggregate amount not to exceed $5,000,000 for such period; plus

(10)                          costs of surety bonds incurred in such period in connection with financing activities; plus

(11)                          any costs or expense incurred pursuant to any management equity plan or stock option plan or other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or any Restricted Subsidiary or the net cash proceeds of an issuance of Equity Interests of the Borrower (other than Excluded Equity) solely to the extent that such net cash proceeds are excluded from the calculation of the amount available for Restricted Payments under Section 7.06(a)(iii)(A); plus/minus

(12)                          gains or losses due solely to fluctuations in currency values and the related tax effects,

less, without duplication, non-cash items increasing Consolidated Net Income for such period (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.07(b) (subject to such consents, if any, as may be required under Section 10.07(b)(iii)).

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Claim” means any investigation, notice, notice of violation or of potential responsibility, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all applicable current or future federal, state, local and foreign statutes, laws, including common law, regulations or ordinances, rules, judgments, orders, decrees, permits, licenses or restrictions imposed by a Governmental Authority relating to pollution, the protection of the Environment and the protection of human health (to the extent relating to exposure to Hazardous Materials), including those relating to the generation, use, handling, storage, transportation, treatment or Release or threat of Release of Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation or remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after the Closing Date of capital stock or Preferred Stock of the Borrower or any Parent Entity, as applicable (other than Disqualified Stock), other than:

(1)                                 public offerings with respect to the Borrower’s or such direct or indirect parent’s common stock registered on Form S-8; and

(2)                                 any such public or private sale that constitutes an Excluded Contribution or Refunding Capital Stock.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower, any Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of

ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent or in reorganization (within the meaning of Title IV of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (d) the filing of a notice of intent to terminate, or the commencement of proceedings by the PBGC to terminate, a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (g) the failure to make by its due date a required contribution under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent, upon the Borrower, any Subsidiary or any ERISA Affiliate or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to the Borrower or any Subsidiary.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar Rate” means:

(a)                                 for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage

where, “Eurodollar Base Rate” means the rate per annum equal to (i) the ICE Benchmark Administration (or the successor thereto if the ICE Benchmark Administration is no longer making a London Interbank Offered Rate available) LIBOR Rate (“ICE LIBOR”), as published by Reuters (or such other commercially available source providing quotations of ICE LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period with respect to a Eurodollar Rate Loan; and

(b)                                 for any interest calculation with respect to a Base Rate Loan on any date, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage

where, “Eurodollar Base Rate” means the rate per annum as of such date equal to (i) ICE LIBOR, as published by Reuters (or such other commercially available source providing quotations of ICE LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to such date, for Dollar deposits with a term of one month commencing on that day or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by the Administrative Agent’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental, marginal or other reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).  The Eurodollar Rate for each outstanding Loan the interest on which is determined by reference to the Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, with respect to any Excess Cash Flow Period, an amount, not less than zero, equal to (a) the sum, without duplication, of (i) Consolidated Net Income of the Borrower Parties for such fiscal year plus (ii) the amount of all non-cash charges (including depreciation, amortization and deferred tax expense), to the extent deducted in arriving at such Consolidated Net Income plus (iii) the aggregate net amount of non-cash loss on dispositions by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, minus (b) without duplication (in each case, for the Borrower and its Restricted Subsidiaries on a consolidated basis):

(1)                                 Capital Expenditures that are actually made during such Excess Cash Flow Period;

(2)                                 Consolidated Scheduled Funded Debt Payments and, to the extent not otherwise deducted from Consolidated Net Income, Consolidated Cash Taxes;

(3)                                 Restricted Payments made by the Borrower and its Restricted Subsidiaries to the extent that such Restricted Payments are permitted to be made under Section 7.06(b) (other than pursuant to Section 7.06(b)(10)), solely to the extent made, directly or indirectly, with the proceeds from events or circumstances that were included in the calculation of Consolidated Net Income;

(4)                                 the aggregate amount of scheduled or mandatory permanent principal payments or mandatory repurchases of Indebtedness for borrowed money of the Borrower and its Restricted Subsidiaries (excluding the Obligations); provided, that (A) such prepayments or repurchases are otherwise permitted hereunder, (B) if such Indebtedness consists of a revolving line of credit, the commitments under such line of credit are permanently reduced by the amount of such prepayment or repurchase, and (C) such prepayments or repurchases are not made, directly or indirectly, using proceeds, payments or any other amounts available from events or circumstances that were not included in determining Consolidated Net Income during such period (including any proceeds from Indebtedness);

(5)                                 the aggregate amount of any premium, make-whole or penalty payments actually paid in cash during such period that are required to be made in connection with any prepayment or satisfaction and discharge of Indebtedness to the extent that the amount so prepaid, satisfied or discharged is not deducted from Consolidated Net Income for purposes of calculating Excess Cash Flow;

(6)                                 cash payments made in satisfaction of non-current liabilities (excluding payments of Indebtedness for borrowed money), solely to the extent made, directly or indirectly, with the proceeds from events or circumstances that were included in the calculation of Consolidated Net Income;

(7)                                 to the extent not deducted in arriving at Consolidated Net Income, cash fees, expenses and purchase price adjustments incurred in connection with the Transactions or any Permitted Investment, Equity Offering or debt issuance (whether or not consummated);

(8)                                 the aggregate amount of expenditures actually made in cash during such period (including expenditures for payment of financing fees) to the extent such expenditures are not expensed during such period;

(9)                                 cash from operations used or to be used to consummate a Permitted Investment pursuant to clauses (4), (6), (7), (8), (11), (12), (13), (14) and (~~14~~21) of the definition of “Permitted Investment” (if such Permitted Investments have been consummated prior to the date on which a prepayment of Loans would be required pursuant to Section 2.05(b)(i) with respect to such fiscal year period); provided, however, that if any amount is deducted from Excess Cash Flow pursuant to this clause (9) with respect to a fiscal year as a result of such a Permitted Investment that has been committed to be consummated but not yet actually consummated at the time of such deduction (the amount of such cash being the “Relevant Deduction Amount”) then for the avoidance of doubt, such amount shall not be deducted from Excess Cash Flow pursuant to this clause (9) as a result of such Permitted Investment, as the case may be, being actually consummated for the Relevant Deduction Amount;

(10)                          the amount of cash payments made in respect of pensions and other post-employment benefits in such period to the extent not deducted in arriving at such Consolidated Net Income;

(11)                          cash expenditures in respect of Hedging Agreements during such fiscal year to the extent they exceed the amount of expenditures expensed in determining Consolidated Net Income for such period;

(12)                          the aggregate principal amount of all mandatory prepayments of the Facilities made during such Excess Cash Flow Period pursuant to Section 2.05(b)(ii), or reinvestments of Net Cash Proceeds in lieu thereof, to the extent that the applicable Net Cash Proceeds were taken into account in calculating Consolidated Net Income for such Excess Cash Flow Period;

(13)                          the amount representing accrued expenses for cash payment (including with respect to retirement plan obligations) that are not paid in cash in such Excess Cash Flow Period, provided that such amounts will be added to Excess Cash Flow for the following fiscal year to the extent not paid in cash within six (6) months after the end of such Excess Cash Flow Period (and no future deduction shall be made for purposes of this definition when such amounts are paid in cash in any future period); and

(14)                          net non-cash gains and credits to the extent included in arriving at Consolidated Net Income; plus/minus

(15)                          decreases/increases, as applicable, in Net Working Capital.

“Excess Cash Flow Period” means any fiscal year of the Borrower, commencing with the fiscal year ended December 31, ~~2014.~~2017.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contributions” means the net cash proceeds and Cash Equivalents received by the Borrower after the Closing Date from:

(1)                                 contributions to its common equity capital, and

(2)                                 the sale of Capital Stock (other than Excluded Equity) of the Borrower,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by an Officer of the Borrower, the proceeds of which are excluded from the calculation set forth in Section 7.06(a)(iii).

“Excluded Equity” means (i) Disqualified Stock, (ii) any Equity Interests issued or sold to a Restricted Subsidiary of the Borrower or any employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries (to the extent such employee stock ownership plan or trust has been funded by the Borrower or any Restricted Subsidiary) and (iii) any Equity Interest that has already been used or designated as (or the proceeds of which have been used or designated as) Cash Contribution Amount, Designated Preferred Stock, Excluded Contribution or Refunding Capital Stock, to increase the amount available under Section 7.06(b)(4)(i) or clause (14) of the definition of “Permitted Investments.”

“Excluded Hedging Obligation” means, with respect to any Guarantor, (a) any Hedging Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Hedging Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Hedging Obligation or (ii) in the case of a Hedging Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Hedging Obligation or (b) any other Hedging Obligation designated as an “Excluded Hedging Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and the applicable counterparty to such Hedging Obligation.

“Excluded Subsidiary” means any Subsidiary that is (a) a Foreign Subsidiary that is a CFC or any Subsidiary of a CFC, (b) an Unrestricted Subsidiary, (c) not wholly owned directly by the Borrower or one or more of its wholly owned Restricted Subsidiaries, (d) an Immaterial Subsidiary, (e) a charitable Subsidiary, (f) any Subsidiary that is prohibited by applicable law, rule or regulation or by any Contractual Obligation existing on the ~~Closing~~Amendment No. 1 Effective Date and not entered into in contemplation hereof from guaranteeing the Obligations or which would require governmental and/or regulatory consent, approval, license or authorization to provide such guarantee, unless such consent, approval, license or authorization has been received, or which would result in adverse tax consequences to the Borrower and/or any of its Subsidiaries as reasonably determined by the Borrower, (g) any Receivables Subsidiary, (h) any Subsidiary that is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted hereunder, if such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such transactions, provided that such Subsidiary shall only be an Excluded Subsidiary for the period immediately prior to such acquisition and (i) any Subsidiary that has no material assets other than the Capital Stock of CFCs.

“Excluded Taxes” means, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) any Tax on such recipient’s net income or profits (or franchise Tax in lieu of such Tax on net income or profits) imposed by a jurisdiction as a result of such recipient being organized or having its principal office or applicable Lending Office located in such jurisdiction or as a result of any other present or former connection between such recipient and the jurisdiction (including as a result of such recipient carrying on a trade or business, having a permanent establishment or being a resident for Tax purposes in such jurisdiction, other than a connection arising solely from such recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Documents), (b) any branch profits Tax under Section 884(a) of the Code or any similar Tax imposed by any other jurisdiction described in clause (a), (c) with respect to any Loan made by a Lender (other than any Lender ~~becoming a party hereto~~acquiring an interest in a Loan or Commitment pursuant to the Borrower’s request under Section 3.07) to the Borrower, any U.S. federal withholding Tax that is imposed on amounts payable to such Lender pursuant to a Law in effect ~~at~~on the ~~time~~date on which such Lender acquires an applicable interest in the Loan or Commitment ~~(or designates a new Lending Office)~~or to the extent such Lender did not fund an applicable Loan pursuant to a prior commitment, on the date on which such Lender acquires its interest in such Loan (or where the Lender is a partnership for U.S. federal income Tax purposes, pursuant to a ~~law~~Law in effect on the later of the date on which such Lender acquires an interest in the applicable Loan or Commitment or the date on which the affected partner becomes a partner of such Lender) or designates a new Lending Office, except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or ~~assignment~~such Lender’s acquisition of such interest in the Loan or Commitment), to receive additional amounts from a Loan Party with respect to such U.S. federal withholding Tax pursuant to Section 3.01, (d) any withholding Tax attributable to a Lender’s failure to comply with Section 3.01(c) and (e) any tax imposed under FATCA.~~”Existing Notes” has the meaning given to such term in the recitals hereto.~~  For purposes of clause (c) of this definition, a participation acquired pursuant to Section 2.13 shall be treated as having been acquired on the earlier dates(s) on which the applicable Lender acquired the applicable interests in the Commitments or Loans to which such participation relates.

“Facility” means each Term Loan Facility, any New Term Facility, any New Revolving Facility, any new term loan facility Incurred pursuant to Section 2.19 or any new ~~term loan~~revolving credit facility Incurred pursuant to Section 2.19, as the context may require.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the Borrower).

“FASB ASC” means the Accounting Standard Codifications as promulgated by the Financial Accounting Standards Board, including any renumbering of such standards or any successor or replacement section or sections promulgated by the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code (including any agreements entered into pursuant to Section 1474(b)(1) of the Code) as of the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, ~~and~~ any intergovernmental agreements ~~and~~between a non-U.S. jurisdiction and the United States with respect to the foregoing, and any related laws, rules or regulations adopted pursuant to or to implement any of the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fixed Charge Coverage Ratio” means, with respect to any Person as of any date of calculation (“Applicable Calculation Date”), the ratio of (1) EBITDA of such Person for the Applicable Measurement Period to (2) the Fixed Charges of such Person for Applicable Measurement Period.  In the event that the Borrower or any of its Restricted Subsidiaries Incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues, redeems or repurchases Preferred Stock or Disqualified Stock subsequent to the commencement of the Applicable Measurement Period but on or prior to the Applicable Calculation Date, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, or such issuance, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock or Disqualified Stock, as if the same had occurred at the beginning of the Applicable Measurement Period.

For purposes of calculating the Fixed Charge Coverage Ratio, Investments, acquisitions, dispositions, mergers, consolidations, discontinued operations (as determined in accordance with GAAP) and other operational changes that have been made by the Borrower or any Restricted Subsidiary during the Applicable Measurement Period or subsequent to such Applicable Measurement Period and on or prior to the Applicable Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations, discontinued operations and other operational changes (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the Applicable Measurement Period; provided that any such adjustments may be incremental to (but not duplicative of) pro forma adjustments made pursuant to clause (8) of the definition of “EBITDA”.  If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such Applicable Measurement Period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the Applicable Measurement Period; provided that, notwithstanding any classification under GAAP of any

Person or business in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, such transaction shall not be treated as a disposition or a discontinued operation for purposes of the calculation of the Fixed Charge Coverage Ratio until such transaction shall have been consummated.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower (and may include, for the avoidance of doubt and without duplication, cost savings and operating improvements or synergies or expense reductions resulting from any Asset Sale or other disposition or such Investment, acquisition, merger, amalgamation or consolidation or discontinued operation which is being given pro forma effect that have been or are expected to be realized).  In addition to such adjustments pro forma calculations may also include Pro Forma Cost Savings. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Applicable Calculation Date had been the applicable rate for the entire period (taking into account for such entire period, any Hedging Obligation applicable to such Indebtedness with a remaining term of 12 months or longer, and in the case of any Hedging Obligation applicable to such Indebtedness with a remaining term of less than 12 months, taking into account such Hedging Obligation to the extent of its remaining term). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under revolving credit facilities computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.  Any such pro forma calculation may include, without limitation, (1) adjustments permitted by and calculated consistent with the requirements of Article 11 of Regulation S-X (regardless of whether pro forma financial information would be required to be presented thereunder) and (2) adjustments calculated to give effect to any Pro Forma Cost Savings.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1)                                 Consolidated Interest Expense of such Person for such period, and

(2)                                 all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 in effect on the Closing Date or thereafter or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as on the Closing Date or thereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as of the Closing Date or thereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as of the Closing Date or thereafter in effect or any successor statute thereto and (iv) Biggert-Waters Flood Insurance Reform Act of 2012 as of the Closing Date or thereafter in effect or any successor statute thereto.

“FLSA” means the Fair Labor Standards Act of 1938.

“Foreign Government Scheme or Arrangement” has the meaning specified in Section 5.17(d).

“Foreign Plan” has the meaning specified in Section 5.17(d).

“Foreign Plan Event” means (i) the failure of the Borrower or any of its Restricted Subsidiaries to make its required contributions in respect of any Foreign Plan; (ii) the failure of the Borrower or any of its Restricted Subsidiaries to administer any Foreign Plan in accordance with its terms and all applicable laws; (iii) the occurrence of an act or omission in respect of any Foreign Plan which could give rise to the imposition on the Borrower or any of its Restricted Subsidiaries of fines, penalties or related charges under applicable laws; (iv) the assertion of a material claim (other than a routine claim for benefits) against the Borrower or any of its Restricted Subsidiaries in respect of a Foreign Plan; (v) the imposition of a Lien in respect of any Foreign Plan; or (vi) any event or condition which might constitute grounds for termination, in whole or in part, of any Foreign Plan or the appointment of a trustee to administer any Foreign Plan.

~~“Foreign Government Scheme or Arrangement” has the meaning specified in Section 5.17(b).~~

~~“Foreign Plan” has the meaning specified in Section 5.17(b).~~

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America, any state thereof or the District of Columbia thereof and any direct or indirect Subsidiary of such Restricted Subsidiary.

“Foreign Subsidiary Borrower” has the meaning specified in Section 2.18.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” of any Person means Indebtedness for borrowed money of such Person that by its terms matures more than one (1) year after the date of its creation or matures within one (1) year from any date of determination but is renewable or extendible, at the option of such Person, to a date more than one (1) year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one (1) year after such date.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.03, United States generally accepted accounting principles in effect as of the date of determination thereof.  Notwithstanding any other provision contained herein, the amount of any Indebtedness under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of Capitalized Lease Obligations.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, all Governmental Authorities.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.07(g).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Asset Sale permitted under this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, Holdings and the Subsidiaries of the Borrower listed on Schedule I (such Subsidiaries of the Borrower not to include any Excluded Subsidiary~~, but in any event to include OpCo~~) and each other Subsidiary of the Borrower that shall be required to (or shall otherwise opt to) execute and deliver a guaranty or guaranty supplement pursuant to Section 5.2 of the Security Agreement.

“Guaranty” means, collectively, the Holdings Guaranty and the Subsidiary Guaranty.

“Hazardous Materials” means petroleum or petroleum distillates, asbestos or asbestos-containing materials or any other chemical, material, substance, waste, pollutant or contaminant or compound which is regulated pursuant to any Environmental Law.

“Hedge Bank” means a Lender or an Agent or an Affiliate of a Lender or an Agent, in each case in its capacity as a party to any Hedge Agreement.

“Hedging Agreement” means, with respect to any Person, any:

(1)                                 currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)                                 other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedging Agreement.

“Holdings” has the meaning specified in the introductory paragraph of this Agreement.

“Holdings Guaranty” means the Holdings Guaranty made by Holdings in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit D-1.

“IFRS” means international financial reporting standards as promulgated by the International Accounting Standards Board.

“Immaterial Subsidiary” means any Subsidiary of the Borrower that, as of the date of the most recent financial statements required to be delivered pursuant to Section 6.01(a) and (b), does not have assets (together with the assets of all other Immaterial Subsidiaries) in excess of 1.5% of Consolidated Total Assets or annual revenues of the Borrower and its consolidated Subsidiaries.

“Increase Effective Date” has the meaning specified in Section 2.16(d).

“Incremental Equivalent Debt” has the meaning ~~set forth~~specified in Section 7.03(b)(31).

“Incur” means, with respect to any Indebtedness or Capital Stock, issue, assume, Guarantee, incur or otherwise become liable for such Indebtedness or Capital Stock, as applicable; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1)                                 the principal and premium (if any) of any Indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property, except (i) any such balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor, in each case Incurred in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, (d) in respect of Capitalized Lease Obligations, (e) representing any Hedging Obligations or (f) under or in respect of Permitted Receivables Financings, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)                                 to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3)                                 to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of:  (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided that Contingent Obligations Incurred in the ordinary course of business shall not be deemed to constitute Indebtedness.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnitees” has the meaning ~~set forth~~specified in Section 10.05.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing that is, in the good faith determination of the Borrower, qualified to perform the task for which it has been engaged.

“Information” has the meaning specified in Section 10.08.

“Intellectual Property” means all intellectual property rights and similar property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, domain names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases, all embodiments or fixations of any of the foregoing; all related documentation; all applications and registrations thereof; and all licenses or other rights to use, or otherwise relating to, any of the foregoing; and all books and records relating to any of the foregoing.

“Intellectual Property Claim” means any claim or assertion (whether in writing, by suit or otherwise) that (i) a Loan Party’s or Restricted Subsidiary’s ownership, use, marketing, sale or distribution of any Intellectual Property or other property infringes, misappropriates, dilutes or otherwise violates another Person’s Intellectual Property or (ii) any Intellectual Property owned by a Loan Party or a Restricted Subsidiary is invalid or unenforceable, in whole or in part.

“Intellectual Property Security Agreement” means, collectively, the patent security agreement, substantially in the form of Exhibit C to the Security Agreement, the copyright security agreement, substantially in the form of Exhibit D to the Security Agreement and the trademark security agreement, substantially in the form of Exhibit E to the Security Agreement, in each case dated as of the Closing Date, together with each intellectual property security agreement supplement executed and delivered pursuant to Section 4.8(x) of the Security Agreement.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, in substantially the form of Exhibit G hereto, or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Intercreditor Agreement” means the amended and restated intercreditor agreement dated as of the ~~Closing~~Amendment No.1 Effective Date, substantially in the form attached as Exhibit H hereto, among the ABL Collateral Agent, the Collateral Agent, and acknowledged by the Borrower and each Guarantor, as it may be amended, supplemented, modified, replaced or restated from time to time in accordance with this Agreement.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the applicable Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the applicable Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent consented to by all Lenders, twelve months thereafter, as selected by the Borrower in its Committed Loan Notice; provided, that:

(a)                                 any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)                                 any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)                                  no Interest Period shall extend beyond the applicable Maturity Date of the Facility under which such Loan was made.

“Investment Grade Securities” means:

(1)                                 securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition,

(2)                                 securities that have a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized rating agency,

(3)                                 investments in any fund that invests at least 95% of its assets in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4)                                 corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Borrower in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.  If the Borrower or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Borrower, the Borrower shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Person retained.  In no event shall a Guarantee of an operating lease of the Borrower or any Restricted Subsidiary be deemed an Investment.  For purposes of the definition of “Unrestricted Subsidiary” and Section 7.06:

(1)                                 “Investments” shall include the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a)                                 the Borrower’s “Investment” in such Subsidiary at the time of such redesignation less

(b)                                 the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)                                 any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Borrower.

The amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value (determined, in the case of any Investment made with assets of the Borrower or any Restricted Subsidiary, based on the Fair Market Value of the assets invested).

“Investors” means, any funds or accounts managed by ~~Capital Research and Management Company, Lord, Abbett & Co., Oak Hill Advisors, L.P.,~~ Silver Point Capital, L.P.~~, TCW Asset Management Company and TD Asset Management Inc~~.

“IRS” means the United States Internal Revenue Service.

“Joint Venture” means (a) any Person which would constitute an “equity method investee” of the Borrower or any of its Subsidiaries, and (b) any Person in whom the Borrower or any of its Subsidiaries beneficially owns any Equity Interest that is not a Subsidiary.

“Junior Indebtedness” means Indebtedness that is either (i) unsecured and expressly subordinated to the Obligations or (ii) secured solely by Collateral with a Lien having Junior Lien Priority on the Collateral relative to the Obligations.  For the avoidance of doubt, ABL Debt shall not constitute Junior Indebtedness.

“Junior Lien Priority” means relative to specified Indebtedness, having a junior Lien priority on specified Collateral and either subject to the Intercreditor Agreement on a basis that is no more favorable than the provisions applicable to the holders of ABL Debt (in the case of Term Loan Collateral) or subject to intercreditor agreements providing holders of Indebtedness with Junior Lien Priority at least the same rights and obligations as the holders of ABL Debt (in the case of the Term Loan Collateral) have pursuant to the Intercreditor Agreement as to the specified Collateral.

“Laws” means, collectively, all applicable international, foreign, federal, state and local statutes, statutory instruments, acts, treaties, rules, guidelines, regulations, directives, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lender” has the meaning specified in the introductory paragraph of this Agreement.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, a New Term Loan ~~or~~, a Specified Refinancing Term Loan or a loan made under any New Revolving Facility or a Specified Refinancing Revolving Debt.

“Loan Documents” means, collectively, (i) this Agreement, (ii) Amendment No. 1, (iii) the Notes, (~~iii~~iv) the Guaranty, (~~iv~~v) the Intercreditor Agreement and (~~v~~vi) the Collateral Documents.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Material Adverse Effect” means (a) a material adverse effect on the business, assets, liabilities (actual or contingent), financial condition or results of operations of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective obligations under the Loan Documents to which the Borrower or any of the Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Lenders under the Loan Documents.

“Material Contract” means any agreement or arrangement to which a Loan Party or Restricted Subsidiary is party (other than the Loan Documents) (a) that is deemed to be a material contract in respect of the Borrower and its Restricted Subsidiaries, taken as a whole, under any securities law applicable to such Loan Party or Restricted Subsidiary, including the Securities Act of 1933; or (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Real Property” means any parcel of real property (other than a parcel with a fair market value of less than (a) in the case of any such real property located in the State of Tennessee, $15,000,000 and (b) in any other case, (x) as of the Closing Date, $2,000,000 or (y) after the Closing Date, $7,500,000) owned in fee by a Loan Party.

“Material Subsidiary Guarantor” means any Subsidiary Guarantor which individually constitutes at least 5.0% of the Borrower’s Consolidated Total Assets as of the date of the last financial statements delivered pursuant to this Agreement ~~and, for the avoidance of doubt, OpCo shall be a Material Subsidiary Guarantor~~.

“Maturity Date” means, with respect to the Term Loans, the earlier of (i) ~~April 4, 2021~~November 2, 2023 and (ii) the date that the Term Loans are declared due and payable pursuant to Section 8.02.

“Maximum Incremental Amount” has the meaning specified in Section 2.16(a).

“Maximum Rate” has the meaning specified in Section 10.10.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means, collectively, the deeds of trust, trust deeds and mortgages, in each case as may be amended from time to time, made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties (with such changes as may be customary to account for local law matters) in form and substance reasonably satisfactory to the Collateral Agent.

“Mortgaged Properties” means the Material Real Properties identified on Schedule 5.06(b) and any other Material Real Property with respect to which a Mortgage is required pursuant to Section 6.10 or 6.11.

“Multiemployer Plan” means any employee benefit plan defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means the aggregate cash proceeds received by the Borrower or any of its Restricted Subsidiaries in respect of any (1) Asset Sale (including, without limitation, any cash received in respect of any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct cash costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Sections 7.05 and 2.05(b)(ii)) to be paid as a result of such transaction, any costs associated with unwinding any related Hedging Obligations in connection with such transaction and any deduction of appropriate amounts to be provided by the Borrower as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Borrower after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; and (2) with respect to the incurrence or issuance of any Indebtedness by the Borrower or any Restricted Subsidiary, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance or in connection with unwinding any related Hedging Agreement in connection therewith over (ii) the investment banking fees, underwriting discounts and commissions, taxes reasonably estimated to be actually payable within two (2) years of the date of such incurrence or issuance and other out-of-pocket expenses and other customary expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance and any costs associated with unwinding any related Hedging Agreement in connection therewith.

“Net Income” means, with respect to any Person, the net income (loss) attributable to such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Working Capital” means Consolidated Current Assets minus Consolidated Current Liabilities.

“New ~~Term Facility~~Facilities” has the meaning specified in Section 2.17(a).

“New ~~Term~~ Facility Effective Date” has the meaning specified in Section 2.17(c).

“New Term Facility” has the meaning specified in Section 2.17(a).

“New Term Loan” has the meaning specified in Section 2.17(a).

“New Revolving Commitments” has the meaning specified in Section 2.17(a).

“New Revolving Facility” has the meaning specified in Section 2.17(a).

“Non-Consenting Lender” has the meaning specified in Section 3.07(d).

“Non-Debt Fund Affiliate” means an Affiliate of Holdings that is not a Debt Fund Affiliate or a Purchasing Borrower Party.

“Non-Excluded Taxes” means all Taxes other than Excluded Taxes.

“Non-US Lender” means, with respect to any Loan made to the Borrower, any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Note” means a Term Note or a note evidencing other Loans.

~~“Notes Refinancing” has the meaning given to such term in the recitals hereto.~~

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, letter of credit (if applicable), Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing ~~on the Closing Date~~ or thereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the Obligations with respect to any Guarantor shall not include Excluded Hedging Obligations.  Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, commissions, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

“OFAC” means Office of Foreign Assets Control of the U.S. Treasury Department.

“Officer’s Certificate” means a certificate signed on behalf of the Borrower by a Responsible Officer of the Borrower.

~~“OpCo” has the meaning given to such term in the recitals hereto.~~

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Credit Agreement” has the meaning specified in the recitals hereto.

“Original Loans” means the Term Loans (as defined under the Original Credit Agreement) outstanding under the Original Credit Agreement immediately before the Amendment No. 1 Effective Date.

“OSHA” means the Occupational Safety and Hazard Act of 1970.

“Other Pari Passu Lien Obligations” means any Indebtedness or other obligations (including Hedging Obligations) having Pari Passu Lien Priority relative to the Loans with respect to the Collateral and not secured by any other assets and, in the case of Indebtedness for borrowed money, having a stated maturity that is equal to or longer than the Loans; provided that an authorized representative of the holders of such Indebtedness shall have entered into an intercreditor agreement in a form customary for intercreditor agreements or collateral trust agreements in light of then prevailing market conditions.

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Outstanding Amount” means with respect to the Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of the Loans, as the case may be, occurring on such date.

“Parent” ~~has the meaning given to such term in the recitals hereto.~~means Cooper Standard Holdings, Inc.

“Parent Entity” means the meaning specified in the definition of “Permitted Parent”.

“Pari Passu Lien Priority” means, relative to specified Indebtedness, having equal Lien priority on specified Collateral and either subject to the Intercreditor Agreement on a substantially identical basis as the holders of such specified Indebtedness or subject to intercreditor agreements providing holders of the Indebtedness intended to have Pari Passu Lien Priority with substantially the same rights and obligations that the holders of such specified Indebtedness have pursuant to the Intercreditor Agreement as to the specified Collateral.

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning ~~set forth~~specified in Section 10.07(m).

“PATRIOT Act” has the meaning specified in Section 10.22.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code and is sponsored or maintained by the Borrower, any Subsidiary or any ERISA Affiliate or to which the Borrower, any Subsidiary or any ERISA Affiliate contributes or has an obligation to contribute (or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years).

“Perfection Certificate” means a certificate in the form of Exhibit J or any other form approved by the Collateral Agent, dated the Closing Date, as the same shall be supplemented from time to time.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Borrower or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Sections 7.05 and 2.05(b)(ii).

“Permitted Holders” means each of (i)(a)(x) the Investors and (y) members of management of the Borrower (or any Parent Entity) who are holders of Equity Interests of the Borrower (or any Parent Entity) on the ~~Closing~~Amendment No.1 Effective Date representing not more than 10% of the total voting power of the Voting Stock of the Borrower and (b) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that in the case of such group, without giving effect to such group, Persons specified in clause (i)(a) must collectively beneficially own a greater amount of the total voting power of the Voting Stock of the Parent than the amount of the total voting power of the Voting Stock of the Parent beneficially owned by any other member of such group and (ii) any Permitted Parent.

“Permitted Investments” means:

(1)                                 any Investment in cash, Cash Equivalents or Investment Grade Securities;

(2)                                 any Investment in the Borrower or any Restricted Subsidiary (including guarantees of obligations of Restricted Subsidiaries), so long as, in the case of any such Investment made in a Restricted Subsidiary that is not a Guarantor, the Borrower shall be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 7.03(a) after giving effect to such Investment;

(3)                                 any Investment by Subsidiaries of the Borrower that are not Restricted Subsidiaries in other Subsidiaries of the Borrower that are not Restricted Subsidiaries;

(4)                                 (i) any Investment by the Borrower or any Restricted Subsidiary of the Borrower in a Person that is engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Borrower, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary of the Borrower, so long as, in the case of any such acquisition of a Restricted Subsidiary that is not a Guarantor or any merger, consolidation or amalgamation of any such Person into a Restricted Subsidiary that is not a Guarantor, the Borrower shall be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 7.03(a) after giving effect to such Investment, and (ii) in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(5)                                 any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 7.05 or any other disposition of assets not constituting an Asset Sale;

(6)                                 any Investment (x) existing on the ~~Closing~~Amendment No. 1 Effective Date and listed on Schedule 7.06 hereto, (y) made pursuant to binding commitments in effect on the ~~Closing~~Amendment No. 1 Effective Date and (z) that replaces, modifies, refinances, refunds, renews or extends any Investment described under either of the immediately preceding clauses (x) or (y); provided that the amount of any such Investment may be increased in such replacement, modification, refinancing, refunding, renewal, reinvestment or extension only (A) as required by the terms of such Investment or binding commitment as in existence on the ~~Closing~~Amendment No. 1 Effective Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (B) as otherwise permitted hereunder;

(7)                                 advances to, or guarantees of Indebtedness of, employees not in excess of $5,000,000 outstanding at any one time in the aggregate;

(8)                                 loans and advances to officers, directors, managers and employees for business-related travel expenses, moving and relocation expenses, payroll advances and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Borrower or any Parent Entity;

(9)                                 any Investment (including debt obligations and Capital Stock) (x) acquired by the Borrower or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, including trade creditors, customers and suppliers, or (b) as a result of a foreclosure by the Borrower or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default and (y) received in compromise or resolution of (a) obligations of trade creditors, customers or suppliers that were incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, customer or supplier, or (b) litigation, arbitration or other disputes;

(10)                          Hedging Obligations permitted under Section 7.03(b)(10);

(11)                          any Investment by the Borrower or any of its Restricted Subsidiaries in a Similar Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (11) that are at the time outstanding, not to exceed the greater of (x) $~~50,000,000~~65,000,000 and (y) 2.5% of Consolidated Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) at any one time outstanding; provided, however, that if any Investment pursuant to this clause (11) is made in any Person that is not a Restricted Subsidiary of the Borrower at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Borrower after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (11) for so long as such Person continues to be a Restricted Subsidiary;

(12)                          Investments in joint ventures of the Borrower or any of its Restricted Subsidiaries in an aggregate amount, taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding, not to exceed the greater of (x) $~~125,000,000~~155,000,000 and (y) 6.25% of Consolidated Total Assets at the time of such Investment at any one time outstanding; provided, that the Investments permitted pursuant to this clause (12) may be increased by the amount of distributions from Joint Ventures, without duplication of dividends or distributions increasing amounts available pursuant to Section 7.06(a)(iii);

(13)                          additional Investments by the Borrower or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding, not to exceed the greater of (x) $~~125,000,000~~155,000,000 and (y) 6.25% of Consolidated Total Assets, at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), at any one time outstanding; provided, however, that if any Investment pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary of the Borrower at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Borrower after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (13) for so long as such Person continues to be a Restricted Subsidiary;

(14)                          Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to the this clause (14) that are at that time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash, Cash Equivalents or marketable securities, not to exceed the greater of (x) $~~50,000,000~~65,000,000 and (y) 2.5% of Consolidated Total Assets, at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), at any one time outstanding; provided, however, that any Investment pursuant to this clause (14) made in any Person that is an Unrestricted Subsidiary of the Borrower at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (14) for so long as such Person continues to be a Restricted Subsidiary;

(15)                          Investments the payment for which consists of Equity Interests (other than Excluded Equity) of the Borrower or any Parent Entity, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 7.06(a)(iii);

(16)                          Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(17)                          Investments consisting of purchases and acquisitions of inventory, supplies, materials, equipment or other similar assets or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(18)                          any Investment in a Receivables Subsidiary or any Investment in any other Person in connection with a Permitted Receivables Financing or any repurchases in connection therewith, including Investments of funds held in accounts permitted or required by the arrangements governing such Permitted Receivables Financing or any related Indebtedness;

(19)                          Investments of a Restricted Subsidiary of the Borrower acquired after the Closing Date or of an entity merged into or consolidated with a Restricted Subsidiary of the Borrower in a transaction that is not prohibited by Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(20)                          Guarantees of Indebtedness permitted to be incurred Section 7.03 and performance Guarantees in the ordinary course of business;

(21)                          ~~[Reserved];~~any Investment; provided that (x) no Default or Event of Default has occurred and is continuing or would result from such Investment and (y) on a pro forma basis after giving effect to such Investment, the Consolidated Total Net Debt Ratio would be equal to or less than 3.00:1.00;

(22)                          any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 7.08(b) (except transactions described in clauses (1), (2), (4), (5), (6), (8), (9), (11), (13), (14), (15), (21) and (23) thereof);

(23)                          advances, loans or extensions of trade credit in the ordinary course of business by the Borrower or any of the Restricted Subsidiaries;

(24)                          intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures incurred in the ordinary course of business in connection with the cash management operations of the Borrower and its Subsidiaries;

(25)                          Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business; and

(26)                          Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices~~; and(27)  Investments made with the proceeds from the sale of the Thermal and Emissions Business and the Tecalemit Business~~.

“Permitted Joint Venture” means, with respect to any specified Person, a joint venture in any other Person engaged in a Similar Business in respect of which the Borrower or a Restricted Subsidiary beneficially owns at least 10% of the shares of Equity Interests of such Person.

“Permitted Liens” means, with respect to any Person:

(1)                                 pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2)                                 Liens imposed by law constituting carriers’, warehousemen’s and mechanics’ Liens, in each case for sums that are not overdue by more than 60 days or are being Properly Contested;

(3)                                 Liens for taxes, assessments or other governmental charges (i) which are not yet due or payable or (ii) which are being Properly Contested;

(4)                                 Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)                                 minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not materially impair their use in the operation of the business of such Person;

(6)                                 Liens Incurred to secure obligations in respect of Indebtedness permitted to be Incurred pursuant to clause (b)(1), (4), (17), (20) or (31) of Section 7.03; provided that, (x) in the case of clause (4), such Lien extends only to the assets and/or Capital Stock, the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any income or profits thereof; and (y) in the case of clause (20), such Lien does not extend to the property or assets (or income or profits therefrom) of any Restricted Subsidiary other than a Foreign Subsidiary;

(7)                                 Liens existing on the ~~Closing~~Amendment No. 1 Effective Date and listed on Schedule 7.01;

(8)                                 Liens on assets of, or Equity Interest in, a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other assets of the Borrower or any Restricted Subsidiary of the Borrower;

(9)                                 Liens on assets at the time the Borrower or a Restricted Subsidiary of the Borrower acquired the assets, including any acquisition by means of a merger or consolidation with or into the Borrower or any Restricted Subsidiary of the Borrower; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other assets owned by the Borrower or any Restricted Subsidiary of the Borrower;

(10)                          Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Borrower or another Restricted Subsidiary of the Borrower permitted to be Incurred in accordance with Section 7.03;

(11)                          Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Agreement, secured by a Lien on the same property securing such Hedging Obligations;

(12)                          Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)                          leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

(14)                          Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Borrower and its Restricted Subsidiaries in the ordinary course of business;

(15)                          Liens in favor of the Borrower or any Guarantor;

(16)                          Liens on accounts receivable and Receivables Assets Incurred in connection with a Permitted Receivables Financing;

(17)                          deposits made in the ordinary course of business to secure liability to insurance carriers;

(18)                          Liens on the Equity Interests of Unrestricted Subsidiaries;

(19)                          grants of software and other technology licenses in the ordinary course of business;

(20)                          judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being Properly Contested;

(21)                          Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(22)                          Liens Incurred to secure cash management services (and other “bank products”) owed to a lender under the ABL Credit Agreement (or any Affiliate of such lender) in the ordinary course of business;

(23)                          Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10) and (11); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10) and (11) at the time the original Lien became a Permitted Lien under this Agreement, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(24)                          Liens in respect of Junior Indebtedness of the Borrower or any Guarantor; provided that the Consolidated Senior Secured Net Debt Ratio, on a pro forma basis after giving effect thereto, does not exceed 3.50 to 1.00;

(25)                          other Liens securing obligations Incurred in the ordinary course of business that do not exceed the greater of (x) $~~75,000,000~~95,000,000 and (y) 3.75% of Consolidated Total Assets at the time of Incurrence of such obligation, at any one time outstanding;

(26)                          Liens on the assets of a joint venture to secure Indebtedness of such joint venture Incurred pursuant to clause (21) of Section 7.03(b);

(27)                          Liens on equipment of the Borrower or any Restricted Subsidiary of the Borrower granted in the ordinary course of business to the Borrower’s or such Restricted Subsidiary’s client at which such equipment is located;

(28)                          Liens created solely for the benefit of (or to secure) all of the Obligations;

(29)                          Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited hereby;

(30)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods in the ordinary course of business;

(31)                          Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection; (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business; and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; and

(32)                          Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness; (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries; or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business.

“Permitted Parent” means (a) any Person (other than a Person formed in connection with, or in contemplation of, a Change of Control transaction that results in a modification of the beneficial ownership of the Borrower) that beneficially owns, directly or indirectly, 100% of the issued and outstanding Voting Stock of the Borrower; provided that the ultimate beneficial ownership of the Borrower has not been modified by the transaction by which such Person became the beneficial owner of, directly or indirectly, 100% of the Voting Stock of the Borrower (such Person, a “Parent Entity”) and (b) the Parent (or direct Wholly~~-~~ Owned Subsidiary of the Parent that owns no material assets other than the Equity Interest of the Borrower) to the extent and until such time as any Person or group is deemed to be or become a beneficial owner of Voting Stock of the Parent representing 50% or more of the total voting power of the Voting Stock of the Parent.

“Permitted Receivables Financing” means any transaction or series of transactions that may be entered into by ~~any Foreign Subsidiary~~Holdings or any of its Subsidiaries pursuant to which it may sell, convey, contribute to capital or otherwise transfer (which sale, conveyance, contribution to capital or transfer may include or be supported by the grant of a security interest) accounts receivable or interests therein and all collateral securing such receivables, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such receivables, any guarantees, indemnities, warranties or other obligations in respect of such receivables, any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to such receivables and any collections or proceeds of any of the foregoing (collectively, the “Receivables Assets”; and including for the avoidance of doubt, receivables arising from the sale of equipment, tooling and related services) (i) to a trust, partnership, corporation or other Person (other than Holdings or any of its Subsidiary, other than a Subsidiary formed solely for the purpose of, and that engages only in, Permitted Receivables Financing, a “Receivables Subsidiary”), which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness, fractional undivided interests or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such receivables and Receivables Assets or interests in such receivables and Receivables Assets, or (ii) directly to one or more investors or other purchasers (other than Holdings or any of its Subsidiary), it being understood that a Permitted Receivables Financing may involve (A) one or more sequential transfers or pledges of the same receivables and Receivables Assets, or interests therein (such as a sale, conveyance or other transfer to an Receivables Subsidiary followed by a pledge of the transferred receivables and Receivables Assets to secure Indebtedness incurred by the Receivables Subsidiary), and all such transfers, pledges and Indebtedness incurrences shall be part of and constitute a single Permitted Receivables Financing, and (B) periodic transfers or pledges of receivables and/or revolving transactions in which new receivables and Receivables Assets, or interests therein, are transferred or pledged upon collection of previously transferred or pledged receivables and Receivables Assets, or interests therein; provided that any such transactions shall provide for recourse to ~~such Foreign Subsidiary~~Holdings or any of its Subsidiaries (other than any Receivables Subsidiary) only in respect of the cash flows in respect of such receivables and Receivables Assets and to the extent of other customary securitization undertakings (as determined in good faith by the Board of Directors of the appropriate Receivables Subsidiary) in the jurisdiction relevant to such transactions (such undertakings, “Standard Securitization Undertakings”); provided that, for the avoidance of doubt, (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of ~~any Foreign Subsidiary~~Holdings or any of its Subsidiaries or Receivables Subsidiary is guaranteed by any Loan Party, is recourse to or obligates any Loan Party, or subjects any property or asset of any Loan Party, directly or indirectly (other than with respect to its equity ownership interest in any ~~Foreign~~ Subsidiary), contingently or otherwise, to the satisfaction of obligations incurred in such transactions; ~~and~~ (2) no Loan Party has any obligation to maintain or preserve the financial condition of a Receivables Subsidiary or cause such entity to achieve certain levels of operating results and (3) the aggregate “amount” or “principal amount” (as defined below) of all Permitted Receivables Financings (other than those of one or more Foreign Subsidiaries) shall not exceed $50,000,000 at any time outstanding. The “amount” or “principal amount” of any Permitted Receivables Financing shall be deemed at any time to be (1) the aggregate principal or stated amount of the Indebtedness, fractional undivided interests (which stated amount may be described as a “net investment” or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such Permitted Receivables Financing, in each case outstanding at such time, or (2) in the case of any Permitted Receivables Financing in respect of which no such Indebtedness, fractional undivided interests or securities are incurred or issued, the cash purchase price paid by the buyer in connection with its purchase of receivables less the amount of collections received in respect of such receivables and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Platform” has the meaning specified in Section 6.01.

“Pledge Supplement” has the meaning specified in the Security Agreement.

“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Equity Interests” has the meaning specified in the Security Agreement.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Pro Forma Cost Savings” means, without duplication of amounts added-back to calculate EBITDA or otherwise being given pro forma effect, with respect to any period, the reductions in costs and other operating improvements or synergies that have been realized or are reasonably anticipated to be realized in good faith with respect to a pro forma event within twelve months of the date of such pro forma event and that are reasonably identifiable and factually supportable, as if all such reductions in costs and other operating improvements or synergies had been effected as of the beginning of such period, decreased by any recurring incremental expenses incurred or to be incurred during such four-quarter period in order to achieve such reduction in costs; provided, that the aggregate amount of Pro Forma Cost Savings and the aggregate amount of cost savings, operating expense reductions and synergies added pursuant to clause (8) of the definition of “EBITDA”, when taken together, shall not exceed 20% of EBITDA for such period (giving pro forma effect to the relevant transaction, other than any cost savings, synergies, operating expense reductions or Pro Forma Cost Savings) determined prior to giving effect to any adjustments pursuant to this definition or clause (8) of the definition of “EBITDA”.  Pro Forma Cost Savings described in the preceding sentence shall be accompanied by a certificate delivered to the Administrative Agent from the Borrower’s chief financial officer that outlines the specific actions taken or to be taken and the net cost reductions and other operating improvements or synergies achieved or to be achieved from each such action and certifies that such cost reductions and other operating improvements or synergies meet the criteria set forth in the preceding sentence.

“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities at such time; provided, that if the commitment of each Lender to make Loans have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.  The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Properly Contested” means, with respect to any obligation of any Person, (a) the obligation is subject to a bona fide dispute regarding amount or such Person’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; and (d) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review or covered by insurance.

“Public Lender” has the meaning specified in Section 6.01.

“Purchasing Borrower Party” means Parent or any Subsidiary of Parent that makes a Discounted Voluntary Prepayment pursuant to Section 2.05(c).

“Real Estate” means all right, title and interest (whether as owner, lessor or lessee) in any real property or any buildings, structures, parking areas or other improvements thereon.

“Receivables Assets” has the meaning ~~set forth~~specified in the definition of “Permitted Receivables Financing”.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Permitted Receivables Financing.

“Receivables Subsidiary” has the meaning ~~set forth~~specified in the definition of “Permitted Receivables Financing”.

“Refinance” means, in respect of any Indebtedness, Disqualified Stock or Preferred Stock, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness, Disqualified Stock or Preferred Stock in exchange or replacement for, such Indebtedness,

Disqualified Stock or Preferred Stock, in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing” has the meaning specified in the recitals hereto.

“Refinancing Amendment” means an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and the Lenders providing Specified Refinancing Debt, effecting the incurrence of such Specified Refinancing Debt in accordance with Section 2.19.

“Register” has the meaning ~~set forth~~specified in Section 10.07(c).

~~“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act of 1933 or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.~~

“Regulation S-X” means Regulation S-X under the Securities Act of 1933, as amended.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, attorneys-in-fact, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material) into, onto, under, from or through the Environment or into, onto, under, from or through any building or structure subject to human occupation.

“Replacement Assets” means (1) tangible assets that will be used or useful in a Similar Business or (2) substantially all the assets of a Similar Business or a majority of the Voting Stock of any Person engaged in a Similar Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Repricing Transaction” means (a) the incurrence by any Loan Party of any Indebtedness in the form of a term loan facility (including, without limitation, any new or additional term loans under this Agreement), (i) having an effective interest rate margin or weighted average yield (to be determined by the Administrative Agent, acting reasonably, consistent with generally accepted financial practice, after giving effect to, among other factors, interest rate margins, upfront or similar fees, original issue discount or Eurodollar Rate or Base Rate floors shared with all lenders or holders thereof, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders thereof or any fluctuations in the Eurodollar Rate or the Base Rate) that is less than the Applicable Rate for, or weighted average yield (to be determined by the Administrative Agent, acting reasonably, on the same basis) of, the Term Loans, and (ii) the proceeds of which are used to repay, in whole, principal of outstanding Term Loans and (b) any amendment, waiver or other modification to this Agreement which would have the effect of reducing the Applicable Rate for Term Loans (other than, in each case, any such transaction or amendment or modification accomplished together with the substantially concurrent refinancing of all Facilities hereunder or in connection with a Change of Control).

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the Aggregate Commitments and Total Outstandings; provided that the portion of the Total Outstandings held or deemed held by any Affiliate Lender (other than any Debt Fund Affiliate) shall in each case be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, any vice president, chief financial officer, treasurer or assistant treasurer, secretary or assistant secretary or other similar officer of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of a Person other than an Unrestricted Subsidiary of such Person.  Unless otherwise indicated, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Borrower.

“Restrictive Agreement” means an agreement that conditions or restricts the right of any Loan Party or Restricted Subsidiary to grant Liens on any assets securing the Obligations or to declare or make dividends or similar distributions.

“S&P” means Standard & Poor’s Financial Services LLC, ~~a wholly-owned subsidiary of The McGraw-Hill Companies, Inc.,~~ and any successor thereto.

“Sale/Leaseback Transaction” means an arrangement relating to property owned as of the Closing Date or thereafter acquired by the Borrower or a Restricted Subsidiary whereby the Borrower or a Restricted Subsidiary transfers such property to a Person and the Borrower or such Restricted Subsidiary leases it from such Person, other than leases between the Borrower and a Restricted Subsidiary of the Borrower or between Restricted Subsidiaries of the Borrower.

“Sanction” means any country-wide international economic sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between Holdings, the Borrower or any Restricted Subsidiary and any Cash Management Bank, except for any such Cash Management Agreement designated by the Borrower in writing to the Administrative Agent as an “unsecured cash management agreement” as of the Amendment No. 1 Effective Date or, if later, on or about the time of entering into such Cash Management Agreement.

“Secured Hedge Agreement” means any Hedge Agreement that is entered into by and between Holdings, the Borrower or any Restricted Subsidiary and any Hedge Bank, except for any such Hedge Agreement designated by the Borrower in writing to the Administrative Agent as an “unsecured hedge agreement” as of the Amendment No. 1 Effective Date or, if later, as of the time of entering into such Hedge Agreement.”

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Obligations” has the meaning specified in the Security Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks to the extent they are party to one or more Secured Hedge Agreements, the Cash Management Banks to the extent they are party to one or more Secured Cash Management Agreements, any Supplemental Administrative Agent, any Supplemental Collateral Agent and each co-agent or sub-agent appointed by either or both of the Administrative Agent and the Collateral Agent from time to time pursuant to Section 9.14.

“Security Agreement” means, collectively, the Security Agreement dated as of the Closing Date and executed by the Loan Parties, substantially in the form of Exhibit E, together with each other security agreement and security agreement supplement executed and delivered pursuant to the Security Agreement.

“Security Agreement Collateral” means, collectively, all property pledged or granted (or purported to be pledged or granted) as collateral pursuant to the Security Agreement (a) on the Closing Date or (b) thereafter pursuant to the terms thereof.

“Senior Notes” has the meaning specified in the recitals hereto.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Borrower within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Similar Business” means any business engaged in by the Borrower or any of its Restricted Subsidiaries on the Closing Date and any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Borrower and its Restricted Subsidiaries are engaged on the Closing Date.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.07(g).

“Specified Investor” means any Investor which, together with its Affiliates, owns beneficially or of record 20% or more of the outstanding Voting Stock of the Parent on the Closing Date and to the extent such Investor, together with its Affiliates, would otherwise be an Affiliate Lender on the date of determination.

“Specified Refinancing Debt” has the meaning specified in Section 2.19.

“Specified Refinancing Revolving Debt” has the meaning specified in Section 2.19.

“Specified Refinancing Term Loans” ~~means Specified Refinancing Debt constituting term loans.~~has the meaning specified in Section 2.19.

“Standard Securitization Undertakings” has the meaning ~~set forth~~specified in the definition of “Permitted Receivables Financing”.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subject Property” means any contract, license, lease, agreement, instrument or other document to the extent that such grant of a security interest therein is (1) prohibited by, or constitutes a breach or default under, or results in the termination of, or requires any consent not obtained under, such contract, license, lease, agreement, instrument or other document, or, in the case of any Equity Interests or other securities, any applicable shareholder or similar agreement or (2) otherwise constitutes or results in the abandonment, invalidation or unenforceability of any right, title or interest of any Loan Party under such contract, license, lease, agreement, instrument or other document, except, in each case, to the extent that applicable law or the term in such contract, license, lease, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law or purports to prohibit the granting of a security interest over all or a material portion of assets of any Loan Party; provided, however, that the foregoing exclusions shall not apply to the extent that any such prohibition, default or other term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity; provided, further, that the security interest shall attach immediately to any portion of such Subject Property that does not result in any of the consequences specified above including, without limitation, any proceeds of such Subject Property.

“Subsidiary” means, with respect to any Person (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of the Voting Stock is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity and (3) any Person that is consolidated in the consolidated financial statements of the specified Person in accordance with GAAP.

“Subsidiary Borrower” has the meaning specified in Section 2.18.

“Subsidiary Guarantor” means, collectively, the Restricted Subsidiaries of the Borrower that are Guarantors.

“Subsidiary Guaranty” means, collectively, the Subsidiary Guaranty made by the Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit D-2, together with each other guaranty and guaranty supplement delivered pursuant to Section 8 of the Subsidiary Guaranty.

“Supplemental Administrative Agent” has the meaning specified in Section 9.14 and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Supplemental Collateral Agent” has the meaning specified in Section 9.14 and “Supplemental Collateral Agents” shall have the corresponding meaning.

“Swap Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

“Syndication Agent” has the meaning specified in the introductory paragraph of this Agreement.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, imposed by any Governmental Authority, including any interest, additions to tax and penalties applicable thereto.

“Tax Indemnitee” has the meaning ~~given to such term~~specified in Section 3.01(e).

~~“Tecalemit Business” means the business division of the Borrower and its Subsidiaries in Australia which designs and manufactures industrial lubrication mining systems and equipment, automotive service workshop equipment and vehicle service hoists.~~

“Term B-1 Loans” has the meaning specified in Section 2.01.

“Term Loan Collateral” has the meaning given to the term “Fixed Asset Collateral” in the Intercreditor Agreement.

~~“Term Loan Commitment” means as to each Lender, its obligation to make Term Loans to the Borrower on the Closing Date pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Commitment”.  The initial aggregate amount of the Term Loan Commitments on the Closing Date is $750,000,000.~~

“Term Loan Facility” means, at any time, ~~(a) prior to the Closing Date,~~ the aggregate amount of Additional Term B-1 Commitments ~~of all Lenders at such time, and (b) thereafter,~~and the aggregate Term Loans, in each case of all Lenders at such time.

~~“Term Loan Increase Effective Date” has the meaning specified in Section 2.16(d).~~

“Term Loans” ~~has the meaning given to such term in Section 2.01.~~means, (x) before the Amendment No. 1 Effective Date, the Original Loans and (y) on and after the Amendment No. 1 Effective Date, the Term B-1 Loans.

“Term Note” means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit B hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term Loans made or held by such Lender.

~~“Thermal and Emissions Business” means the business division of the Borrower and its Subsidiaries which manage and control vapors / coolant to increase powertrain performance, improve passenger comfort while enabling reduced emissions to aid in meeting increasing regulations.~~

“Threshold Amount” means $35,000,000.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“Transactions” means, collectively, (i) the ~~Notes Refinancing, (ii) the~~ entrance into of this Agreement ~~and~~, the ~~initial funding of the Term Loans and (iii~~incurrence of the Additional Term B-1 Loan hereunder and the conversion of Converted Term Loans to Term B-1 Loans, in each case, on the Amendment No. 1 Effective Date, (ii) the incurrence of the Senior Notes, (iii) the Refinancing, (iv) the amendment of the ABL Credit Agreement and (v) the payment of the fees, costs and expenses incurred in connection with the Transactions (such fees, costs and expenses, the “Transaction Costs”).

“Transaction Costs” has the meaning ~~given to such term~~specified in the definition of the “Transaction.”

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“Unfunded Pension Liability” means the excess of the present value of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“United States Tax Compliance Certificate” has the meaning ~~given to such term~~specified in Section 3.01(c).

“Unrestricted Subsidiary” means:

(1)                                 any Subsidiary of the Borrower that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2)                                 any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Borrower may designate any Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary of the Borrower but excluding the Borrower ~~and OpCo~~) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Borrower or any other Subsidiary of the Borrower that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Borrower or any of its Restricted Subsidiaries; provided, further, however, that either:

(a)                                 the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b)                                 if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 7.06.

The Board of Directors of the Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving pro forma effect to such designation:

(x)                                 (1)  the Borrower could Incur $1.00 of additional Indebtedness pursuant to Section 7.03, or

(2)                                 the Fixed Charge Coverage Ratio for the Borrower and its Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for the Borrower and its Restricted Subsidiaries immediately prior to such designation, and

(y)                                 no Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors of the Borrower shall be evidenced to the Administrative Agent by promptly delivering to the Administrative Agent a copy of the resolution of the Board of Directors of the Borrower giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“US Lender” means a Lender that is a United States person within the meaning of Section 7701(a)(30) of the Code.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02                        Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                 The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)                                 (i)  The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)                                  Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii)                               The term “including” is by way of example and not limitation.

(iv)                              The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c)                                  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d)                                 Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03                        Accounting Terms.  Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.  Financial statements required to be delivered by the Borrower to Lenders pursuant to Sections 6.01(a) and 6.01(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation. Calculations in connection with the definitions, covenants and other provisions hereof shall be made in accordance with GAAP as in effect from time to time.  If, after the ~~Closing~~Amendment No.1 Effective Date, any change in the accounting principles used in the preparation of the most recent financial statements referred to in Section 6.01 is required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrower with the approval of the Borrower’s accountants and results in a change in any of the calculations required by Article VII that would not have resulted had such accounting change not occurred, if requested by the Borrower or the Administrative Agent, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change such that the criteria for evaluating compliance with such covenants by Holdings and its Subsidiaries shall be the same after such change as if such change had not been made (subject to the approval of the Required Lenders not to be unreasonably withheld, conditioned or delayed and not subject to any amendment fee or increase in pricing hereunder); provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Article VII shall be given effect until such provisions are amended to reflect such changes in GAAP.  In addition, for purposes of this Agreement, all references to codified accounting standards specifically named herein shall be deemed to include any successor, replacement, amended or updated accounting standard under GAAP or IFRS to the extent the Borrower is required to apply IFRS.

1.04                        Rounding.  Any financial ratios required to be tested by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05                        References to Agreements and Laws.  Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06                        Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.07                        Timing of Payment or Performance.  When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as specifically provided in Section 2.12 or as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

1.08                        Currency Equivalents Generally.  Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by the Administrative Agent at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in Dollars with such other currency; provided that compliance with Section 7.03 as it relates to foreign currency shall be governed by Section 7.03(d).

1.09                        Calculation of Baskets.  If any of the baskets set forth in Article VII of this Agreement are exceeded solely as a result of fluctuations to Consolidated Total Assets for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under Article VII, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations.

1.10                        Effect of Amendment No. 1.  All Original Loans owed by the Borrower to any Person under the Original Credit Agreement that have not been repaid to such Persons on or prior to the Amendment No. 1 Effective Date shall continue as Loans under this Agreement and from and after the Amendment No. 1 Effective Date shall be payable as set forth herein and all interest, fees and other amounts owing in respect of such Loans shall accrue as provided under this Agreement; provided that on the Amendment No. 1 Effective Date, the Borrower shall repay the principal amount of all Original Loans not converted to Term B-1 Loans on the Amendment No. 1 Effective Date; provided, further, that all accrued and unpaid interest and fees upon all Original Loans through but excluding the Amendment No. 1 Effective Date shall be paid in full on the Amendment No. 1 Effective Date.  Following the Amendment No. 1

Effective Date, the Original Loans shall no longer be in effect and thereafter only Loans under this Agreement shall be outstanding until otherwise terminated in accordance with the terms hereof.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01                        The Loans.  Subject to the terms and conditions set forth herein, ~~each~~on the Amendment No. 1 Effective Date, (a) the Additional Term B-1 Lender ~~severally~~ agrees to make a ~~single~~ loan (~~individually a “Term Loan”; and collectively~~the “Additional Term B-1 Loan”) to the Borrower in a principal amount not to exceed its Additional Term B-1 Commitment and (b) each Converted Term Loan of each Consenting Lender shall be automatically converted into a loan with the same Type and class as the Additional Term B-1 Loan (collectively, with the Additional Term B-1 Loan, the “Term B-1 Loans”) ~~to the Borrower on the Closing Date in an~~in a principal amount equal to such ~~Lender’s Term Loan Commitment.  The initial Borrowing under this Section 2.01 shall consist of Term Loans made simultaneously by the Lenders in accordance with their respective Commitments~~Converted Term Loan.  Amounts borrowed under this Section 2.01 or otherwise pursuant to this Agreement and subsequently repaid or prepaid may not be reborrowed.  Term Loans may be Base Rate Loans or Eurodollar Rate Loans as further provided herein~~.~~; provided, however, the Term B-1 Loans shall initially be Eurodollar Rate loans with an Interest Period ending on December 31, 2016.

2.02                        Borrowings, Conversions and Continuations of Loans.

(a)                                 Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent.  Each such notice must be in writing and must be received by the Administrative Agent not later than 11:00 a.m. (New York time) (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion of Base Rate Loans to, or continuation of, Eurodollar Rate Loans, or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that other than as set forth in Section 2.01, if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. (New York time) four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them.  Not later than 10:00 a.m. (New York time) three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower whether or not the requested Interest Period has been consented to by all the Lenders.  Each notice by the Borrower pursuant to this Section 2.02(a) shall be delivered by the Borrower to the Administrative Agent in the form of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof.  Each Borrowing of, or conversion to, Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof.  Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans and class of Loans to be borrowed, converted or continued and (iv) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b)                                 Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount of its ratable share of the Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each applicable Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a).  In the case of a Borrowing, each applicable Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. (or 2:00 p.m. in the case of Base Rate Loans) on the Business Day specified in the applicable Committed Loan Notice.

(c)                                  Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan unless the Borrower pays the amount due under Section 3.05 in connection therewith.  During the existence of an Event of Default, at the election of the Administrative Agent or Required Lenders, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans.

(d)                                 The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)                                  After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect.

(f)                                   The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

2.03                        [Reserved].

2.04                        [Reserved].

2.05                        Prepayments.

(a)                                 Optional.

(i)                                The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without, except as set forth in Section 2.05(a)(iv) below, premium or penalty; provided, that (1) such notice must be received by the Administrative Agent not later than 12:00 p.m. (New York time) (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the class and

Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s ratable share of the relevant Facility).  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Sections 2.05(a)(iv) and 3.05.  In the event of any prepayments of Loans under this Section 2.05(a) made at a time when Loans of more than one ~~tranche~~class remain outstanding, the Borrower shall select the ~~tranche~~class of Loans to be prepaid.  Each prepayment of outstanding Loans under a Facility pursuant to this Section 2.05(a) shall be applied to the then-remaining amortization payments in the manner directed by the Borrower; and each such prepayment shall be paid to the applicable Lenders on a pro rata basis.

(ii)                                [Reserved].

(iii)                                 Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) if such prepayment would have resulted from a refinancing of any Facility, which refinancing shall not be consummated or shall otherwise be delayed.

(iv)                               If the Borrower makes a prepayment of Term Loans pursuant to Section 2.05(a) or a prepayment of Term Loans with the proceeds of any Specified Refinancing Debt pursuant to Section 2.05(b)(iii), in each case within ~~365~~180 days after the ~~Closing~~Amendment No. 1 Effective Date in connection with any Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of the applicable Lenders (including each Lender that withholds its consent to such Repricing Transaction and is replaced as a Non-Consenting Lender under Section 3.07), a prepayment premium in an amount equal to 1.0% of the principal amount prepaid.

(b)                                 Mandatory.

(i)                                Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.01(c), the Borrower shall prepay an aggregate principal amount of Loans in an amount equal to (A) 50% (as may be adjusted pursuant to the proviso below) of Excess Cash Flow for the fiscal year covered by such financial statements commencing with the fiscal year ended on or about December 31, ~~2014~~2017 minus (B) the aggregate amount of voluntary principal prepayments of the Loans (solely, in the case of any loans under any New Revolving Facility or any specified Revolving Refinancing Debt only, to the extent accompanied by a dollar-for-dollar permanent reduction in the commitments thereunder), Incremental Equivalent Debt (solely to the extent secured on a pari passu basis with the Obligations securing the Loans) and loans under the ABL Credit Agreement (solely to the extent accompanied by a dollar-for-dollar permanent reduction in the commitments thereunder) and the aggregate amount of Term Loans purchased pursuant to a Dutch Auction pursuant to Section 2.05(c), in each case other than to the extent that any such prepayment is funded from the proceeds of long-term Indebtedness; provided, that such percentage shall be reduced to 25% or 0% if the Consolidated ~~First Lien~~Total Net Debt Ratio as of the last day of the fiscal year covered by such financial statements was less than 2.50 to 1.00 or 2.00 ~~to 1.00, respectively; provided, further, that for the fiscal year ending December 31, 2014 only, the amount of Excess Cash Flow subject to this Section 2.05(b)(i) shall be 50% of the Excess Cash Flow for such fiscal year (multiplied then by the appropriate percentage as set forth above);~~:1.00, respectively; provided that, so long as no Event of Default shall have occurred and is continuing, the Borrower shall only be required to make mandatory prepayments under this paragraph (b)(i) if such mandatory prepayment calculated in accordance with this paragraph (b)(i) exceeds $5,000,000.

(ii)                                (A)  If the Borrower or any Restricted Subsidiary consummates one or more Asset Sales which result in realization or receipt by the Borrower or such Restricted Subsidiary of aggregate Net Cash Proceeds in excess of $20,000,000 in any fiscal year, the Borrower shall (1) give written notice to the Administrative Agent thereof promptly after the date of the realization or receipt of such Net Cash Proceeds and (2) except to the extent the Borrower elects in such notice to permanently reduce Indebtedness with Net Cash Proceeds from ABL Collateral pursuant to Section 7.05(b) or reinvest, in each case, all or a portion of such Net Cash Proceeds in accordance with Section 7.05, prepay an aggregate principal amount of Loans in an amount equal to 100% of all Net Cash Proceeds received from such Asset Sale within five (5) Business Days of receipt thereof by the Borrower or such Restricted Subsidiary.

(B)                               With respect to any Net Cash Proceeds realized or received with respect to any Asset Sale, at the option of the Borrower, the Borrower may reinvest all or any portion of such Net Cash Proceeds in accordance with Section 7.05; provided, however, that if any Net Cash Proceeds are no longer intended to be so reinvested at any time after the occurrence of the relevant transaction, an amount equal to any such Net Cash Proceeds shall be immediately applied to the prepayment of the Loans as set forth, and to the extent required, in this Section 2.05.

(iii)                                 (A)  Upon the incurrence or issuance by the Borrower or any of its Restricted Subsidiaries of any Specified Refinancing ~~Debt constituting new term loan facilities~~Term Loans or any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the Borrower shall prepay an aggregate principal amount of Term Loans and New Term Loans, as applicable in an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Borrower or such Restricted Subsidiary.

(B)                               Upon the incurrence or issuance by the Borrower of any Specified Refinancing Revolving Debt, the Borrower shall prepay an aggregate principal amount of Loans under the applicable

New Revolving Facility in an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Borrower.

(iv)                               With respect to any prepayment made pursuant to Sections 2.05(b)(i) through (iii) (other than prepayments made with Net Cash Proceeds of Specified Refinancing Debt, which shall be applied to such Loans being refinanced), such prepayments of Loans shall be applied ratably to each ~~tranche~~class of Loans then existing and constituting term loan facilities.  Subject to Section 2.17(d)(v), each prepayment of Loans constituting term loan facilities pursuant to this Section 2.05(b) shall be applied ratably to each ~~of the~~such Loans and to the principal repayment installments thereof, first, in direct order of maturity, to the next succeeding four (4) quarterly principal repayment installments of ~~the~~such Loans that are due pursuant to Section 2.07 (excluding the installment due on the applicable Maturity Date) and, second, to the remaining principal repayment installments of ~~the~~such Loans; and, with respect to each such Facility, each such prepayment shall be paid to the Lenders on a pro rata basis.

(v)                               Funding Losses, Etc.  All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.05 and, to the extent applicable, any additional amounts required pursuant to Section 2.05(a)(iv).  Notwithstanding any of the other provisions of this Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under this Section 2.05(b), other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b).  Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).

(c)                                  Notwithstanding anything to the contrary in this Agreement, any Purchasing Borrower Party shall have the right at any time and from time to time to prepay Loans of one or more classes constituting term loan facilities to the applicable Lenders at a discount to the par value of such Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to a Dutch Auction and the procedures described in the definition thereof; provided that (A) any Discounted Voluntary Prepayment shall be offered to all Lenders of the applicable class(es) on a pro rata basis and (B) such Purchasing Borrower Party shall deliver to the Administrative Agent a certificate stating that (1) no Default or Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment (after giving effect to any related waivers or amendments obtained in connection with such Discounted Voluntary Prepayment) and (2) each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.05(c) has been satisfied.

(d)                                 Lender Opt-out.  With respect to any prepayment of the Loans pursuant to Section 2.05(b), any Lender, at its option, may elect not to accept such prepayment.  The Borrower shall notify the Administrative Agent of any event giving rise to such prepayment of the Loans and the amount of the prepayment that is available to prepay the Loans (the “Prepayment Amount”).  The Administrative Agent shall notify the Lenders of the amount available to prepay the Loans of each class and the date on which such prepayment shall be made (the “Prepayment Date”), which date shall be ten (10) Business Days after the date of such receipt.  Any Lender declining such prepayment (a “Declining Lender”) shall give written notice to the Administrative Agent by 11:00 a.m. date that is three (3) Business Days prior to the Prepayment Date.  If any Lender does not give a notice by such date that it is a Declining Lender, then it will be deemed to be an Accepting Lender.  On the Prepayment Date, an amount equal to that portion of the

Prepayment Amount accepted by the Lenders other than the Declining Lenders (such Lenders being the “Accepting Lenders”) to prepay Loans owing to such Accepting Lenders shall be paid to the Administrative Agent by the Borrower and applied by the Administrative Agent ratably to prepay Loans owing to such Accepting Lenders in the manner described in Section 2.05(b) for such prepayment.  Any amounts that would otherwise have been applied to prepay Loans owing to Declining Lenders shall instead be retained by the Borrower (such amounts, “Declined Amounts”).

(e)                                  Notwithstanding any other provision of this Section 2.05, for any or all of the Net Cash Proceeds of any Asset Sale by a Foreign Subsidiary or Excess Cash Flow attributable to Foreign Subsidiaries for which the Borrower determines in good faith that the repatriation of such Net Cash Proceeds or Excess Cash Flow (i) is prohibited or subject to limitations under applicable law, orders, decrees or determinations of any arbitrator, court or governmental authority or (ii) would have an adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation), the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Loans at the times provided in this Section 2.05; provided that when the Borrower determines in good faith that repatriation of any of such Net Cash Proceeds or Excess Cash Flow (i) is no longer prohibited or subject to limitations under such applicable law, orders, decrees or determinations of any arbitrator, court or governmental authority or (ii) would no longer have an adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation), the repatriation of such amount that would otherwise be required to be used to make an offer of prepayment pursuant to Section 2.05(b)(i) or (b)(ii), will be immediately effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (an in any event not later than five (5) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of Loans pursuant to this Section 2.05.

2.06                        Termination of Commitments.  The aggregate Additional Term ~~Loan~~B-1 Commitments shall be automatically and permanently reduced to zero on the date of, and after giving effect to, the initial Borrowing on the ~~Closing~~Amendment No. 1 Effective Date.

2.07                        Repayment of Term Loans.  The Borrower shall, on the last Business Day of each March, June, September and December, commencing with the last Business Day of ~~September 2014~~March 2017 and ending with the last Business Day of the fiscal quarter preceding the Maturity Date for the Term Loan Facility, repay to the Administrative Agent for the ratable account of the ~~Term~~ Lenders under the Term Loan Facility, 0.25% of the aggregate principal amount of all Term Loans outstanding on the ~~Closing Date~~Amendment No. 1 Effective Date after giving effect to Amendment No. 1 (which installments above shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05); provided, however, that the final principal repayment installment of the Term Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.

2.08                        Interest.

(a)                                 Subject to the provisions of Section 1.10 (with respect to accrued interest and unpaid interest on Original Loans prior to the Amendment No. 1 Effective Date) and Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the greater of (x) the Eurodollar Rate for such Interest Period and (y) ~~1.00~~0.75%, plus (B) the Applicable Rate for Eurodollar Rate Loans and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of (A~~) the greater of (x) the percentage for clause (A) above and (y~~) the Base Rate, plus (B) the Applicable Rate for Base Rate Loans.

(b)                                 Upon the occurrence and during the continuation of any Default under Section 8.01(a), (f) or (g), the Borrower shall pay interest on the principal amount of all overdue Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.  Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)                                  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09                        [Reserved].

2.10                        Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.  All computations of interest for Base Rate Loans (except for Base Rate computations in respect of clauses (a) and (c) of the definition thereof) shall be made on the basis of a year of three hundred and sixty-five (365) or three hundred and sixty six (366) days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a three hundred and sixty-five (365) day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11                        Evidence of Indebtedness.

(a)                                 The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103 -1(c), as a non-fiduciary agent for the Borrower, in each case in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to the order of such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)                                 [Reserved].

(c)                                  Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.11(a), and by each Lender in its account or accounts pursuant to Section 2.11(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit the obligations of the Borrower under this Agreement and the other Loan Documents.

2.12                        Payments Generally; Administrative Agent’s Clawback.

(a)                                 General.  All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 12:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its ratable share in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 12:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(b)                                 Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to the Borrower with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.

(c)                                  Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV or Amendment No.1, as applicable, are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender on demand, without interest.

(d)                                 Obligations of the Lenders Several.  The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 9.07 are several and not joint.  The failure of any Lender to make any Loan or to fund any such participation or to make any payment under Section 9.07 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or, to purchase its participation or to make its payment under Section 9.07.

(e)                                  Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)                                   Insufficient Funds.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties

(g)                                  Unallocated Funds.  If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s ratable share of the sum of the Outstanding Amount of all Loans outstanding at such time and, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

2.13                        Sharing of Payments.  If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders of the same class such participations in the Loans of the same class made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon.  The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments.  Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.  For the avoidance of doubt, the provisions of this Section 2.13 shall not be construed to apply to (A) the assignments and participations (including by means of a Dutch Auction) described in Sections 2.05(c) and 10.07 or (B) the incurrence of any Specified Refinancing Debt in accordance with Section 2.19.

2.14                        [Reserved].

2.15                        Extension Offers.

(a)                                 Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of ~~Term Loans~~Facilities having a like maturity date on a pro rata basis (based on the aggregate outstanding principal amount of the respective ~~Term Loans~~Facilities) and on the same terms to each such Lender, the Borrower may from time to time extend the maturity date of any ~~Term Loans~~Facility and otherwise modify the terms of such ~~Term Loans~~Facility pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such ~~Term Loans~~Facility (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s ~~Term Loans~~Facility) (each, an “Extension”, and each group of ~~Term Loans~~Facilities as so extended, as well as the original ~~Term Loans~~Facilities (in each case not so extended), being a “tranche”; any Extended ~~Term Loans~~Facility shall constitute a separate tranche of ~~Term Loans~~Facility from the tranche of ~~Term Loans~~Facility from which they were converted, so long as the following terms are satisfied:  (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the applicable Lenders, (ii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined by the Borrower and set forth in the relevant Extension Offer), the ~~Term Loans~~Facility of any Lender extended pursuant to any Extension (each an “Extended ~~Term Loans~~Facility”) shall have the same terms as the tranche of ~~Term Loans~~Facility subject to such Extension Offer, (iii) the final maturity date of any Extended ~~Term Loans~~Facility shall be no earlier than the then latest Maturity Date hereunder and the amortization schedule applicable to Term Loans pursuant to Section 2.07 for periods prior to the original applicable Maturity Date may not be increased, (iv) the Weighted Average Life to Maturity of any Extended ~~Term Loans~~Facility shall be no shorter than the remaining Weighted Average Life to Maturity of the ~~Term Loans~~Facility extended thereby, (v) any Extended ~~Term Loans~~Facility may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vi) if the aggregate principal amount of ~~Term~~ Loans and Commitments (calculated on the face amount thereof), in respect of which Lenders or shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of ~~Term~~ Loans and Commitments offered to be extended by the Borrower pursuant to such Extension Offer, then the ~~Term~~ Loans and Commitments of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (vii) all documentation in respect of such Extension shall be consistent with the foregoing, and (viii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower.  For the avoidance of doubt, no Lender shall be required to participate in any Extension.

(b)                                 [Reserved].

(c)                                  With respect to all Extensions consummated by the Borrower pursuant to this Section 2.15, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of ~~Term Loans~~Facilities (as applicable) of any or all applicable tranches be tendered.  The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.15 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended ~~Term Loans~~Facility on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.15.

(d)                                 The Lenders hereby irrevocably authorize the Administrative Agent and Collateral Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of ~~Term Loans~~Facilities so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.15.  Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Collateral Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then latest Maturity Date so that such maturity date is extended to the then latest Maturity Date (or such later date as may be advised by local counsel to the Collateral Agent).

(e)                                  In connection with any Extension, the Borrower shall provide the Administrative Agent and the Collateral Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent and the Collateral Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent and the Collateral Agent, in each case acting reasonably to accomplish the purposes of this Section 2.15.

2.16                        Increase Facilities.

(a)                                 Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders) specifying in reasonable detail the proposed terms thereof, the Borrower may from time to time, request (x) an increase in the Term Loans or any New Term Loans or (y) an increase in any New Revolving Facility, in each case by an amount (for all such requests, and all requests for ~~a~~ New Term ~~Facility~~Facilities or New Revolving Facilities pursuant to Section 2.17 and Incremental Equivalent Debt) not exceeding the sum of (i) the maximum positive amount at such time that could be Incurred without causing the Consolidated ~~First Lien~~Senior Secured Net Debt Ratio to exceed 2.25 to 1.00 (in each case, on a pro forma basis, after giving effect to such New Term Loans or New Revolving Facility, increased Loans or Incremental Equivalent Debt Incurred on or prior to the date of determination (but excluding any amounts Incurred simultaneously pursuant to clause (ii) below) and the use of the proceeds therefrom~~) and (ii) $300,000,000 (together with all requests for New Term Facilities pursuant to Section 2.17 and Incremental Equivalent Debt~~ and, in the case of an increase to a New Revolving Facility, assuming that the amount of such increase is fully drawn), (ii) $400,000,000 and (iii) the aggregate principal amount of all voluntary prepayments after the Amendment No. 1 Effective Date of (x) Term Loans and New Term Loans prior to such date and (including pursuant to a Dutch Auction pursuant to Section 2.05(c)) (y) loans under any New Revolving Facility and loans under the ABL Credit Agreement in each case solely to the extent accompanied by a dollar-for-dollar permanent reduction of New Revolving Commitments or commitments under the ABL Credit Agreement, as applicable), prior to such date, in each case for this clause (iii) other than to the extent any such prepayment is funded from the proceeds of long-term Indebtedness (“Maximum Incremental Amount”); provided that any such request for an increase shall be in a minimum amount of the lesser of (x) $25,000,000 and (y) the entire remaining amount of increases available under this Section 2.16.  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).

(b)                                 Each applicable Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Loans and, if so, the amount of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its Loans.

(c)                                  The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase, the

Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent.

(d)                                 If any Loans or Commitments are increased in accordance with this Section 2.16, the Administrative Agent and the Borrower shall determine the effective date (the “~~Term Loan~~ Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrower and the applicable Lenders of the final allocation of such increase and the applicable ~~Term Loan~~ Increase Effective Date.  As of the ~~Term Loan~~ Increase Effective Date, the amortization schedule, if any, for the applicable Loans shall be amended to increase the then-remaining unpaid installments of principal by an aggregate amount equal to the additional Loans of such class being made on such date, such aggregate amount to be applied to increase such installments ratably in accordance with the amounts in effect immediately prior to the ~~Term Loan~~ Increase Effective Date.  Such amendment may be signed by the Administrative Agent on behalf of the Lenders.  In addition, in connection with any increase in the Loans or Commitments, this Agreement and the other Loan Documents may be amended in a writing (which may be executed and delivered by the Borrower and the Administrative Agent) to reflect any technical changes necessary to give effect to such increase in accordance with its terms as set forth herein (including the addition of such increase in Loans or Commitments as a part of, and treated in a manner consistent with, the applicable Facility, including, without limitation, for purposes of prepayments and voting).

(e)                                  As a condition precedent to such increase, (i) the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the ~~Term Loan~~ Increase Effective Date signed by a Responsible Officer of the Borrower, certifying and attaching the resolutions adopted by the Borrower approving or consenting to such increase, and certifying that the conditions precedent set out in the following subclauses (ii) through (~~vi~~iv) have been satisfied, (ii) no Default shall have occurred and be continuing or would result from such increase, (iii) such increase in the applicable Facility shall have ~~a final maturity no earlier than the maturity date of the Facility subject to such increase, (iv) the Weighted Average Life to Maturity of such increase in the Facility shall be no shorter than that of the existing Facility subject to such increase, (v) prior to the date that is 18 months after the Closing Date, the all-in yield (whether in the form of interest rate margins, original issue discount, upfront fees, or Eurodollar Rate or Base Rate floors (but not arranger or underwriting fees paid to arrangers for their own account), assuming, in the case of original issue discount and upfront fees, four-year life to maturity) applicable to such increase will be determined by the Borrower and the Lenders providing such increase and will not be more than 50 basis points higher than the corresponding all-in yield (giving effect to interest rate margins, original issue discount, upfront fees and Eurodollar Rate and Base Rate floors) for the existing Facility subject to such increase, unless the all-in yield with respect to the existing Facility is increased by an amount equal to the difference between the all-in yield with respect to such increase and the corresponding all-in yield on the increased Facility, minus 50 basis points, and (vi~~identical terms to those of such Facility and (iv) to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received legal opinions, resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 with respect to the Borrower and all Material Subsidiary Guarantors (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and evidencing the approval of such increase by the Borrower and each Material Subsidiary Guarantor).  Notwithstanding the foregoing, in connection with any such increase, if the proceeds of such ~~Term~~ Loans or Commitments are, substantially concurrently with the receipt thereof, to be used, in whole or in part, by the Borrower or any other Loan Party to finance, in whole or in part, a permitted acquisition, then, to the extent agreed to by the lenders providing such ~~Term~~ Loans or Commitments, (A) the only representations and warranties that will be required to be true and correct in all material respects as of the applicable ~~Term Loan~~ Increase Effective Date shall be those representations consistent with customary “SunGard” or “Certain Funds” conditionality and (B) the only Event of Defaults which may not exist after giving effect to such increase as a condition to the ~~Term Loan~~ Increase Effective Date are Events of Default under Sections 8.01(a), (f) or (g).  The additional Loans or Commitments shall be made by the Lenders participating therein pursuant to the procedures set forth in Section 2.02.

2.17                        New ~~Term~~ Facility.

(a)                                 ~~Provided there exists no Default, upon~~Upon notice to the Administrative Agent, the Borrower may from time to time, request to add (x) one or more new term loan facilities to the Facilities (each a “New Term Facility”; and any advance made by a Lender thereunder, a “New Term Loan”) or (y) one or more cash-flow revolving credit facilities (each a “New Revolving Facility”, the commitments thereunder, the “New Revolving Commitments” and any New Revolving Facility together with any New Term Facilities, the “New Facilities”) in an amount (for all such requests~~) not exceeding the sum of (i) the maximum amount at such time that could be Incurred without causing the Consolidated First Lien Debt Ratio to exceed 2.25 to 1.00 (in each case, on a pro forma basis, after giving effect to such New Term Loans, increased Loans or Incremental Equivalent Debt Incurred on or prior to the date of determination (but excluding any amounts Incurred simultaneously pursuant to clause (ii) below) and the use of the proceeds therefrom) and (ii) $300,000,000 (together with all requests for New Term Facilities pursuant to Section 2.17~~, and all requests for increases to a Term Facility, a New Term Facility and New Revolving Facility pursuant to Section 2.16 and Incremental Equivalent Debt) not exceeding the Maximum Incremental Amount; provided that any such request for New ~~Term~~ Facilities shall be in a minimum amount of the lesser of (x) $25,000,000 and (y) the entire amount available under this Section 2.17 for New ~~Term~~ Facilities.

(b)                                 The Borrower shall make any request for any New ~~Term~~ Facility pursuant to a written notice to the Administrative Agent specifying in reasonable detail the proposed terms thereof.  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each applicable Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to such Lenders).  Each applicable Lender shall notify the Administrative Agent within such time period whether or not it agrees to participate in such New ~~Term~~ Facility and, if so, of such requested increase.  Any Lender approached to provide all or a portion of the New ~~Term~~ Facility may elect or decline, in its sole discretion, to provide loans thereunder.  Any Lender not responding within such time period shall be deemed to have declined to participate in providing such New ~~Term~~ Facility.  The Administrative Agent shall notify the Borrower and each applicable Lender of the Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested issuance of New ~~Term~~ Facility, the Borrower may also invite additional Eligible Assignees to become Lenders in respect of such New ~~Term~~ Facility pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent.

(c)                                  The Administrative Agent shall promptly notify the Borrower and the Lenders of the amount and effective date (the “New ~~Term~~ Facility Effective Date”) of any New ~~Term~~ Facility.  In connection with any New ~~Term~~ Facility, this Agreement and the other Loan Documents shall be amended in a writing (which may be executed and delivered by the Borrower and the Administrative Agent) to reflect any technical changes necessary to give effect to such New ~~Term~~ Facility in accordance with its terms as set forth herein (including the addition of such New ~~Term~~ Facility as a “Facility” hereunder and treated in a manner consistent with the other ~~Term Loan~~ Facilities or customary revolving facilities, including, without limitation, for purposes of borrowing mechanics for foreign currency borrowings, letter of credit and swingline facilities, prepayments and voting).

(d)                                 As a condition precedent to any New Term Facility, (i) the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the New ~~Term~~ Facility Effective Date signed by a Responsible Officer of the Borrower, certifying and attaching the resolutions adopted by the Borrower approving or consenting to such New Term ~~Loan~~Facility, and certifying that the conditions precedent set out in the following subclauses (ii) through (~~ix~~xi) have been satisfied, (ii) such New Term Facility shall rank pari passu in right of payment and security with the other Facilities~~,~~ and shall have no collateral or guarantors other than the Collateral and the Guarantors, other than any New Term Facility Incurred by a Foreign Subsidiary Borrower which may be secured by the assets of such Foreign Subsidiary Borrower and its Subsidiaries and may be guaranteed by the Subsidiaries of such Foreign Subsidiary Borrower, subject to Section 2.18, (iii) such New Term Facility shall have a final maturity no earlier than the latest maturity date of any Facility hereunder, (iv) the Weighted Average Life to Maturity of such New Term Facility shall be no shorter than that of the Term Loan Facility, (v) the New Term Facility ~~shall share ratably in any prepayments of the Term Loan Facility pursuant to Section 2.05,~~may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder (vi) no Default shall have occurred and be continuing or would result from such increase, (vii) prior to the date that is ~~18~~12 months after the ~~Closing~~Amendment No. 1 Effective Date, the all-in yield (whether in the form of interest rate margins, original issue discount, upfront fees, or Eurodollar Rate or Base Rate floors (but not arranger or underwriting fees paid to arrangers for their own accounts), assuming, in the case of original issue discount and upfront fees, four-year life to maturity) applicable to such New Term Facility will be determined by the Borrower and the Lenders providing such New Term Facility and will not be more than 50 basis points higher than the corresponding all-in yield (giving effect to interest rate margins, original issue discount, upfront fees and Eurodollar Rate and Base Rate floors) for the existing Term Loan Facility, unless the all-in yield with respect to the existing Term Loan Facility is increased by an amount equal to the difference between the all-in yield with respect to such New Term Facility and the corresponding all-in yield on the existing Term Loan Facility, minus 50 basis points, (viii) the borrower with respect to such New Term Facility will be the Borrower and/or a Subsidiary Borrower appointed pursuant to Section 2.18, (ix) such New Term Facility shall be denominated in U.S. Dollars Australian Dollars, Canadian Dollars, Euros, Pounds Sterling or any other currency reasonably acceptable to the Administrative Agent, (x) except with respect to all-in yield and as set forth in subclauses (iii) ~~and~~, (iv), (v), (viii) and (ix) above ~~with respect to final maturity and Weighted Average Life to Maturity, or otherwise as shall be reasonably satisfactory to the Administrative Agent, such New Term Facility shall have the same terms and conditions as the Term Loan Facility; provided that~~, the terms and conditions applicable to such New Term Facility may provide for any additional or different covenants or other provisions that are agreed between the Borrower and the Lenders thereof ~~and~~; provided that any such terms and conditions that are different from those applicable to the Term Loans shall be either (a) when taken as a whole, not materially more restrictive or burdensome to the Loan Parties than the terms and conditions applicable to the Term Loans, as reasonably determined by the Borrower, (b) added by way of amendment (which shall not require the consent of any Lender) to this Agreement to incorporate such terms or conditions to be applicable to the Term Loans or (c) applicable only during periods after the latest maturity date in respect of the then-existing ~~applicable Facility~~Term Loans that is in effect on the date of effectiveness of such New Term ~~Facility Effective Date~~Loans, and (~~ix~~xi) to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 with respect to the Borrower and all Material Subsidiary Guarantors (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and evidencing the approval of such increase by the Borrower and each Material Subsidiary Guarantor).  Notwithstanding the foregoing, in connection with any New Term Facility, if the proceeds of such New Term Loans are, substantially concurrently with the receipt thereof, to be used, in whole or in part, by the Borrower or any other Loan Party to finance, in whole or in part, a permitted acquisition, then, to the extent agreed to by the lenders providing such New Term Loans, (A) the only representations and warranties that will be required to be true and correct in all material respects as of the applicable New ~~Term~~ Facility Effective Date shall be those representations consistent with customary “SunGard” or “Certain Funds” conditionality and (B) the only Event of Defaults which may not exist after giving effect to such New Term Facility as a condition to the New ~~Term~~ Facility Effective Date are Events of Default under Sections 8.01(a), (f) or (g).

(e)                                  As a condition precedent to any New Revolving Facility, (i) the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the New Facility Effective Date signed by a Responsible Officer of the Borrower, certifying and attaching the resolutions adopted by the Borrower approving or consenting to such New Revolving Facility, and certifying that the conditions precedent set out in the following subclauses (ii) through (ix) have been satisfied, (ii) such New Revolving Facility shall rank pari passu in right of payment and security with the other Facilities and shall have no collateral or guarantors other than the Collateral and the Guarantors, other than any New Term Facility Incurred by a Foreign Subsidiary Borrower which may be secured by the assets of such Foreign Subsidiary Borrower and its Subsidiaries and may be guaranteed by the Subsidiaries of such Foreign Subsidiary Borrower subject to Section 2.18, (iii) such New Revolving Facility shall have a final maturity no earlier than the latest maturity date of any then existing New Revolving Facility hereunder, (iv) such New Revolving Facility shall not provide for scheduled amortization or mandatory prepayments or commitment reductions prior to the latest maturity date of any existing New Revolving Facility hereunder, (v) the New Revolving Facility may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, (vi) no Default shall have occurred and be continuing or would result from such increase, (vii) the borrower with respect to such New Revolving Facility will be the Borrower and/or a Subsidiary Borrower appointed pursuant to Section 2.18, (viii) such New Revolving Facility shall be denominated in U.S. Dollars Australian Dollars, Canadian Dollars, Euros, Pounds Sterling or any other currency reasonably acceptable to the Administrative Agent and (ix) except as provided above, such New Revolving Facility shall have such terms and conditions as agreed between the Borrower and the lenders providing such New Revolving Facility.

2.18                        ~~[Reserved]~~Subsidiary Borrowers.  On or after the Amendment No. 1 Effective Date, in connection with the incurrence of any New Facility pursuant to Section 2.17, the Borrower may designate any Wholly Owned Restricted Subsidiary organized under the laws of the United States, the Netherlands or any other jurisdiction reasonably satisfactory to the Administrative Agent as a Subsidiary Borrower (a “Subsidiary Borrower”) in respect of such New Facility.  Such designation of a Subsidiary Borrower shall be subject to the following conditions: (i) the Borrower and such Subsidiary Borrower shall have delivered written notice to the Administrative Agent of its desire to designate such Subsidiary Borrower at least 10 business days prior to the date of the effectiveness of such designation, (ii) in the case of a Subsidiary Borrower that is a Foreign Subsidiary (a “Foreign Subsidiary Borrower”), if the Obligations of such Foreign Subsidiary Borrower in respect of such New Facility are to be guaranteed by Subsidiaries of such Foreign Subsidiary Borrower and/or secured by assets of such Foreign Subsidiary Borrower or Subsidiaries of such Foreign Subsidiary Borrower, the Foreign Subsidiary Borrower and, if applicable, such Subsidiaries shall have delivered documentation reasonably satisfactory to the Administrative Agent with respect to such guarantees and/or security, (iii) the Lenders providing such New Facility and the Collateral Agent shall have entered into customary documentation with respect to a collateral allocation mechanism (or similar loss sharing arrangement) reasonably satisfactory to the Administrative Agent, (iv) such Subsidiary Borrower shall have delivered to the Administrative Agent at least three business days prior to the date of effectiveness of such designation all information requested by the Lenders under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, which has been requested by the Administrative Agent at least 10 business days prior to the date of effectiveness of such designation and (v) the Administrative Agent shall have received such legal opinions, board resolutions, officers’ certificates and other documentation reasonably requested with respect to and security for such Subsidiary Borrower and, if applicable, any Subsidiaries providing guarantees of such New Facility.

In connection with any Subsidiary Borrower, this Agreement and the other Loan Documents shall be amended in a writing (which may be executed and delivered by the Borrower, such Subsidiary Borrower and the Administrative Agent) to reflect any technical changes necessary to give effect to such Subsidiary Borrower in accordance with its terms as set forth herein (including the addition of such Subsidiary Borrower as a “Borrower” hereunder and treated in a manner consistent with the Borrower, customary tax provisions with respect to any Foreign Subsidiary Borrower, a parallel debt provisions and customary collateral allocation mechanism) that are mutually acceptable to the Borrower and the Administrative Agent.

2.19                        Specified Refinancing Debt.

(a)                                 The Borrower may, from time to time, add one or more new term loan facilities ~~to the Facilities (~~(“Specified Refinancing Term Loans”) or revolving credit facilities (“Specified Revolving Refinancing Revolving Debt” and, together with the Specified Refinancing Term Loans, “Specified Refinancing Debt”) to the Facilities pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower, to refinance all or any portion of, in the case of Specified Refinancing Term Loans, the Term Loans, or New Term Loans then outstanding under this Agreement or, in the case of Specified Refinancing Revolving Debt, the New Revolving Facilities, in each case pursuant to a Refinancing Amendment; provided that such Specified Refinancing Debt:  (i) will rank pari passu in right of payment and of security with the other Loans and Commitments hereunder and will have no collateral or guarantors other than the Collateral and the Guarantors (subject to Section 2.18); (ii) subject to the last sentence of this clause (a), will have such pricing and optional prepayment terms as may be agreed by the Borrower and the applicable Lenders thereof; (iii) will have a maturity date that is not prior to the maturity date of, and will have a Weighted Average Life to Maturity that is not shorter than, the Term Loans, New Term Loans or New Revolving Facility being refinanced; (iv) subject to clauses (ii) and (iii) above, will have terms and conditions (taken as a whole) that are substantially identical to, or less favorable to the investors providing such Specified Refinancing Debt than, the Facilities and Loans being refinanced; and (v) the proceeds of such Specified Refinancing Debt shall be applied, substantially concurrently with the incurrence thereof, to the prepayment of outstanding Term Loans or New Term Loans, as applicable, in the case of Specified Refinancing Term Loans, or loans under the applicable new Revolving Facility, in the case of Specified Revolving Refinancing Debt, in each case pursuant to Section 2.05, as applicable; provided further that the terms and conditions applicable to such Specified Refinancing Debt may provide for any additional or different covenants or other provisions that are agreed between the Borrower and the Lenders thereof and applicable only during periods after the latest maturity date in respect of the Facilities that is in effect on the date such Specified Refinancing Debt is issued, incurred or obtained or the date on which all non-refinanced Obligations are paid in full.

(b)                                 The Borrower shall make any request for Specified Refinancing Debt pursuant to a written notice to the Administrative Agent specifying in reasonable detail the proposed terms thereof.  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each applicable Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to such Lenders).  Each applicable Lender shall notify the Administrative Agent within such time period whether or not it agrees to participate in providing such Specified Refinancing Debt and, if so, the amount of such requested increase.  Any Lender approached to provide all or a portion of any Specified Refinancing Debt may elect or decline, in its sole discretion, to provide such Specified Refinancing Debt.  Any Lender not responding within such time period shall be deemed to have declined to participate in providing such Specified Refinancing Debt.  The Administrative Agent shall notify the Borrower and each applicable Lender of the Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested issuance of Specified Refinancing Debt, and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders in respect of such Specified Refinancing Debt pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent.

(c)                                  The effectiveness of any Refinancing Amendment shall be subject, to the extent reasonably requested by the Administrative Agent, to receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent).

(d)                                 Each class of Specified Refinancing Debt incurred under this Section 2.19 shall be in an aggregate principal amount that is (x) not less than $25,000,000 and (y) an integral multiple of $1,000,000 in excess thereof.

(e)                                  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Specified Refinancing Debt incurred pursuant thereto (including the addition of such Specified Refinancing Debt as separate “Facilities” hereunder and treated in a manner consistent with the Facilities being refinanced, including, without limitation, for purposes of prepayments and voting).  Any Refinancing Amendment may, without the consent of any Person other than the Borrower, the Administrative Agent and the Lenders providing such Specified Refinancing Debt, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.19.

ARTICLE III
TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

3.01                        Taxes.

(a)                                 All sums payable by any Loan Party hereunder or under any other Loan Document to any Lender or Agent shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Taxes.

(b)                                 If any Loan Party or any other applicable withholding agent is required by law to make any deduction or withholding on account of any ~~Non-Excluded Tax or Other~~ Taxes from any sum paid or payable by any Loan Party to any Lender or Agent under any of the Loan Documents: (i) the applicable Loan Party shall notify the applicable Agent of any such requirement or any change in any such requirement as soon as such Loan Party becomes aware of it; (ii) the applicable Loan Party or withholding agent shall make such deduction or withholding and pay to the relevant Governmental Authority any such ~~Non-Excluded Tax or Other~~ Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Loan Party) for its own account or (if that liability is imposed on the Lender or Agent) on behalf of and in the name of the Lender or Agent (as applicable); (iii) if such Tax is a Non-Excluded Tax or Other Tax, the sum payable to such Lender or Agent (as applicable) shall be increased by such Loan Party to the extent necessary to ensure that, after the making of any such required deduction or withholding of Non-Excluded Taxes or Other Taxes (including any deductions or withholdings of Non-Excluded Taxes or Other Taxes attributable to any payments required to be made under this Section 3.01), the Lender (or where the Agent ~~(as applicable),~~receives the payments for its own account) receives on the due date a net sum equal to what it would have received had no such deduction or withholding been required or made; and (iv) within thirty days after paying any sum from which it is required by Law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax which it is required by clause (ii) above to pay, the Loan Party making such payments shall deliver to the applicable Agent evidence reasonably satisfactory to the other affected parties of such deduction or withholding and of the remittance thereof to the relevant Governmental Authority.

(c)                                  Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by Laws or reasonably requested by the Borrower or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Tax with respect to any payments to be made to such Lender under any Loan Document.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documentation required below in this Section 3.01(c)) obsolete, expired or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent of its inability to do so.

Without limiting the foregoing:

(1)                                 Each US Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.

(2)                                 Each Non-US Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(A)                               two properly completed and duly signed copies of IRS Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code,

(B)                               two properly completed and duly signed copies of IRS Form W-8ECI (or any successor forms),

(C)                               in the case of a Non-US Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (A) two properly completed and duly signed certificates substantially in the form of Exhibit K (any such certificate, a “United States Tax Compliance Certificate”) and (B) two properly completed and duly signed copies of IRS Form W-8BEN or W-8BEN-E (or any successor forms),

(D)                               to the extent a Non-US Lender is not the beneficial owner (for example, where the Non-US Lender is a partnership or a participating Lender), IRS Form W-8IMY (or any successor forms) of the Non-US Lender, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information (or any successor forms) from each beneficial owner that would be required under this Section 3.01(c) if such beneficial owner were a Lender, as applicable (provided that, if one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Non-US Lender on behalf of such beneficial owner), or

(E)                                two properly completed and duly signed copies of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, United States federal withholding tax on any payments to such Lender under the Loan Documents.

(3)                                 If a payment made to a Lender under any Loan Document would be subject to tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of those FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has or has not complied with such Lender’s obligations under such Sections and, if necessary, to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 3.01(c)(3), “FATCA” shall include any amendments made to FATCA after the date hereof.

(4)                                 On or prior to the Closing Date, the Administrative Agent shall deliver to Borrower an executed Form W-8IMY, certifying in Part I that the Administrative Agent is a U.S. branch of a foreign bank and certifying in Part IV, Line 12, that the Administrative Agent agrees to be treated as a U.S. person with respect to any payments made to it under any Loan Document. The Administrative Agent agrees that if such Form W-8IMY previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or promptly notify Borrower in writing of its legal inability to do so. For the avoidance of doubt, the Administrative Agent should not be required to comply with this Section 3.01(c)(4) if such noncompliance results from a change in law after the date hereof.

Notwithstanding any other provision of this clause (c), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

(d)                                 In addition to the payments by a Loan Party required by Section 3.01(b), the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(e)                                  The Loan Parties shall, jointly and severally, indemnify a Lender or Agent (each a “Tax Indemnitee”), within 10 days after written demand therefor, for the full amount of any Non-Excluded Taxes paid or payable by such Tax Indemnitee on or attributable to any payment under or with respect to any Loan Document, and any Other Taxes payable by such Tax Indemnitee (including Non-Excluded Taxes or Other Taxes imposed on or attributable to amounts payable under this Section 3.01) and reasonable expense attributable thereto, whether or not such Taxes were correctly or legally imposed or asserted by the Governmental Authority.  A certificate as to the amount of such payment or liability prepared in good faith and delivered by the Tax Indemnitee or by the Agent on its own behalf or on behalf of another Tax Indemnitee, shall be conclusive absent manifest error.

(f)                                   If and to the extent that a Tax Indemnitee, in its sole discretion (exercised in good faith), determines that it has received a refund of any Non-Excluded Taxes or Other Taxes in respect of which it has received additional payments under this Section 3.01, then such Tax Indemnitee shall pay to the relevant Loan Party the amount of such refund, net of all out-of-pocket expenses of the Tax Indemnitee (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Tax Indemnitee, agrees to repay the amount paid over to the Tax Indemnitee (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Tax Indemnitee if the Tax Indemnitee is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require a Tax Indemnitee to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(g)                                  In the event that a Loan Party makes an indemnification payment to a Tax Indemnitee with respect to Non-Excluded Taxes or Other Taxes pursuant to Section 3.01 or a Loan Party is required to repay to a Tax Indemnitee an amount in respect of a refund of any Non-Excluded Taxes or Other Taxes previously paid over to such Loan Party pursuant to Section 3.01(f), such Tax Indemnitee shall reasonably cooperate with all reasonable requests of such Loan Party, at the sole expense of such Loan Party, if (i) in the reasonable judgment of the Tax Indemnitee such cooperation shall not subject such Tax Indemnitee, as the case may be, to any unreimbursed third party cost or expense or otherwise be materially disadvantageous to such Tax Indemnitee and (ii) based on advice of such Loan Party’s independent accountants or external legal counsel, there is a reasonable basis for such Loan Party to contest with the applicable Governmental Authority the imposition of such Non-Excluded Taxes or Other Taxes or the repayment of such refund.  Any resulting refund shall be governed by Section 3.01(f).  This Section 3.01(g) shall not be construed to require a Tax Indemnitee to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(h)                                 Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Section 3.01(c).

(i)                                     From and after the Amendment No.1 Effective Date, solely for purposes of FATCA, the Borrower and the Administrative Agent shall treat, and the Lenders hereby authorize the Borrower and the Administrative Agent to treat, the Agreement and all Loans made thereunder (including any Loans already outstanding) as no longer qualifying as “grandfathered obligations” within the meaning of Treasury Regulation section 1.1471-2(b)(2)(i).

3.02                        Illegality.  If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative

Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.  Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.03                        Inability to Determine Rates.  If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04                        Increased Cost and Reduced Return; Capital Adequacy.

(a)                                 If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the ~~Closing~~Amendment No.1 Effective Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) any Excluded Taxes ~~or~~, (ii) any Non-Excluded Tax or Other Taxes indemnified under Section 3.01 ~~with respect to this Agreement or any of the other Loan Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable Lending Office) of principal, interest, fees or any other amount payable hereunder, and (ii~~or (iii) reserve requirements reflected in the Eurodollar Rate), then from time to time promptly after demand of such Lender setting forth in reasonable detail such increased costs reasonably determined by such Lender in good faith and in a manner generally consistent with similarly situated customers of such Lender under agreements having provisions similar to this Section 3.04 (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b)                                 If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the ~~Closing~~Amendment No.1 Effective Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time promptly after demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction promptly after receipt of demand therefor.

(c)                                  The Borrower shall not be required to compensate a Lender pursuant to Section 3.04(a) or (b) for any such increased cost or reduction incurred more than one hundred and eighty (180) days prior to the date that such Lender demands, or notifies the Borrower of its intention to demand, compensation therefor; provided, that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

(d)                                 If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower and at the Borrower’s expense, use commercially reasonable efforts to designate another Lending Office for any Loan affected by such event; provided that such efforts would not, in the judgment of such Lender, be inconsistent with the internal policies of, or otherwise be disadvantageous in any material legal, economic or regulatory respect to such Lender or its Lending Office. The provisions of this Section 3.04(d) shall not affect or postpone any Obligations of the Borrower or rights of such Lender pursuant to Section 3.04(a), (b) or (c).

(e)                                  For purposes of this Section 3.04, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith shall be deemed to have gone into effect after the ~~Closing~~Amendment No.1 Effective Date, regardless of the date enacted, adopted or issued.

3.05                        Funding Losses.  Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, setting forth in reasonable detail the basis for calculating such compensation, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)                                 any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)                                 any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)                                  any mandatory assignment of such Lender’s Loans (other than Base Rate Loans) pursuant to Section 3.07 on a day other than the last day of the Interest Period for such Loans;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained, but excluding any such loss for which no reasonable means of calculation exist, as set forth in Section 3.03.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06                        Matters Applicable to All Requests for Compensation.

(a)                                 A certificate of any Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.  In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b)                                 With respect to any Lender’s claim for compensation under Section 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided, that, if the circumstance giving rise to such claim is retroactive, then such 180 day period referred to above shall be extended to include the period of retroactive effect thereof.  If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurodollar Rate Loans, or to convert Base Rate Loans into Eurodollar Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided, that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c)                                  If the obligation of any Lender to make or continue from one Interest Period to another any Eurodollar Rate Loan, or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s Eurodollar Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i)                  to the extent that such Lender’s Eurodollar Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurodollar Rate Loans shall be applied instead to its Base Rate Loans; and

(ii)               all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurodollar Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurodollar Rate Loans shall remain as Base Rate Loans.

(d)                                 If any Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s Eurodollar Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

3.07                        Replacement of Lenders Under Certain Circumstances.

(a)                                 If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make Eurodollar Rate Loans as a result of any condition described in Section 3.02 or 3.03 or (ii) any Lender becomes a “Non-Consenting Lender” (as defined below in this Section 3.07), then the Borrower may, with prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided, that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person.

(b)                                 Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent.  Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Non-Consenting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Non-Consenting Lender, then such Non-Consenting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Non-Consenting Lender.  In connection with the replacement of any Lender pursuant to Section 3.07(a) above, the Borrower shall pay to such Lender such amounts as may be required pursuant to Section 3.05.

(c)                                  Notwithstanding anything to the contrary contained above, the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d)                                 In the event that (i) the Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain class of the Loans and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

3.08                        Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder and resignation of the Administrative Agent.

ARTICLE IV
CONDITIONS PRECEDENT

4.01                        Conditions of Initial Credit Extension.  The obligation of each Lender to make its initial Credit Extension of ~~the~~ Term Loans on the Closing Date is subject to satisfaction or waiver (in accordance with Section 10.01) of the following conditions precedent:

(a)                                 The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles or.pdf files (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party party thereto, each dated as of the Closing Date (or, in the case of certificates of governmental officials or resolutions, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent:

(i)                                     executed counterparts of (A) this Agreement, (B) the Intercompany Subordination Agreement, (C) a Guaranty from each Guarantor and (D) the Intercreditor Agreement;

(ii)                                  [Reserved];

(iii)                               the Security Agreement, duly executed by each Loan Party, together with:

(A)                               subject to Section 6.11, certificates representing the Pledged Equity Interests referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

(B)                               copies of proper financing statements, duly prepared for filing under the Uniform Commercial Code in all jurisdictions that the Administrative Agent may deem reasonably necessary in order to perfect and protect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement,

(C)                               evidence that all other actions, recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem reasonably necessary in order to perfect and protect the Liens created thereby shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (including, without limitation, receipt of duly executed payoff letters, customary lien searches and UCC-3 termination statements), and

(D)                               a Perfection Certificate duly executed by each Loan Party;

(iv)                               each Intellectual Property Security Agreement, duly executed by each Loan Party, together with evidence that all action that the Administrative Agent in its reasonable judgment may deem reasonably necessary in order to perfect and protect the Liens created under the Intellectual Property Security Agreement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(v)                               such customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(vi)                               such documents and certifications (including, without limitation, ~~Organizational~~Organization Documents and good standing certificates) as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing and in good standing in its jurisdiction of formation;

(vii)                           an opinion of Simpson Thacher & Bartlett LLP, counsel to the Loan Parties, addressed to each Secured Party, in form and substance reasonably satisfactory to the Administrative Agent;

(viii)                        an opinion of local counsel in Ohio for the Loan Parties, addressed to each Secured Party, in form and substance reasonably satisfactory to the Administrative Agent; and

(ix)                              a Committed Loan Notice relating to the initial Credit Extension.

(b)                                 The Notes Refinancing shall be consummated substantially concurrently with the initial funding of the Term Loan.

(c)                                  The Administrative Agent shall have received a solvency certificate from a Responsible Officer of Borrower (after giving effect to the Transaction) substantially in the form attached hereto as Exhibit F.

(d)                                 Holdings, the Borrower and each of the Guarantors shall have provided, at least three (3) business days prior to the Closing Date, the documentation and other information reasonably requested in writing at least ten (10) days prior to the Closing Date by the Lenders in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act.

(e)                                  All costs, fees, expenses (including without limitation legal fees and expenses, title premiums, survey charges and recording taxes and fees) and other compensation payable to the Arrangers, the Agents or the Lenders shall have been paid to the extent due (and, in the case of expenses, invoiced three Business Days prior to the Closing Date).

(f)                                   Subject to Section 6.11, all actions necessary to establish that the Collateral Agent will have (i) a perfected first priority security interest in the Term Loan Collateral and (ii) a perfected second priority security interest in the ABL Collateral (in each case, subject to Liens permitted under Section 7.01) shall have been taken.

(g)                                  The Arranger shall have received (a) audited consolidated balance sheets of the Borrower and related statements of income, changes in equity and cash flows of the Borrower for the three most recently completed fiscal years ended at least 90 days before the Closing Date and (b) unaudited consolidated balance sheets and related statements of income, changes in equity and cash flows of the Borrower for each subsequent fiscal quarter after the fiscal quarter ending December 31, 2013 ended at least 45 days before the Closing Date (other than any fiscal quarter ended on December 31).

(h)                                 The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date.

(i)                                     No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(j)                                    Subject to Section 6.11, the Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 6.07 and the applicable provisions of the Security Agreement, each of which shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable) and shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

(k)                                 The ABL Credit Agreement shall be amended to permit the Transactions substantially concurrently with the initial funding of the Term Loans.

Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrower represents and warrants to the Agents and the Lenders that~~, as of the Closing Date (after giving effect to the Transactions)~~:

5.01                        Organization and Qualification.  (a) Each Loan Party and each of the Restricted Subsidiaries is duly organized, validly existing and in good standing (or equivalent) under the laws of the jurisdiction of its organization, except, other than Holdings~~, OpCo~~ or the Borrower, where failure to be so could not reasonably be expected to result in a Material Adverse Effect~~.~~  ; and (b) ~~Each~~each Loan Party and each of the Restricted Subsidiaries is duly qualified, authorized to do business and in good standing as a foreign or extra provincial, as the case may be, corporation, limited liability company, exempted company or other entity in each jurisdiction, except where failure to be so qualified, authorized or in good standing could not reasonably be expected to result in a Material Adverse Effect.

5.02                        Power and Authority.  Each Loan Party is duly authorized to execute, deliver and perform the Loan Documents to which it is a party.  The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary corporate (or equivalent) action of such Loan Party, and do not (a) require any consent or approval of any holders of Equity Interests of such Loan Party or any Governmental Authority, in each case, other than those already obtained; (b) contravene the Organization Documents of such Loan Party; (c) violate or cause a default under any material applicable Law binding on such Loan Party or Material Contract of such Loan Party, except, with respect to Material Contracts, which could not reasonably be expected to result in a Material Adverse Effect; (d) require any registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created by the Loan Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not reasonably be expected to result in a Material Adverse Effect; or (e) result in or require the imposition of any Lien (other than Permitted Liens) on any asset or property of any Loan Party or Restricted Subsidiary.

5.03                        Enforceability.  Each Loan Document is a legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity, regardless of whether considered in a proceeding in law or in equity.

5.04                        Corporate Names; Capital Structure.  Schedule 5.04 shows, for the Borrower and each Restricted Subsidiary, its name, its jurisdiction of organization, its issued Equity Interests, the holders of its Equity Interests, in each case, as of the Closing Date.

5.05                        Locations.  As of the Closing Date, the chief executive offices and other places of business of the Loan Parties are shown on Schedule 5.05.

5.06                        Title to Properties; Priority of Liens.

(a)                                 Each Loan Party and each of the Restricted Subsidiaries, as a whole, has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to, or rights in, all of its personal tangible property, in each case with respect to such Real Estate and personal property which is material to its business, including all property reflected in any financial statements delivered to the Agent or the Lenders, in each case free of Liens except Permitted Liens.

(b)                                 Schedule 5.06(b) contains a complete and accurate list of all Material Real Property located in the United States and owned by any Loan Party, as of the Closing Date, showing as of the Closing Date the street address (to the extent available), county or other relevant jurisdiction, state and record owner thereof.

5.07                        Financial Statements; Solvency; Material Adverse Effect.

(a)                                 The consolidated balance sheets, and related statements of income, cash flow and shareholder’s equity, of the Parent and its Subsidiaries that have been and are hereafter delivered to the Agent and the Lenders, in each case, are and will be prepared in accordance with GAAP, and fairly present the financial positions and results of operations of such Persons at the dates and for the periods indicated, subject to year-end audit adjustments and the absence of footnotes in the case of statements prepared other than at year-end.  All projections delivered from time to time to the Agent and the Lenders by or on behalf of the Loan Parties and the Restricted Subsidiaries have been prepared in good faith, based on assumptions believed by the Borrower to be reasonable at the time delivered to the Agent, in light of the circumstances at such time.

(b)                                 Since December 31, ~~2013,~~2015, there has been no change in the condition, financial or otherwise, of the Borrower and its Restricted Subsidiaries, taken as a whole, that could reasonably be expected to have a Material Adverse Effect.

(c)                                  No financial statement delivered to the Agent or the Lenders by or on behalf of any of the Loan Parties and the Restricted Subsidiaries at any time contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not materially misleading as of the time when made or delivered.

(d)                                 After giving effect to the Transactions, on the ~~Closing~~Amendment No.1 Effective Date the Parent and its Restricted Subsidiaries, taken as a whole, are Solvent.

5.08                        Taxes.  Except to the extent it could reasonably be expected to not have a Material Adverse Effect, the Borrower and each Restricted Subsidiary has timely filed all federal and state income tax returns, and all local and provincial income tax returns and other reports that it is required by law to file, and has timely paid, or made provision for the payment of, all federal and state Taxes upon it and all local and provincial and other Taxes upon it, and its income and its Properties that are due and payable, except to the extent being Properly Contested.

5.09                        [Reserved].

5.10                        Intellectual Property.  Except as could not reasonably be expected to have a Material Adverse Effect, each Loan Party and each of the Restricted Subsidiaries owns or has the lawful right to use all Intellectual Property used, held for use or otherwise necessary in the conduct of its business, without conflict with any rights of others.  No Intellectual Property owned or used by a Loan Party or any Restricted Subsidiary that is material to the operations or business of any Loan Party has been adjudged invalid or unenforceable by a court of competent jurisdiction or applicable intellectual property registry or been cancelled, in whole or in part, except where such judgment, decree, ruling or cancellation could not reasonably be expected to have a Material Adverse Effect.  There is no pending or, to any Loan Party’s knowledge, threatened Intellectual Property Claim with respect to any Loan Party, any Restricted Subsidiary or any of their property (including any Intellectual Property), and the operation of the businesses of each Loan Party and Restricted Subsidiary does not infringe upon, misappropriate, dilute or otherwise violate the proprietary rights of any third party, except as could not reasonably be expected to have a Material Adverse Effect.  All material U.S. Intellectual Property owned, used, held for use or licensed by, or otherwise subject to any interests of, any Loan Party or any Restricted Subsidiary on the ~~Closing~~Amendment No.1 Effective Date is shown on Schedule 5.10.

5.11                        Governmental Approvals.  Each Loan Party and each of the Restricted Subsidiaries has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties, except as could not reasonably be expected to have a Material Adverse Effect.  All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and the Loan Parties and Restricted Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect.

5.12                        Compliance with Laws.  Each Loan Party and each of the Restricted Subsidiaries has duly complied, and its properties and business operations are in compliance, in each case in all respects, with all applicable Laws (including Environmental Laws and with respect to Environmental Permits), except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  There have been no citations, notices or orders relating to noncompliance issued to any Loan Party or Restricted Subsidiary under any applicable Law, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect.

5.13                        Compliance with Environmental Laws.  Except as disclosed on Schedule 5.13 or would not reasonably be expected to have a Material Adverse Effect, (i) no Loan Party’s or Restricted Subsidiary’s present or, to its knowledge, former operations, Real Estate or other properties are subject to any federal, state or local investigation to determine whether any remedial action is required under Environmental Law to address any environmental pollution, Hazardous Material or environmental clean-up, (ii) no Hazardous Materials are present and there has been no Release or threat of Release of Hazardous Materials at any current facility, or to the knowledge of any Loan Party or Restricted Subsidiary, at any former facility, in a manner or condition that would reasonably be expected to result in Environmental Liability (iii) no Loan Party or Restricted Subsidiary has received any written Environmental Claim and (iv) no Loan Party or Restricted Subsidiary knows of any facts, conditions or circumstances which would reasonably be expected to give rise to any Environmental Liability.

5.14                        Burdensome Contracts.  No Loan Party or Restricted Subsidiary is a party or subject to any contract, agreement or charter restriction that has resulted in or could reasonably be expected to have a Material Adverse Effect.  No Loan Party or Restricted Subsidiary is party or subject to any Restrictive Agreement other than (i) the Loan Documents, (ii) the ABL Credit Agreement, (iii) customary non-assignment provisions with respect to leases or licensing agreements entered into by the Loan Parties or any of the Restricted Subsidiaries in the ordinary course of business, (iv) any restriction or encumbrance with respect to any asset of the Loan Parties or any of the Restricted Subsidiaries imposed pursuant to an agreement which has been entered into for the sale or disposition of such assets otherwise permitted under this Agreement, (v) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business, (vi) customary restrictions in connection with a Permitted Receivables Financing, if any, (vii) Restrictive Agreements relating to Incremental Equivalent Debt or Refinancing Indebtedness otherwise permitted hereunder and (viii) agreements to which a Foreign Subsidiary is party to the extent that the restrictions or conditions therein are imposed only on such Foreign Subsidiary and other Subsidiaries that are not Loan Parties.  No Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by a Loan Party or Restricted Subsidiary.

5.15                        Litigation.  Except as shown on Schedule 5.15, there are no proceedings or investigations pending or, to any Loan Party’s knowledge, threatened against any Loan Party or Restricted Subsidiary, or any of their businesses, operations, properties or conditions, that (a) relate to any Loan Document or the Transactions; or (b) have resulted in or could reasonably be expected to have a Material Adverse Effect.  Except as shown on Schedule 5.15, no Loan Party has a commercial tort claim (other than commercial tort claims for less than $10,000,000).  No Loan Party or Restricted Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

5.16                        No Defaults.  No event or circumstance has occurred or exists that constitutes a Default or Event of Default.  No Loan Party or Restricted Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default by any Loan Party or Restricted Subsidiary, under any Material Contract that could reasonably be expected to have a Material Adverse Effect.

5.17                        ERISA.

(a)                                 Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, each Pension Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws.

(b)                                 There are no pending or, to the knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan that could reasonably be expected to have a Material Adverse Effect.

(c)                                  (i) No ERISA Event has occurred and no Loan Party is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) no Pension Plan has any Unfunded Pension Liability as of the Pension Plan’s most recent valuation date; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except with respect to each of the foregoing clauses of this Section 5.17(c), as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(d)                                 With respect to each scheme or arrangement related to retirement or pension obligations mandated by a government other than the United States (a “Foreign Government Scheme or

Arrangement”) and with respect to each retirement or pension plan maintained or contributed to by the Borrower or any of its Restricted Subsidiaries that is not subject to United States law (a “Foreign Plan”):

(i)                  any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices, except for any failure that could not reasonably be expected to have a Material Adverse Effect;

(ii)               the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the ~~Closing~~Amendment No.1 Effective Date, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles except for any underfunding that could not reasonably be expected to have a Material Adverse Effect; and

(iii)            each Foreign Plan required to be registered has been registered and has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except as could not reasonably be expected to have a Material Adverse Effect.

5.18                        [Reserved].

5.19                        Labor Relations.  Except as described on Schedule 5.19, on the Closing Date no Loan Party or Restricted Subsidiary is party to or bound by any collective bargaining agreement, management agreement, consulting agreement or Multiemployer Plan.  Except as could not reasonably be expected to have a Material Adverse Effect, there are no material grievances, unfair labor practices complaints or other disputes with any union or other organization of any Loan Party’s or Restricted Subsidiary’s employees or consultants, or, to any Loan Party’s knowledge, any asserted or, to the knowledge of any Loan Party, threatened strikes, walkouts or work stoppages.

5.20                        Not a Regulated Entity.  No Loan Party or Restricted Subsidiary is (a) an “investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, any public utilities code or any other applicable Law regarding its authority to incur Indebtedness.

5.21                        Margin Stock.  No Loan Party or Restricted Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the FRB).  No Loan proceeds will be used to purchase or carry, or to reduce or refinance any Indebtedness incurred to purchase or carry, any margin stock or for any related purpose governed by Regulations T, U or X of the FRB.

5.22                        Perfection, Etc.

(a)                                 The Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interest in, the Security Agreement Collateral and, (i) when financing statements and other filings in appropriate form are filed in the offices specified on Schedule 5.22, and (ii) upon the taking of possession or control by the Collateral Agent of the Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement), the Liens created by the Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the Security Agreement Collateral to the extent perfection is required in accordance with the terms of the Security Agreement (other than such Security Agreement Collateral in which a security interest cannot be perfected under the ~~UCC~~Uniform Commercial Code as in effect at the relevant time in the relevant jurisdiction by the filing of a financing statement or possession or control by the secured party), in each case subject to (i) no Liens other than Liens permitted under the Loan Documents and (ii) the terms of the Intercreditor Agreement.

(b)                                 The Liens created by each Intellectual Property Security Agreement constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in such of the Intellectual Property as consists of Patents and Trademarks (each as defined in the Security Agreement) registered or applied for with the United States Patent and Trademark Office or Copyrights (as defined in the Security Agreement) registered or applied for with the United States Copyright Office, as the case may be, in each case to the extent perfection is required in accordance with the terms of the Security Agreement and in each case subject to no Liens other than Liens permitted under the Loan Documents.

(c)                                  Each Mortgage delivered pursuant to Sections 6.10 creates, when delivered, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable first priority Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, subject only to Liens permitted under the Loan Documents, and such Mortgage constitutes fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Property contemplated thereby and the proceeds thereof, in each case prior and superior in right to any other Person, other than Permitted Liens.

(d)                                 Each Collateral Document (other than Mortgages) delivered pursuant to Sections 6.10 creates, when delivered, in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Collateral described thereunder, and such Collateral Document constitutes fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral (to the extent intended to be created thereby and required to be perfected under the Loan Documents), in each case subject to no Liens other than the Liens permitted under the Loan Documents.

5.23                        OFAC.  No Borrower or Subsidiary, nor to the knowledge of ~~any~~the Borrower or any Subsidiary, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions.  No Borrower or Subsidiary is located, organized or resident in a Designated Jurisdiction.

5.24                        Anti-Corruption Laws.  No Borrower or Subsidiary, nor to the knowledge of the Borrower or any Subsidiary, any director, officer, employee, agent, controlled affiliate or representative thereof has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Borrower and its Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

5.25                        ~~5.24~~ Complete Disclosure.  None of the representations or warranties made by any Loan Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of any Loan Party in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, taken as a whole, not materially misleading in any material respect as of the time when made or delivered.  There is no fact or circumstance that any Loan Party has failed to disclose to the Agent in writing that has resulted in or could reasonably be expected to have a Material Adverse Effect.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted) hereunder which is accrued and payable shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01 and 6.02) cause each Restricted Subsidiary to:

6.01                        Financial and Other Information.  Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and to furnish to the Agent (on behalf of the Lenders):

(a)                                 as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, in each case with all consolidating information regarding Borrower and its Restricted Subsidiaries required to reflect the adjustments necessary to eliminate the accounts of any Unrestricted Subsidiaries from such consolidated financial statements, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of such audit;

(b)                                 as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, in each case with all consolidating information regarding Borrower and its Restricted Subsidiaries required to reflect the adjustments necessary to eliminate the accounts of any Unrestricted Subsidiaries from such consolidated financial statements, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c)                                  concurrently with delivery of financial statements under clauses (a) and (b) above, and more frequently if requested by the Agent while an Event of Default has occurred and is continuing, a Compliance Certificate executed by a Responsible Officer of the Borrower;

(d)                                 not later than the earlier of seventy-five (75) days after the end of each fiscal year of the Borrower or thirty (30) days after the approval of the Board of Directors thereof, concurrently with delivery of financial statements under clause (a) above, reasonably detailed forecasts prepared by management of the Borrower (including projected consolidated balance sheets, income statements, and EBITDA, cash flow statements of the Borrower and its Restricted Subsidiaries) on a quarterly basis for the fiscal year following such fiscal year then ended;

(e)                                  promptly after the sending or filing thereof, copies of any final proxy statements, financial statements or reports that the Borrower has generally made publicly available to its shareholders; copies of any regular, periodic and special reports (including reports on Form 8-K and 10-Q) or registration statements (other than registration statements on Form S-8) or prospectuses that any Loan Party files with the SEC; and copies of any press releases or other statements made available by a Loan Party to the public concerning material changes to or developments in the business of such Loan Party;

(f)                                   promptly, after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(g)                                  (i) promptly upon becoming aware of the occurrence of any ERISA Event (or Foreign Plan Event) that, alone or together with any other ERISA Events (or Foreign Plan Events) that have occurred, could reasonably be expected to result in liability of the Borrower or its Restricted Subsidiaries in an amount that would reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof, what action Borrower or any of its Restricted Subsidiaries has taken, are taking or propose to take with respect thereto and, when known, any action taken or threatened by the IRS, the Department of Labor, the PBGC or any other Governmental Authority or Multiemployer Plan sponsor with respect thereto; and (ii) with reasonable promptness, upon request by the Administrative Agent, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower or any of its Restricted Subsidiaries with the IRS with respect to each Pension Plan; (2) the most recent actuarial valuation report for each Pension Plan that is sponsored or contributed to by the Borrower or its Restricted Subsidiaries; (3) all notices received by Borrower or its Restricted Subsidiaries from a Multiemployer Plan sponsor or any Governmental Authority concerning an ERISA Event or Foreign Plan Event; and (4) such other documents or governmental reports or filings relating to any Pension Plan, Multiemployer Plan or Foreign Plan as the Administrative Agent shall reasonably request;

(h)                                 together with the delivery of each Compliance Certificate pursuant to Section 6.01(c), a report supplementing ~~Schedule~~Schedules 5.04, 5.06(b) and 5.10;

(i)                                     such other reports and information (financial or otherwise) as the Agent may reasonably request from time to time in connection with any Collateral or any Loan Party’s or Restricted Subsidiary’s financial condition or business; ~~and~~

(j)                                    upon receipt or delivery thereof by or to the Borrower or any Restricted Subsidiary, any notice of “Default” or “Event of Default” (under and as defined in the ABL Credit Agreement) and, without duplication of any report required to be provided hereunder, each material report required to be provided pursuant to the ABL Credit Agreement and, upon execution thereof, any waiver, amendment or other modification to the ABL Credit Agreement; and

(k)                                 upon receipt of notice thereof by or to the Borrower or any Restricted Subsidiary, written notice of any change in the public corporate credit rating or corporate family rating of the Borrower or a Parent Entity by S&P or Moody’s, including with respect to outlook.

Notwithstanding the foregoing, (i) in the event that the Borrower delivers to the Administrative Agent an Annual Report for Borrower on Form 10-K for such fiscal year, as filed with the SEC, within 90 days after the end of such fiscal year, such Form 10-K shall satisfy all requirements of paragraph (a) of this Section 6.01 to the extent that it contains the information required by such paragraph (a) and does not contain any “going concern” or like qualification, exception or explanatory paragraph or qualification or any exception or explanatory paragraph as to the scope of such audit and (ii) in the event that the Borrower delivers to the Administrative Agent a Quarterly Report for Borrower on Form 10-Q for such fiscal quarter, as filed with the SEC, within 45 days after the end of such fiscal quarter, such Form 10-Q shall satisfy all requirements of paragraph (b) of this Section 6.01 to the extent that it contains the information required by such paragraph (b); in each case to the extent that information contained in such 10-K or 10-Q satisfies the requirements of ~~paragraphs~~paragraph (a) or (b) of this Section~~,~~ 6.01, as the case may be.

So long as (i) the Borrower is a registrant for purposes of U.S. federal securities laws or (ii) the Borrower or any of its Restricted Subsidiaries has Indebtedness outstanding (other than the Facilities) with respect to which it must prepare financial statements in accordance with Regulation S-X, in each case with respect to any fiscal period covered by or included in any financial statements delivered by the Borrower pursuant to Section 6.01(a) or (b), such financial statements delivered by the Borrower pursuant to Section 6.01(a) or (b) shall be in such form as shall meet the requirements of Regulation S-X, and all other accounting rules and regulations of the SEC promulgated thereunder, required of a registrant.

The Borrower will be permitted to satisfy its obligations with respect to financial information relating to the Borrower described in clauses (a) and (b) above by furnishing financial information relating to any Parent Entity; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to any Parent Entity and any of its Subsidiaries other than the Borrower and its Subsidiaries, on the one hand, and the information relating to the Borrower, the Subsidiary Guarantors and the other Restricted Subsidiaries of the Borrower on a standalone basis, on the other hand.

Documents required to be delivered pursuant to this Section 6.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on any Parent Entity’s website on the internet at the website address “cooperstandard.com”; or (ii) on which such documents are posted on the Borrower’s behalf on an internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain or deliver to Lenders paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery and maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent or its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section ~~10.07~~10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.02                        Notices.  Notify the Agent in writing, promptly after a Responsible Officer of the Loan Party’s obtaining knowledge thereof, of any of the following that affects any Loan Party or Restricted Subsidiary:

(a)                                 any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(b)                                 the existence of any Default or Event of Default;

(c)                                  the discharge of or any withdrawal or resignation by any of the Loan Parties’ independent accountants and any material change in accounting policies or financial reporting practices by the Parent;

(d)                                 the incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(iii); and

(e)                                  without duplication of any notice required to be provided hereunder, each material notice required to be provided pursuant to the ABL Credit Agreement.

(f)                                   promptly upon any Loan Party obtaining knowledge of (i) the institution of any Adverse Proceeding not previously disclosed in writing by the Borrower to the Agent, or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii) could reasonably be expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of the Transactions, written notice thereof together with such other information as may be reasonably available to Borrower to enable the Agent and its counsel to evaluate such matters.

Each notice pursuant to this Section 6.02 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.02(b) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.03                        Compliance with Laws.  Comply with all applicable Laws, including ERISA (and analogous foreign legislation), Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless such failure to so comply (other than failure to comply with Anti-Terrorism Laws) or to so maintain would not reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, if any environmental Release of Hazardous Materials occurs at, on, under or from any Real Estate of any Loan Party or Restricted Subsidiary that could reasonably be expected to have a Material Adverse Effect, it shall, to the extent required of it by Environmental Law, reasonably conduct investigation and remediation of such Release.

6.04                        Taxes.  Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested or where the failure to pay could not reasonably be expected to have a Material Adverse Effect.

6.05                        Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05, (b) take all reasonable action to maintain all material rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, and (c) maintain all of its material Intellectual Property, except, in each case (other than the Loan Parties with respect to clause (a)), as would not have a Material Adverse Effect.

6.06                        Maintenance of Properties.  Maintain, preserve and protect all of its assets or property necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and make all necessary repairs thereto and renewals and replacement thereof, in each case, except as would not reasonably be expected to have a Material Adverse Effect.

6.07                        Insurance.

(a)                                 Maintain with financially sound and reputable insurance companies, insurance with respect to its property and business against loss or damage of the kinds customarily insured against by Persons engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons.  Each such policy of insurance (other than worker’s compensation, directors and officers liability or other insurance where such endorsements or additions are not customarily available) shall (i) name the Collateral Agent, on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to the Collateral Agent, that names the Collateral Agent, on behalf of the Secured Parties, as the loss payee/mortgagee thereunder and provides for at least thirty days’ prior written notice to the Collateral Agent of any modification or cancellation of such policy, in each case, to the extent acceptable to the insurer.

(b)                                 If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968

(as in effect on the Closing Date or thereafter or any successor act thereto), then the Borrower shall, or shall cause each Loan Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Collateral Agent.

6.08                        Inspection Rights.  Permit representatives of the Administrative Agent and, during the continuance of an Event of Default, of each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (provided that the Borrower shall be given reasonable opportunity to participate in any discussions with independent public accountants), all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that (i) visits by Lenders pursuant to this Section 6.08 shall be coordinated through the Administrative Agent and (ii) if no Default exists, the Administrative Agent may visit no more than one time during any calendar year.

6.09                        Use of Proceeds.  Use the Term B-1 Loans made on the ~~Closing Date to finance the Transactions, including any fees, commissions and expenses associated therewith~~Amendment No.1 Effective Date, together with the proceeds of the Senior Notes, to prepay in full the aggregate principal amount of all Term Loans, other than Converted Term Loans, outstanding on the Amendment No. 1 Effective Date.  Use the proceeds of any Loans after the ~~Closing~~Amendment No.1 Effective Date for working capital and general corporate purposes of the Borrower and its Subsidiaries, including acquisitions and investments and payment of fees and expenses in connection therewith.

6.10                        Covenant to Guarantee Obligations and Give Security.

(a)                                 Upon the formation or acquisition of any new Subsidiaries by any Loan Party (provided, that each of (i) any redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary and (ii) any Excluded Subsidiary ceasing to be an Excluded Subsidiary but remaining a Restricted Subsidiary shall be deemed to constitute the acquisition of a Restricted Subsidiary for all purposes of this Section 6.10), or upon the acquisition of any personal property, including Intellectual Property (other than “Excluded Property” as defined in the Security Agreement) or any Material Real Property by any Loan Party, which real or personal property, in the reasonable judgment of the Collateral Agent, is not already subject to a perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties, and then the Borrower shall, in each case at the Borrower’s expense:

(i)                  in connection with the formation or acquisition of a Subsidiary, within ninety (90) days after such formation or acquisition or such longer period as the applicable Agent may agree, (A) cause each such Subsidiary that is not an Excluded Subsidiary to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents, and (B) (if not already so delivered) deliver certificates representing the Pledged Equity Interests of each such Subsidiary (other than any Unrestricted Subsidiary) accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the Pledged Debt of such Subsidiary indorsed in blank to the Collateral Agent, together with, if requested by the Collateral Agent, supplements to the Security Agreement or other pledge or security agreements with respect to the pledge of any Equity Interests or Indebtedness; provided, that only 65% of voting Equity Interests of any Foreign Subsidiary that is a CFC (or any Subsidiary described in clause (i) of the definition of Excluded Subsidiary) held by a Loan Party shall be required to be pledged as Collateral and no such restriction shall apply to non-voting Equity Interests of such Subsidiaries; provided, further, that notwithstanding anything to the contrary in this Agreement, no assets owned by any Foreign Subsidiary that is a CFC (including stock owned by such Foreign Subsidiary in a Domestic Subsidiary) or any Subsidiary described in clause (i) of the definition of Excluded Subsidiary shall be required to be pledged as Collateral,

(ii)               within ninety (90) days after such formation or acquisition (or such longer period, as the Collateral Agent may agree), furnish to the Collateral Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries (other than Excluded Subsidiaries) in detail reasonably satisfactory to the Collateral Agent; provided that any such information provided pursuant to this clause (ii) shall consist solely of information of the type that would be set forth on Schedules 5.04, 5.05, 5.06(b), and 5.10,

(iii)            within ninety (90) days after such formation or acquisition (or such longer period, as the Collateral Agent may agree), duly execute and deliver, and cause each such Subsidiary that is not an Excluded Subsidiary to duly execute and deliver, to the Collateral Agent Mortgages (and other documentation and instruments referred to in Section 6.10(a)(vii)) (with respect to Material Real Properties only), Pledge Supplements, security agreement supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to the Collateral Agent (consistent with the Security Agreement, Intellectual Property Security Agreement and Mortgages), securing payment of all the Obligations of the applicable Loan Party or such Subsidiary, as the case may be, under the Loan Documents and constituting Liens on all such properties,

(iv)           within ninety (90) days after such formation or acquisition, or such longer period, as the Collateral Agent may agree in its sole discretion, take, and cause such Subsidiary that is not an Excluded Subsidiary to take, whatever action (including, without limitation, the recording of Mortgages (with respect to Material Real Properties only), life of loan flood hazard determinations (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Loan Party and evidence of flood insurance, if applicable) the filing of Uniform Commercial Code financing statements, the giving of notices and delivery of stock and membership interest certificates) may be necessary or advisable in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Mortgages, Pledge Supplements and security agreements delivered pursuant to this Section 6.10, in each case, to the extent required under the Loan Documents and subject to the perfection exceptions (as provided in the Security Agreement), enforceable against all third parties in accordance with their terms,

(v)              within thirty (30) days after the request of the Administrative Agent or the Collateral Agent, or such longer period as such Agent may agree, deliver to such Agent, a signed copy of one or more opinions, addressed to such Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to such Agent as to such matters as the Administrative Agent may reasonably request,

(vi)           as promptly as practicable after the request of the Administrative Agent, deliver to the Collateral Agent with respect to each Material Real Property owned in fee by a Subsidiary that is the subject of such request, title reports in scope, form and substance reasonably satisfactory to the Administrative Agent, fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in the applicable jurisdiction in form and substance, with endorsements and in amounts, reasonably acceptable to the

Collateral Agent (not to exceed the value of the Material Real Properties covered thereby) and surveys that are in the possession of the applicable Loan Party, and

(vii)        at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent in its reasonable judgment may deem necessary in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, Mortgages, Pledge Supplements and security agreements.

(b)                                 Notwithstanding the foregoing, (i) the Collateral Agent shall not take a security interest in those assets as to which the Collateral Agent shall determine, in its reasonable discretion, that the cost of obtaining such Lien (including any mortgage, stamp, intangibles or other tax) are excessive in relation to the benefit to the Lenders of the security afforded thereby, (ii) neither the Borrower nor any of its Subsidiaries shall be required to take any actions in order to perfect the security interests granted to the Collateral Agent for the ratable benefit of the Secured Parties under the law of any jurisdiction outside the United States and (iii) any security interest or Lien, and any obligation of any Loan Party, shall be subject to the relevant requirements of the Intercreditor Agreement.

6.11                        Post-Closing Matters.  The Borrower shall, and shall cause each of its Restricted Subsidiaries to, satisfy the requirements set forth on Schedule 6.11 on or before the date thereon specified for such requirement, in each case as such date may be extended by the Agent in its sole discretion, so long as the Borrower is working diligently in good faith to complete, or cause its Restricted Subsidiaries to complete, the applicable requirement as determined by the Agent in its sole discretion.

ARTICLE VII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted) hereunder which is accrued and payable shall remain unpaid or unsatisfied:

7.01                        Liens.

(a)                                 The Borrower shall not, nor shall it permit any Guarantor to, directly or indirectly create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether owned on the ~~Closing~~Amendment No.1 Effective Date or thereafter acquired (except Permitted Liens) (each, a “Subject Lien”) that secures obligations under any Indebtedness on any asset or property of the Borrower or any Guarantor, unless:

(1)                                 in the case of Subject Liens on any Collateral, any Subject Lien if such Subject Lien is a Permitted Lien; and

(2)                                 in the case of any other asset or property, any Subject Lien if (i) the Obligations are equally and ratably secured with (or on a senior basis to, in the case such Subject Lien secures any Junior Indebtedness) the obligations secured by such Subject Lien until such time as such obligations are no longer secured by a Lien or (ii) such Subject Lien is a Permitted Lien.

(b)                                 Any Lien created for the benefit of the Secured Parties pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally be released and discharged upon the release and discharge of the Subject Lien that gave rise to the obligation to so secure the Obligations.

7.02                        [Reserved].

7.03                        Indebtedness.

(a)                                 the Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock and the Borrower will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Borrower and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary may issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Borrower and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that the aggregate amount of Indebtedness (including Acquired Indebtedness) that may be Incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors of the Loans shall not exceed the greater of (x) $~~100,000,000~~125,000,000 and (y) 5.0% of Consolidated Total Assets at the time of Incurrence, at any one time outstanding.

(b)                                 In addition, the following shall be permitted:

(1)                                 the Incurrence by the Borrower or its Restricted Subsidiaries of (i) the Obligations under this Agreement and the Collateral Documents and (ii) the ABL Credit Agreement and Guarantees thereof and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate amount not to exceed at any one time outstanding, the greater of (x) $~~300,000,000~~310,000,000 and (y) the Borrowing Base as of the date of such Incurrence;

(2)                                 ~~[Reserved];~~Indebtedness Incurred by the Borrower and the Guarantors on the Amendment No. 1 Effective Date in respect of the Senior Notes and the guarantees with respect thereto;

(3)                                 Indebtedness existing on the ~~Closing~~Amendment No. 1 Effective Date and listed on Schedule 7.03;

(4)                                 Indebtedness (including, without limitation, Capitalized Lease Obligations and mortgage financings as purchase money obligations), Incurred by the Borrower or any of its Restricted Subsidiaries, Disqualified Stock issued by the Borrower or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries of the Borrower to finance all or any part of the purchase, lease, construction, installation, replacement, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets used or useful in the business of the Borrower or its Restricted Subsidiaries or in a Similar Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount or liquidation preference, including all Indebtedness Incurred and Disqualified Stock or Preferred Stock issued to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred and Disqualified Stock or Preferred Stock issued pursuant to this clause (4), not to exceed at any one time outstanding the greater of (x) $~~75,000,000~~95,000,000 and (y) 3.75% of Consolidated Total Assets at the time of Incurrence;

(5)                                 Indebtedness Incurred by the Borrower or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bankers’ acceptances, bank guarantees, warehouse receipts or similar facilities entered into, or relating to obligations or liabilities incurred, in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6)                                 Indebtedness arising from agreements of the Borrower or any of its Restricted Subsidiaries related to indemnification, adjustment of purchase price, earn out or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary of the Borrower not exceeding the proceeds of such disposition, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(7)                                 Indebtedness of the Borrower to a Restricted Subsidiary; provided that (x) such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, excluding any Indebtedness in respect of accounts payable incurred in connection with goods and services rendered in the ordinary course of business (and not in connection with the borrowing of money), is expressly subordinated in right of payment to the Obligations and (y) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (7);

(8)                                 shares of Preferred Stock or Disqualified Stock of a Restricted Subsidiary issued to the Borrower or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary that holds such shares of Preferred Stock or Disqualified Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (8);

(9)                                 Indebtedness of a Restricted Subsidiary to the Borrower or another Restricted Subsidiary; provided that (x) if a Guarantor Incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, excluding any Indebtedness in respect of accounts payable incurred in connection with goods and services rendered in the ordinary course of business (and not in connection with the borrowing of money), such Indebtedness is unsecured and subordinated in right of payment to the Guaranty of such Guarantor and (y) any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary lending such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary or any pledge of such

Indebtedness constituting a Permitted Lien (but not foreclosure thereon)) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (9);

(10)                          Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes);

(11)                          obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds, bankers’ acceptance facilities and completion guarantees, customs, VAT or other tax guarantees and similar obligations provided by the Borrower or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business;

(12)                          (a) Indebtedness or Disqualified Stock of the Borrower or any Restricted Subsidiary of the Borrower and Preferred Stock of any Restricted Subsidiary of the Borrower in an aggregate principal amount or liquidation preference up to 100.0% of the net cash proceeds received by the Borrower since immediately after the Closing Date from the issue or sale of Equity Interests of the Borrower or cash contributed to the capital of the Borrower or any Parent Entity (to the extent the net cash proceeds are contributed to the Borrower) (in each case, other than Excluded Contributions, Contribution Indebtedness or proceeds of Disqualified Stock or proceeds of Designated Preferred Stock or sales of Equity Interests to the Borrower or any of its Subsidiaries) as determined in accordance with Section 7.06(a)(4)(iii)(B) and (C) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make Investments, payments or exchanges pursuant to Section 7.06(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (1), (2) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of the Borrower or any Restricted Subsidiary of the Borrower and Preferred Stock of any Restricted Subsidiary of the Borrower in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (12)(b), does not exceed at any one time outstanding the greater of (x) $~~125.0 million~~155,000,000 and (y) 6.0% of Consolidated Total Assets at the time of any incurrence pursuant to this clause 12(b) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred pursuant to the first paragraph of this covenant from and after the first date on which the Borrower or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under Section 7.03(a));

(13)                          any Guarantee by the Borrower or a Restricted Subsidiary of Indebtedness or other obligations of the Borrower or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness or other obligations by the Borrower or such Restricted Subsidiary is permitted hereunder; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Obligations, any such Guarantee of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor’s Guaranty hereunder substantially to the same extent as such Indebtedness is subordinated to the Obligations;

(14)                          the Incurrence or issuance by the Borrower or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Borrower that serves to Refinance any Indebtedness, Disqualified Stock or Preferred Stock Incurred as permitted under Section 7.03(a) and 7.03(b)(2), 7.03(b)(3), (12)(a), this clause (14), (15), (18) and (20), or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so Refinance such

Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay accrued and unpaid interest and dividends and premiums (including reasonable tender premiums), defeasance costs and fees and expenses in connection with such Refinancing (subject to the following proviso, “Refinancing Indebtedness”) on or prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(i)                  has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being Refinanced;

(ii)               has a Stated Maturity which is no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(iii)            to the extent such Refinancing Indebtedness Refinances Junior Indebtedness, such Refinancing Indebtedness is Junior Indebtedness and to the extent such Refinancing Indebtedness Refinances unsecured Indebtedness, such Refinancing Indebtedness is unsecured Indebtedness; and

(iv)           shall not include (x) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Guarantor that Refinances Indebtedness of a Restricted Subsidiary of the Borrower that is not a Guarantor or (y) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary;

(15)                          Indebtedness, Disqualified Stock or Preferred Stock of (i)  the Borrower or any of its Restricted Subsidiaries Incurred or issued to finance an acquisition or (ii)  Persons that are acquired by the Borrower or any of its Restricted Subsidiaries or merged into, amalgamated with or consolidated with the Borrower or a Restricted Subsidiary in accordance with the terms hereof (including designating an Unrestricted Subsidiary as a Restricted Subsidiary); provided, however, that after giving effect to such acquisition, merger, amalgamation or consolidation and the Incurrence of such Indebtedness, Disqualified Stock or Preferred Stock, either:

(x)                                 the Borrower would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 7.03(a); or

(y)                                 the Fixed Charge Coverage Ratio of the Borrower and its Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition, merger, amalgamation or consolidation;

(16)                          Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(17)                          Indebtedness of the Borrower or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to the ABL Credit Agreement or hereunder, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(18)                          Contribution Indebtedness;

(19)                          Indebtedness of the Borrower or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business, not to exceed $5,000,000 at any one time outstanding;

(20)                          Indebtedness of Foreign Subsidiaries of the Borrower in an amount not to exceed at any one time outstanding the greater of (x) $~~75,000,000~~95,000,000 and (y) 3.75% of Consolidated Total Assets at the time of such incurrence;

(21)                          Indebtedness of a joint venture to the Borrower or any Guarantor and to the other holders of Equity Interests of such joint venture, so long as the percentage of the aggregate amount of such Indebtedness of such joint venture owed to such other holders of its Equity Interests does not exceed the percentage of the aggregate outstanding amount of the Equity Interests of such joint venture held by such other holders;

(22)                          Indebtedness Incurred in a Permitted Receivables Financing;

(23)                          Indebtedness owed on a short-term basis to banks and other financial institutions Incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Borrower and the Restricted Subsidiaries;

(24)                          Indebtedness consisting of Indebtedness issued by the Borrower or any Restricted Subsidiary to future, current or former officers, directors, employees, managers, service providers or consultants thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Borrower or any direct or indirect parent company of the Borrower to the extent permitted under Section 7.06(b)(4);

(25)                          customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(26)                          Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business on arm’s-length commercial terms;

(27)                          Indebtedness incurred by the Borrower or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited with a trustee to satisfy and discharge Indebtedness in connection with the indenture therefor;

(28)                          Guarantees incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors and licensees that, in each case, are non-Affiliates;

(29)                          the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness consisting of Guarantees of Indebtedness incurred by Permitted Joint Ventures; provided that the aggregate principal amount of Indebtedness Guaranteed pursuant to this clause (29) does not at any one time outstanding exceed the greater of (x) $~~50,000,000~~120,000,000 and (y) ~~2.5~~5.0% of Consolidated Total Assets at the time of incurrence;

(30)                          [Reserved]; and

(31)                          (a) Indebtedness of any Loan Party or any Subsidiary Borrower in respect of one or more series of senior unsecured notes, senior secured first lien or junior lien notes, ~~in each case issued in a public offering or Rule 144A or other private placement (and any Registered Equivalent Notes issued in exchange therefor),~~ junior lien or unsecured loans that, in each case, if secured, will be secured by the Collateral on a pari passu or junior basis with the Obligations, that are issued or made in lieu of (A) increases in the Term Loan Facility pursuant to Section 2.16 or (B) a New Term Facility, pursuant to an indenture, note purchase agreement, loan or credit agreement or otherwise (the “Incremental Equivalent Debt”); provided that (i) Incremental Equivalent Debt that is secured on a pari passu basis with the Obligations may not be in the form of term or revolving loans (but may be in the form of notes), (ii) for the purposes of calculating the Consolidated ~~First Lien~~Senior Secured Net Debt Ratio, any Incremental Equivalent Debt that is unsecured ~~or secured on a junior basis to the Obligations~~ shall be deemed to be Indebtedness secured by a Lien on Collateral on a pari passu basis with the Obligations, and (iii) the aggregate principal amount of all Incremental Equivalent Debt issued or incurred pursuant to this Section 7.03(b)(31) shall not, (together with ~~the aggregate principal amount of any (A) increases in the Term Loan~~all requests for increases to a Term Facility, a New Term Facility and New Revolving Facility pursuant to Section 2.16 and ~~(B) New Term Facilities, exceed the sum of (i) the maximum amount at such time that could be Incurred without causing the Consolidated First Lien Debt Ratio to exceed 2.25 to 1.00 (in each case, on a pro forma basis, after giving effect to such New Term Loans, increased Loans or Incremental Equivalent Debt Incurred on or prior to the date of determination (but excluding any amounts Incurred simultaneously pursuant to clause (ii) below) and the use of the proceeds therefrom) and (ii) $300,000,000 (together with all requests for New Term~~requests for New Term Facilities or New Revolving Facilities pursuant to Section 2.17 ~~and~~) exceed the Maximum Incremental ~~Equivalent Debt)~~Amount.; provided, further, (i) subject to Section 2.18, such Incremental Equivalent Debt shall not be subject to any guarantee by any person other than a Loan Party, (ii) subject to Section 2.18, in the case of Incremental Equivalent Debt that is secured, the obligations in respect thereof shall not be secured by any Lien on any asset of the Borrower or any Restricted Subsidiary other than any asset constituting Collateral, (iii) no Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence, (iv) if such Incremental Equivalent Debt is secured, the security agreements relating to such Incremental Equivalent Debt shall be substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) if such Incremental Equivalent Debt is secured, such Incremental Equivalent Debt shall be subject to (x) in the case of Incremental Equivalent Debt that will be secured on a pari passu basis with the Obligations, a customary first lien intercreditor agreement reasonably acceptable to the Agents and (y) in the case of Incremental Equivalent Debt that will be secured by the Collateral on a junior priority basis to the Obligations, a customary junior lien intercreditor agreement reasonably acceptable to the Agents, and (vi) the documentation with respect to any Incremental Equivalent Debt shall contain no mandatory prepayment, repurchase or redemption provisions prior to the date that is ninety-one (91) days after the Maturity Date at the time of incurrence, issuance or obtainment of such Incremental Equivalent Debt, other than customary prepayments, repurchases or redemptions of or offers to prepay, redeem or repurchase upon a change of control, asset sale event or casualty or condemnation event, customary prepayments, redemptions or repurchases or offers to prepay, redeem or repurchase based on excess cash flow (in the case of loans) and customary acceleration rights upon an event of default and (b) any Refinancing Indebtedness thereof.

(c)                                  For purposes of determining compliance with this covenant, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Indebtedness, Disqualified Stock or Preferred Stock permitted under one of the clauses of Section 7.03(b) or is entitled to be Incurred pursuant to Section 7.03(a), the Borrower shall, in its sole discretion, at the time of Incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 7.03 and shall only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock (or portion thereof) in Section 7.03(a) or one of the clauses or subsections of 7.03(b); provided that all Indebtedness under this Agreement and the ABL Credit Agreement outstanding on the ~~Closing~~Amendment No. 1 Effective Date shall be deemed to have been Incurred pursuant to Section 7.03(b)(1) and the Borrower shall not be permitted to reclassify all or any portion of such Indebtedness.  Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of Disqualified Stock or Preferred Stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of Section 7.03.  Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness, provided that the Incurrence of the Indebtedness represented by such Guarantee or letter of credit, as the case may be, was in compliance with this covenant. Indebtedness Incurred to Refinance Indebtedness incurred pursuant to clauses (1), (4) and (12) of Section 7.03(b) shall be permitted to include additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay accrued but unpaid interest and dividends and premiums (including reasonable tender premiums), defeasance costs and fees and expenses incurred in connection with such refinancing.

(d)                                 For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar-equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being Refinanced plus (ii) the aggregate amount of fees, defeasance costs, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection with such Refinancing.

7.04                        Fundamental Changes.

(a)                                 The Borrower may not consolidate, merge or amalgamate with or into or wind up into (whether or not the Borrower is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(1)                                 the Borrower is the surviving Person or the Person formed by or surviving any such consolidation, merger or amalgamation (if other than the Borrower) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Borrower or such Person, as the case may be, being herein called the “Successor Company”);

(2)                                 the Successor Company (if other than the Borrower) expressly assumes all the obligations of the Borrower under each Loan Document to which the Borrower is a party pursuant to joinder documentation reasonably satisfactory to the Administrative Agent;

(3)                                 immediately after giving effect to such transaction, no Default exists;

(4)                                 immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either

(a)                                 the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 7.03(a); or

(b)                                 the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or greater than such ratio for the Borrower and its Restricted Subsidiaries immediately prior to such transaction;

(5)                                 if the Successor Company is other than the Borrower, each Guarantor, unless it is the other party to the transactions described above, shall have confirmed that its Guaranty and grant of security shall apply to such Person’s obligations under the Loan Documents;

(6)                                 to the extent any assets of the Person which is merged, amalgamated or consolidated with or into the Successor Company are assets of the type which would constitute Collateral under the Collateral Documents, the Successor Company will take such action as may be reasonably requested by the Administrative Agent to the extent necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required by Section 6.11 hereof or any of the Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Collateral Documents; and

(7)                                 the Collateral owned by or transferred to the Successor Company shall: (a) continue to constitute Collateral under this Agreement and the Collateral Documents, (b) be subject to the Lien in favor of the Collateral Agent for the benefit of the Secured Parties, and (c) not be subject to any Lien other than Permitted Liens or Liens otherwise permitted hereunder.

The Successor Company (if other than the Borrower) will succeed to, and be substituted for, the Borrower under the Loan Documents, and the Borrower will automatically be released and discharged from its Obligations.  Notwithstanding the foregoing clauses (3) and (4), (a) any Restricted Subsidiary that is not a Guarantor may consolidate, amalgamate or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Borrower or any Restricted Subsidiary, (b) any Restricted Subsidiary that is a Guarantor may consolidate, amalgamate or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Borrower, any Guarantor or any Restricted Subsidiary that becomes a Guarantor in connection with such consolidation, amalgamation, merger, sale, assignment, transfer, lease, conveyance or disposal and (c) the Borrower may merge, amalgamate or consolidate with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Borrower in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness of the Borrower and its Restricted Subsidiaries is not increased thereby.

(b)                                 Each Guarantor will not, and the Borrower will not permit any Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(1)                                 either (a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”) and the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the Loan Documents to which such Guarantor is a party pursuant to joinder documentation reasonably satisfactory to the Administrative Agent or (b) such sale or disposition or consolidation or merger is not in violation of Section 7.05 or 7.06;

(2)                                 immediately after giving effect to such transaction, no default exists;

(3)                                 to the extent any assets of the Guarantor which is merged, amalgamated or consolidated with or into the Successor Company are assets of the type which would constitute Collateral under the Collateral Documents, the Successor Company will take such action as may be reasonably requested by the Administrative Agent to the extent necessary to cause such property and assets to be made subject to the Lien of the Collateral Documents in the manner and to the extent required by Section 6.11 hereof or any of the Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Collateral Documents; and

(4)                                 the Collateral owned by or transferred to the Successor Company shall: (i) continue to constitute Collateral under the Loan Documents, (ii) be subject to the Lien in favor of the Collateral Agent for the benefit of the Secured Parties, and (iii) not be subject to any Lien other than Permitted Liens.

(c)                                  The Successor Guarantor will succeed to, and be substituted for, such Guarantor under the Loan Documents and such Guarantor’s Guaranty, and such Guarantor will automatically be released and discharged from its obligations under the Loan Documents.  Notwithstanding the foregoing, (1) a Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing such Guarantor in another state of the United States, the District of Columbia or any territory of the United States, so long as the amount of Indebtedness of the Guarantor is not increased thereby, (2) a Guarantor may merge, amalgamate or consolidate with another Guarantor or the Borrower and (3) a Guarantor may convert into a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor or a jurisdiction in the United States.

~~(d)                                 Notwithstanding the foregoing, Section 7.04 will not prohibit the consolidation, merger or amalgamation of the Borrower with or into OpCo (with OpCo being the surviving Person) and OpCo expressly assumes all the obligations of the Borrower under each Loan Document to which the Borrower. OpCo will succeed to, and be substituted for, the Borrower under the Loan Documents, and the Borrower will automatically be released and discharged from its Obligations.~~

7.05                        Asset Sales.

(a)                                 The Borrower will not, and will not permit any of its Restricted Subsidiaries to consummate, directly or indirectly, an Asset Sale of any assets that do not constitute ABL Collateral (“Non-ABL Collateral”), unless:

(1)                                 the Borrower or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Borrower at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2)                                 except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or Replacement Assets.

Within 540 days after the Borrower’s or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale of Non-ABL Collateral, the Borrower or such Restricted Subsidiary shall apply the Net Cash Proceeds from such Asset Sale, at its option:

(1)                                 to prepay Loans in accordance with Sections 2.05(b)(ii)(A) and (B);

(2)                                 to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in the Borrower or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes or continues to constitute a Restricted Subsidiary of the Borrower), assets, or property or capital expenditures, in each case used or useful in a Similar Business;

(3)                                 to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in the Borrower or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes or continues to constitute a Restricted Subsidiary of the Borrower), properties or assets that replace the properties and assets that are the subject of such Asset Sale;

(4)                                 any combination of the foregoing;

provided that the Borrower and its Restricted Subsidiaries will be deemed to have complied with the provisions described in clauses (2) and (3) above if and to the extent that, ~~within 540 days after~~(x) on or after the date of the execution of the definitive agreement with respect to the Asset Sale of Non-ABL Collateral that generated the Net Cash Proceeds~~, the Borrower~~ (which, for the avoidance of doubt, may be prior to the date of consummation of such Asset Sale), the Borrower or any of its Restricted Subsidiaries makes an Investment in Replacement Assets or makes a capital expenditure in compliance with the provision described in clauses (2) and (3) of this paragraph or (y) on or prior to 540 days after such Asset Sale, the Borrower or any of its Restricted Subsidiaries has entered into and not abandoned or rejected a binding agreement to acquire the assets or Capital Stock of a Similar Business, make an Investment in Replacement Assets or make a capital expenditure in compliance with the provision described in clauses (2) and (3) of this paragraph, and that acquisition, purchase or capital expenditure is thereafter completed within 180 days after the end of such 540-day period.  Pending the final application of any such Net Cash Proceeds from the sale of Non-ABL Collateral, the Borrower or such Restricted Subsidiary of the Borrower may invest such Net Cash Proceeds in Cash Equivalents.

(b)                                 The Borrower will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale of any assets that constitute ABL Collateral, unless:

(1)                                 the Borrower or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith at the time of contractually agreeing to such Asset Sale by the Borrower) of the assets sold or otherwise disposed of; and

(2)                                 except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or Replacement Assets.

Within 540 days after the Borrower’s or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale of ABL Collateral, the Borrower or such Restricted Subsidiary shall apply the Net Cash Proceeds from such Asset Sale, at its option:

(1)                                 to prepay Loans in accordance with Section 2.05(b)(ii)(A) and (B);

(2)                                 to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in the Borrower or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes or continues to constitute a Restricted Subsidiary of the Borrower), assets, or property or capital expenditures, in each case used or useful in a Similar Business;

(3)                                 to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in the Borrower or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes or continues to constitute a Restricted Subsidiary of the Borrower), properties or assets that replace the properties and assets that are the subject of such Asset Sale;

(4)                                 to permanently reduce any Indebtedness under the ABL Debt or any other Indebtedness of the Borrower or a Guarantor that in each case is secured by a Lien on the ABL Collateral that is prior to the Lien on the ABL Collateral securing the Obligations (and, in the case of revolving obligations, to correspondingly reduce commitments with respect thereto), in each case other than Indebtedness owed to the Borrower or a Restricted Subsidiary; or

(5)                                 any combination of the foregoing;

provided that the Borrower and its Restricted Subsidiaries will be deemed to have complied with the provisions described in clauses (2) and (3) above if and to the extent that, ~~within 540 days~~(x) on or after the date of the execution of the definitive agreement with respect to the Asset Sale of ~~Non-~~ABL Collateral that generated the Net Cash Proceeds~~, the Borrower~~ (which, for the avoidance of doubt, may be prior to the date of consummation of such Asset Sale), the Borrower or any of its Restricted Subsidiaries makes an Investment in Replacement Assets or makes a capital expenditure in compliance with the provision described in clauses (2) and (3) of this paragraph or (y) on or prior to 540 days after such Asset Sale, the Borrower or any of its Restricted Subsidiaries has entered into and not abandoned or rejected a binding agreement to acquire the assets or Capital Stock of a Similar Business, make an Investment in Replacement Assets or make a capital expenditure in compliance with the provision described in clauses (2) and (3) of this paragraph, and that acquisition, purchase or capital expenditure is thereafter completed within 180 days after the end of such 540-day period.  Pending the final application of any such Net Cash Proceeds, the Borrower or such Restricted Subsidiary of the Borrower may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Cash Proceeds in Cash Equivalents.

(c)                                  For purposes of this Section 7.05, the amount of:

(i)                  any liabilities (as shown on the Borrower’s most recent consolidated balance sheet or in the notes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Borrower’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Borrower) of the Borrower or such Restricted Subsidiary (other than liabilities that are by their terms expressly subordinated to the Obligations) that are assumed by the transferee of any such assets or Equity Interests (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) pursuant to an agreement that releases or indemnifies the Borrower and all of its Restricted Subsidiaries from further liability;

(ii)               any securities, notes or other obligations or other assets received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days of the receipt thereof; and

(iii)            any Designated Non-cash Consideration received by the Borrower or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5.0% of Consolidated Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

shall each be deemed to be Cash Equivalents.

(d)                                 For purposes of this Section 7.05, any sale by the Borrower or a Restricted Subsidiary of the Capital Stock of a Restricted Subsidiary that owns assets constituting Non-ABL Collateral or ABL Collateral shall be deemed to be a sale of such Non-ABL Collateral or ABL Collateral (or, in the event of a Restricted Subsidiary that owns assets that include any combination of Non-ABL Collateral and ABL Collateral, shall be deemed to be a separate sale of each of such Non-ABL Collateral and ABL Collateral).  In the event of any such sale (or a sale of assets that includes any combination of Non-ABL Collateral and ABL Collateral), the proceeds received by the Borrower and the Restricted Subsidiaries in respect of such sale shall be allocated to the Non-ABL Collateral and ABL Collateral in accordance with their respective ~~fair market values~~Fair Market Values, which shall be determined by the Borrower or, at the Borrower’s election, an independent third party.  In addition, for purposes of this Section 7.05, any sale by the Borrower or any Restricted Subsidiary of the Capital Stock of any Person that owns only ABL Collateral will not be subject to subsection (a) hereof, but rather will be subject to subsection (b) hereof.

7.06                        Restricted Payments.

(a)                                 The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)                                 declare or pay any dividend or make any distribution on account of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend, payment or distribution payable in connection with any merger or consolidation involving the Borrower other than: (A) dividends, payments or distributions by the Borrower payable solely in Equity Interests (other than Disqualified Stock) of the Borrower or in options, warrants or other rights to purchase such Equity Interests or (B) dividends, payments or distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities;

(2)                                 purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Borrower or Holdings or any other Parent Entity, including in connection with any merger or consolidation, in each case held by a Person other than the Borrower or a Restricted Subsidiary;

(3)                                 make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, or give any irrevocable notice of redemption, in each case prior to any scheduled repayment or scheduled maturity, any Junior Indebtedness (other than (i) the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Junior Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under Section 7.03(b)(7) and (~~8~~9) and (ii) the giving of an irrevocable notice of redemption with respect to the transaction permitted under clause (b)(2) or (3) of this Section 7.06); or

(4)                                 make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(i)                  no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(ii)               immediately after giving effect to such transaction on a pro forma basis, the Borrower could Incur $1.00 of additional Indebtedness under Section 7.03(a); and

(iii)            such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries after the ~~Closing~~Amendment No.1 Effective Date (including Restricted Payments permitted by Section 7.06(b)(1) and (8), but excluding all other Restricted Payments permitted by Section 7.06(b)), is less than the sum of, without duplication,

(A)                               the sum of (x) $~~125,000,000~~300,000,000 and (y) 50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from ~~January~~October 1, ~~2014~~2016 to the end of the Borrower’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(B)                               100% of the aggregate net proceeds and the Fair Market Value of marketable securities or other property received by the Borrower since immediately after the ~~Closing~~Amendment No. 1 Effective Date from the issue or sale of:

(1)                                 Equity Interests of the Borrower, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the Fair Market Value of marketable securities or other property received from the sale of Equity Interests to any future, present or former employees, directors, managers, service providers or consultants of the Borrower, its Subsidiaries or any Parent Entity after the ~~Closing~~Amendment No. 1 Effective Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 7.06(b)(4) and Designated Preferred Stock; and

(2)                              any Indebtedness of the Borrower or any of its Restricted Subsidiaries that have been converted into or exchanged for such Equity Interests (other than Disqualified Stock) of the Borrower or a Parent Entity;

provided, however, that this clause (B) shall not include Excluded Equity, plus

(C)                               100% of the aggregate amount of cash and the Fair Market Value of marketable securities or other property contributed to the capital of the Borrower, or that became part of the capital of the Borrower through consolidation or merger, following the ~~Closing~~Amendment No. 1 Effective Date (other than Excluded Equity), plus

(D)                               100% of the aggregate amount received by the Borrower or any Restricted Subsidiary in cash and the Fair Market Value of marketable securities or other property received by the Borrower or any Restricted Subsidiary from:

(x)                                 the sale or other disposition (other than to the Borrower or a Subsidiary of the Borrower) of Restricted Investments made by the Borrower and its Restricted Subsidiaries and from repurchases and redemptions of, or cash distributions or cash interest received in respect thereof, such Restricted Investments from the Borrower and its Restricted Subsidiaries by any Person (other than the Borrower or any of its Subsidiaries) and from repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments made by the Borrower or its Restricted Subsidiaries in each case after the ~~Closing~~Amendment No. 1 Effective Date,

(y)                                 the sale (other than to the Borrower or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by the Borrower or any Restricted Subsidiary or to the extent that such Investment constituted a Permitted Investment)) of the Capital Stock of an Unrestricted Subsidiary, or

(z)                                  any distribution or dividend from an Unrestricted Subsidiary (to the extent such distribution or dividend is not already included in the calculation of Consolidated Net Income), plus

(E)                                in the event any Unrestricted Subsidiary of the Borrower has been redesignated as a Restricted Subsidiary or has been merged or consolidated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary of the Borrower, in each case after the ~~Closing~~Amendment No. 1 Effective Date, the Fair Market Value of the Investment of the Borrower in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary constituted a Permitted Investment), plus

(F)                                 the aggregate amount of Declined Amounts.

(b)                                 Notwithstanding the foregoing, Section 7.06(a) will not prohibit:

(1)                                 the payment of any dividend or distribution or consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Agreement;

(2)                                 (x) the redemption, repurchase, defeasance, discharge, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Borrower or Holdings or any other Parent Entity (“Treasury Capital Stock”), or Junior Indebtedness of the Borrower or any Guarantor, in exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Borrower or Holdings or any other Parent Entity or contributions to the equity capital of the Borrower (other than Excluded Equity) (collectively, including any such contributions, “Refunding Capital Stock”);

(y)                                 the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Borrower or to an employee stock ownership plan or any trust established by the Borrower or any of its Subsidiaries) of Refunding Capital Stock; and

(z)                                  if immediately prior to the retirement of the Retired Capital Stock, the declaration and payment of dividends thereon was permitted under Section 7.06(b)(6) and has not been made as of such time (the “Unpaid Amount”), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of Holdings or any other direct or indirect parent) in an aggregate amount no greater than the Unpaid Amount;

(3)                                 the prepayment, redemption, defeasance, repurchase, exchange or other acquisition or retirement of Junior Indebtedness of the Borrower or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness thereof;

(4)                                 the purchase, retirement, redemption or other acquisition (or dividends to Holdings or any other Parent Entity to finance any such purchase, retirement, redemption or other acquisition) for value of Equity Interests of the Borrower or Holdings or any other Parent Entity held by any future, present or former employee, director, manager, service provider or consultant of the Borrower or Holdings or any other Parent Entity or any Subsidiary of the Borrower (or their permitted transferees) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or any equity subscription or equityholder agreement (including, for the avoidance of doubt, any principal and interest payable on any Indebtedness issued by the Borrower or any Parent Entity in connection with such repurchase, retirement or other acquisition); provided, however, that the aggregate amounts paid under this clause (4) shall not exceed in any calendar year $7,500,000 (with unused amounts in any calendar year being carried over to succeeding calendar years up to a maximum of $15,000,000 in the aggregate in any calendar year); provided, further, however, that such amount in any fiscal year may be increased by an amount not to exceed:

(i)                  the cash proceeds received by the Borrower or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Excluded Equity) of the Borrower or Holdings or any other Parent Entity (to the extent contributed to the Borrower) to members of management, directors or consultants of the Borrower and its Restricted Subsidiaries or Holdings or any other Parent Entity that occurs after the Closing Date to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of Section 7.06(a)(iii)); plus

(ii)               the cash proceeds of key man life insurance policies received by the Borrower or Holdings or any other Parent Entity (to the extent contributed to the Borrower) and its Restricted Subsidiaries after the Closing Date; minus

(iii)            the amount of any Restricted Payments previously made with the cash proceeds described in clauses (i) and (ii) of this clause (4),

(provided that the cancellation of Indebtedness owing to the Borrower from any current or former officer, director, employee, manager, service provider or consultant (or any permitted transferees thereof) of the Borrower or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of the Borrower or any Parent Entity from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 7.06 or any other provision of this Agreement);

(5)                                 the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Borrower or any of its Restricted Subsidiaries and any Preferred Stock of any Restricted Subsidiaries issued or Incurred in accordance with Section 7.03;

(6)                                 the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock and the declaration and payment of dividends to Holdings or any other Parent Entity, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock of Holdings or any other Parent Entity issued after the Closing Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Fixed Charge Coverage Ratio of the Borrower and its Restricted Subsidiaries would have been at least 2.00 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (6) does not exceed the net cash proceeds actually received by the Borrower from the sale (or the contribution of the net cash proceeds from the sale) of Designated Preferred Stock;

(7)                                 [Reserved];

(8)                                 the declaration and payment of dividends on the Borrower’s common stock (or the payment of dividends to Holdings or any other Parent Entity to fund the payment by Holdings or any other Parent Entity of dividends on such entity’s common stock) of up to 6.0% per annum of the net cash proceeds received by the Borrower from any public offering of common stock or contributed to the Borrower by Holdings or any other Parent Entity from any public offering of common stock (other than public offerings with respect to common stock registered on Form S-8 and any public sale constituting an Excluded Contribution);

(9)                                 Restricted Payments in an aggregate amount that does not exceed the aggregate amount of Excluded Contributions received since the Closing Date;

(10)                          any Restricted Payment; provided that (x) no Default or Event of Default has occurred and is continuing or would result from such Restricted Payment and (y) on a pro forma basis after giving effect to such Restricted Payment and any related incurrence of Indebtedness, the proceeds of which are used to make such Restricted Payment, the Consolidated ~~First Lien~~Total Net Debt Ratio would be equal to or less than ~~1.5:1.0~~2.00:1.00;

(11)                          [Reserved];

(12)                          for so long as the Borrower is a member of a group filing a consolidated, combined or similar income tax return with Holdings or any other Parent Entity (or a disregarded entity for tax purposes with respect to Holdings or such other direct or indirect parent), the payment of dividends or other distributions to Holdings or such other Parent Entity in amounts required for Holdings or such other parent company to pay income taxes imposed on such entity to the extent such income taxes are attributable to the income of the Borrower and its Subsidiaries; provided, however, that the amount of such payments in respect of any tax year does not, in the aggregate, exceed the amount that the Borrower and its Subsidiaries would have been required to pay in respect of such income taxes in respect of such year if the Borrower and its Subsidiaries paid such income taxes directly as a stand-alone income tax group (reduced by any such taxes paid directly by the Borrower or any Subsidiary) and (ii) the permitted payment pursuant to this clause (12) with respect to any taxes attributable to income of any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid with respect to such period by such Unrestricted Subsidiary to the Borrower or any Restricted Subsidiary for the purposes of paying such income taxes;

(13)                          the payment of dividends, other distributions or other amounts to, or the making of loans to Holdings or any other direct or indirect parent, in the amount required for such entity to, if applicable:

(i)                  pay amounts equal to the amounts required for Holdings or any other Parent Entity to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, employees, directors, managers, service providers and consultants of Holdings or any other Parent Entity, if applicable, and general corporate operating and overhead expenses of Holdings or any other Parent Entity, if applicable, in each case to the extent such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of the Borrower and its Subsidiaries;

(ii)               pay, if applicable, amounts required for Holdings or any other Parent Entity to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Borrower (other than as Excluded Equity) and that has been guaranteed by, and is otherwise considered Indebtedness of, the Borrower or any Restricted Subsidiary Incurred in accordance with Section 7.03; and

(iii)            pay fees and expenses incurred by Holdings or any other Parent Entity, other than to Affiliates of the Borrower, related to any unsuccessful equity or debt offering of such Parent Entity;

(14)                          the payment of cash dividends or other distributions on the Borrower’s Capital Stock used to, or the making of loans to Holdings or any other Parent Entity to, fund the payment of fees and expenses owed by the Borrower or Holdings or any other Parent Entity, as the case may be, or Restricted Subsidiaries of the Borrower to Affiliates, in each case to the extent permitted by Section 7.08;

(15)                          (i) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants and (ii) in connection with the withholding of a portion of the Equity Interests granted or awarded to a current or former director or employee to pay for the taxes payable by such director or employee upon such grant or award;

(16)                          purchases of receivables in connection with a Permitted Receivables Financing and the payment or distribution of Receivables Fees;

(17)                          payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Agreement applicable to mergers, consolidations and transfers of all or substantially all the property and assets of the Borrower;

(18)                          the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Holdings or a Restricted Subsidiary of Holdings by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or cash equivalents); and

(19)                          the repurchase, redemption, or other acquisition for value of Equity Interests of the Borrower or any of its Restricted Subsidiaries deemed to occur in connection with the payment of cash in lieu of the issuance of fractional shares of Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Borrower or a Restricted Subsidiary, in each case, as permitted under this Agreement;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (10), no Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)                                  The Borrower will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.”  For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Borrower and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the last sentence of the definition of “Investments.”  Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

(d)                                 For purposes of compliance with Section 7.06, if any Investment or Restricted Payment would be permitted pursuant to one or more provisions of Section 7.06 and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Borrower may divide and classify such Investment or Restricted Payment in any manner that complies with this covenant and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

(e)                                  The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Borrower or any of its Restricted Subsidiaries, as the case may be, pursuant to the Restricted Payment.

7.07                        [Reserved].

7.08                        Transactions with Affiliates.

(a)                                 The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Borrower (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $10,000,000, unless:

(1)                                 such Affiliate Transaction is on terms that are not materially less favorable to the Borrower or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person;

(2)                                 with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25,000,000, the Borrower delivers to the Administrative Agent a resolution adopted in good faith by the majority of the Board of Directors of the Borrower, approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

(b)                                 Notwithstanding the foregoing, Section 7.08(a) will not apply to the following:

(1)                                 (i)  transactions between or among the Borrower and/or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and (ii) any merger, amalgamation or consolidation of the Borrower and Holdings or any other direct parent of the Borrower, provided that such parent company shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Borrower and such merger, amalgamation or consolidation is otherwise in compliance with the terms of this Agreement;

(2)                                 (i) Restricted Payments permitted by Section 7.06 and (ii) Permitted Investments;

(3)                                 any employment and severance agreements entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business and the payment of reasonable and customary fees and compensation paid to, and indemnity and similar arrangements provided on behalf of, officers, directors, employees, managers, service providers or consultants of the Borrower or any Restricted Subsidiary or Holdings or (to the extent relating to the business of the Borrower and its Subsidiaries) any other Parent Entity;

(4)                                 transactions in which the Borrower or any of its Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 7.08(a)(1);

(5)                                 payments or loans (or cancellation of loans, advances or Guarantees) or advances to employees or consultants or Guarantees in respect thereof for bona fide business purposes in the ordinary course of business;

(6)                                 any agreement or arrangement as in effect or contemplated as of the ~~Closing~~Amendment No.1 Effective Date or as thereafter amended, supplemented or replaced (so long as such amended, supplemented or replaced agreement is not more disadvantageous to the Lenders in any material respect than the original agreement or arrangement as in effect on the ~~Closing~~Amendment No.1 Effective Date) or any transaction or payments contemplated thereby;

(7)                                 [Reserved];

(8)                                 the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders or similar agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the ~~Closing~~Amendment No.1 Effective Date and any amendment thereto or similar transactions, arrangements or agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, arrangement or agreement or under any similar transaction, arrangement or agreement entered into after the ~~Closing~~Amendment No.1 Effective Date shall only be permitted by this clause (8) to the extent that the terms of any such existing transaction, arrangement or agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to the Lenders in any material respect than the original transaction, arrangement or agreement as in effect on the ~~Closing~~Amendment No.1 Effective Date;

(9)                                 (i) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to the Borrower and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Borrower, and are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (ii) transactions with Unrestricted Subsidiaries in the ordinary course of business;

(10)                          any transaction effected as part of a Permitted Receivables Financing;

(11)                          the sale or issuance or transfer of Equity Interests (other than Disqualified Stock) of the Borrower and the granting and performing of reasonable and customary registration rights;

(12)                          payments by the Borrower or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of the Borrower in good faith;

(13)                          any contribution to the capital of the Borrower (other than Disqualified Stock);

(14)                          any transaction with a Person (other than an Unrestricted Subsidiary or a joint venture) which would constitute an Affiliate Transaction solely because the Borrower or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Person;

(15)                          transactions between the Borrower or any of its Restricted Subsidiaries and any Person that would constitute an Affiliate Transaction solely because a director of which is also a director of the Borrower or Holdings or any other Parent Entity; provided, however, that such director abstains from voting as a director of the Borrower or such Parent Entity, as the case may be, on any matter involving such other Person;

(16)                          the entering into of any tax sharing agreement or arrangement and any payments permitted by Section 7.06(b)(12);

(17)                          transactions to effect the Transactions and the payment of all transaction, underwriting, commitment and other fees and expenses related to the Transactions;

(18)                          pledges of Equity Interests of Unrestricted Subsidiaries;

(19)                          the issuances of securities or other payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to employees, directors, managers, service providers or consultants of the Borrower, any of its Restricted Subsidiaries or any Parent Entity and employment agreements, stock option and stock ownership plans or similar employee benefit plans which, in each case, are approved by the Borrower in good faith;

(20)                          any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by the Borrower or any of its Restricted Subsidiaries with current, former or future officers and employees of the Borrower, Holdings or any of their respective Restricted Subsidiaries and the payment of compensation to officers and employees of the Borrower, Holdings or any of their respective Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business;

(21)                          transactions with Affiliates solely in their capacity as holders of Indebtedness or Equity Interests of the Borrower or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally; and

(22)                          the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of their obligations under the terms of, any customary registration rights agreement to which they are a party or become a party in the future.

(23)                          investments by any of the Investors in securities of the Borrower or any of its Restricted Subsidiaries (and any payment of out-of-pocket expenses incurred by such Investors in connection therewith) so long as the investment is being offered generally to other investors on the same or more favorable terms;

(24)                          transactions with joint ventures entered into in the ordinary course of business (including any cash management activities related thereto);

(25)                          any lease entered into between the Borrower or any of its Restricted Subsidiaries, as lessee and any Affiliate of the Borrower, as lessor, in the ordinary course of business; and

(26)                          intellectual property licenses in the ordinary course of business.

7.09                        Dividend and Other Payment Restrictions Affecting Subsidiaries.  The Borrower will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary that is not a Guarantor to:

(a)                                 (i) pay dividends or make any other distributions to the Borrower or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to the Borrower or any of its Restricted Subsidiaries;

(b)                                 make loans or advances to the Borrower or any of its Restricted Subsidiaries; or

(c)                                  sell, lease or transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1)                                 contractual encumbrances or restrictions in effect or entered into on the ~~Closing~~Amendment No.1 Effective Date, including pursuant to this Agreement, the Loan Documents and the other documents relating to this Agreement and related Hedging Obligations and the related documentation, any ABL Credit Agreement and the other documents relating to any ABL Credit Agreement and related Hedging Obligations and the related documentation and any documents relating to the Senior Notes;

(2)                                 [Reserved];

(3)                                 applicable law or any applicable rule, regulation or order;

(4)                                 any agreement or other instrument of a Person, or relating to Indebtedness or capital stock of a Person, which Person is acquired by or merged, consolidated or amalgamated with or into the Borrower or any Restricted Subsidiary, or any other transaction entered into in connection with such acquisition, merger, consolidation or amalgamation, which was in existence at the time of such acquisition or at the time it mergers, consolidates or amalgamates with or into the Borrower or any of its Restricted Subsidiaries (but, in each case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(5)                                 contracts for the sale or disposition of assets, including customary encumbrances or restrictions with respect to a Subsidiary of (i) the Borrower or (ii) any of its Restricted Subsidiaries imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Subsidiary;

(6)                                 restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(7)                                 customary provisions in (x) joint venture agreements entered into in the ordinary course of business with respect to the Equity Interests subject to the joint venture and (y) operating or other similar agreements, asset sale agreements, stock sale agreements entered into in connection with the entering into of such transaction, which limitation is applicable only to the assets that are the subject of those agreements;

(8)                                 purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations to the extent imposing restrictions of the nature discussed in clause (c) above on the property so acquired;

(9)                                 customary provisions contained in leases, subleases, licenses, sublicenses, contracts and other similar agreements, including with respect to intellectual property and other agreements;

(10)                          any encumbrance or restriction contained in any documentation relating to a Permitted Receivables Financing;

(11)                          other Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary of the Borrower that is Incurred subsequent to the Closing Date pursuant to Section 7.03; provided that such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Borrower’s ability to make anticipated principal or interest payment on the Loans (as determined by the Borrower in good faith);

(12)                          any encumbrance or restriction contained in Secured Indebtedness otherwise permitted to be Incurred pursuant to Sections 7.01 and 7.03 to the extent limiting the right of the debtor to dispose of the assets securing such Indebtedness;

(13)                          encumbrances or restrictions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, (x) detract from the value of the property or assets of the Borrower or any Restricted Subsidiary in any manner material to the Borrower or any Restricted Subsidiary or (y) materially affect the Borrower’s ability to make anticipated principal or interest payment on the Loans (as determined by the Borrower in good faith);

(14)                          encumbrances or restrictions existing under, by reason of or with respect to Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing that Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(15)                          any encumbrance or restriction with respect to a Subsidiary which was previously an Unrestricted Subsidiary pursuant to or by reason of an agreement that such Subsidiary is a party to or entered into before the date on which such Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of an Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Borrower or any other Restricted Subsidiary other than the assets and property of such Subsidiary;

(16)                          restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Borrower or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Borrower or such Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Borrower or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary; and

(17)                          any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or Refinancings of the contracts, instruments or obligations referred to in clauses (1) through (16) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or Refinancings are, in the good faith judgment of the Borrower, not materially more restrictive with respect to such encumbrances and other restrictions taken as a whole than prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 7.09, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Borrower or a Restricted Subsidiary of the Borrower to other Indebtedness Incurred by the Borrower or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01                        Events of Default.  Any of the following shall constitute an event of default (an “Event of Default”):

(a)                                 Non-Payment.  The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any fee due hereunder, or any other amount payable hereunder or with respect to any other Loan Document; or

(b)                                 Specific Covenants.  The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.05 (solely with respect to the Borrower ~~and OpCo~~), 6.09 or Article VII; or

(c)                                  Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent to the Borrower; or

(d)                                 Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (and in all respects if any such representation or warranty is already qualified by materiality) when made or deemed made; or

(e)                                  Cross-Default.  (i) Any Loan Party or any Significant Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate outstanding principal amount of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness; provided, further, that such failure is unremedied and is not validly waived by the holders of such Indebtedness in accordance with the terms of the documents governing such Indebtedness prior to any acceleration of the Loans pursuant to Section 8.02; or

(f)                                   Insolvency Proceedings, Etc.  Any Loan Party or any Significant Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g)                                  Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Significant Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h)                                 Judgments.  There is entered against any Loan Party or any Significant Subsidiary a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny or fail to acknowledge coverage) and there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)                                     ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or any ERISA Affiliate in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA which could reasonably be expected to result in a Material Adverse Effect; or (iii) a Foreign Plan Event occurs which has resulted or could reasonably be expected to result in a Material Adverse Effect; or

(j)                                    Invalidity of Loan Documents.  Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or satisfaction in full of all the Obligations (other than contingent indemnification obligations as to which no claim has been asserted) ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations (other than contingent indemnification obligations as to which no claim has been asserted) and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or

(k)                                 Change of Control.  There occurs any Change of Control; or

(l)                                     Collateral Documents.  Any Collateral Document covering a material portion of the Collateral after delivery thereof shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create a valid and perfected first priority Lien on and security interest in any material Collateral covered thereby, subject to Liens permitted under Section 7.01, except to the extent (i) that any such perfection or priority is not required pursuant to Section 4.01, 6.10, or 6.11 or results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements, or (ii) except as to Collateral consisting of real property, to the extent that such losses are covered by a lender’s title insurance policy and such insurers have not denied or failed to acknowledge coverage.

8.02                        Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent may, and, at the request of the Required Lenders, shall take any or all of the following actions:

(a)                                 [Reserved];

(b)                                 declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)                                  [Reserved]; and

(d)                                 exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents, under any document evidencing Indebtedness in respect of which the Facilities have been designated as “Designated Senior Debt,” (or any comparable term) and/or under applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

8.03                        Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, disbursements and other charges of counsel payable under Section 10.04) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IX
ADMINISTRATIVE AGENT AND OTHER AGENTS

9.01                        Appointment and Authorization of Agents.

(a)                                 Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto, and the Administrative Agent hereby accepts such appointment.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent, including the Syndication Agent, shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent, including the Syndication Agent, have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent, including the Syndication Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)                                 Each Lender hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto, and the Collateral Agent hereby accepts such appointment In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX (including, without limitation, Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto.

9.02                        Delegation of Duties.  Each of the Agents may execute any of its duties under this Agreement or any other Loan Document (including, with respect to the Collateral Agent, for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  Neither Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of bad faith, gross negligence or willful misconduct.

9.03                        Liability of Agents.  No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own bad faith, gross negligence or willful misconduct in connection with its duties expressly set forth herein, to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction) or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

9.04                        Reliance by Agents.

(a)                                 Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent.  Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b)                                 For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

9.05                        Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.”  The Administrative Agent will notify the Lenders of its receipt of any such notice.  The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

9.06                        Credit Decision; Disclosure of Information by Agents.  Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent taken after the Closing Date, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession.  Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder.  Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

9.07                        Indemnification of Agent.  Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own bad faith, gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute bad faith, gross negligence or willful misconduct for purposes of this Section 9.07.  Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including the fees, disbursements and other charges of counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower.  The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

9.08                        Agents in their Individual Capacities.  Any Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though it were not an Agent hereunder and without notice to or consent of the Lenders.  The Lenders acknowledge that, pursuant to such activities, an Agent or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that such Agent shall be under no obligation to provide such information to them.  With respect to its Loans, such Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent, and the terms “Lender” and “Lenders” include such Agent in its individual capacity.

9.09                        Successor Agents.  Each Agent may resign as the Agent upon thirty (30) days’ notice to the Lenders.  If any Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(a), (f), or (g) (which consent of the Borrower shall not be unreasonably withheld or delayed).  If no successor agent is appointed prior to the effective date of the resignation of such Agent, such Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders.  Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Administrative Agent” or “Collateral Agent,” as applicable, shall mean such successor administrative agent and/or supplemental administrative agent or successor collateral agent and/or supplemental collateral agent , as the case may be, and the retiring Agent’s appointment, powers and duties as such Agent shall be terminated.  After the retiring Agent’s resignation hereunder as the applicable Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent, as applicable, under this Agreement.  If no successor agent has accepted appointment as the Administrative Agent or Collateral Agent, as applicable, by the date which is thirty (30) days following the retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.  Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, the Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Collateral Agent.  Upon the acceptance of any appointment as an Agent hereunder by a successor or upon the expiration of the thirty-day period following the retiring Agent’s notice of resignation without a successor agent having been appointed, such retiring Agent shall be discharged from its duties and obligations under the Loan Documents.  After the retiring Agent’s resignation hereunder as the applicable Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the applicable Agent.

9.10                        Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 10.04) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Section 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.11                        Collateral and Guaranty Matters.  Each of the Lenders irrevocably authorizes the Collateral Agent, at its option and in its discretion,

(a)                                 to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations as to which no claim has been asserted), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders or (iv) to the extent such property is secured by a Permitted Lien under clause (6) of the definition thereof (solely as it relates to Section 7.03(b)(4));

(b)                                 to subordinate any Lien on any property constituting ABL Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is secured by a Permitted Lien under clause (6) of the definition thereof as it relates to the ABL Credit Agreement;

(c)                                  to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder; ~~and~~

(d)                                 to enter into intercreditor agreements (in a form not materially less favorable, taken as a whole, to the Lenders than the terms of the Intercreditor Agreement, in the case of

Indebtedness with Junior Lien Priority, or in a form customary for intercreditor agreements or collateral trust agreements in light of then prevailing market conditions, in the case of Other Pari Passu Lien Obligations), subordination agreements and amendments to the Collateral Documents to reflect arrangements with respect to any obligations (other than the Obligations) permitted to be incurred hereunder and secured by Liens permitted to be incurred hereunder on all or a portion of the Collateral, on terms acceptable to the Collateral Agent; and

(e)                                  upon no less than ten (10) Business Days prior written notice to the Collateral Agent from a Responsible Officer of the Borrower, at the sole expense of the Borrower, to release any Lien on any property (including without limitation, receivables arising from the sale of equipment, tooling and related services) disposed as permitted under the Loan Documents, in each case in connection with a Permitted Receivables Financing, and to execute and deliver or otherwise authorize the filing of such documents as the Borrower reasonably requests, in form and substance reasonably satisfactory to the Collateral Agent, including financing statement amendments to evidence the release of such Lien.

Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11.  In each case as specified in this Section 9.11, the Collateral Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11; provided that the Borrower shall have delivered to the Collateral Agent a certificate of a Responsible Officer of the Borrower certifying that any such transaction has been consummated in compliance with this Agreement and the other Loan Documents~~)~~.

9.12                        [Reserved].

9.13                        Other Agents; Arranger and Managers.  None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “co-documentation agent,” “joint lead arranger,” or “bookrunner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

9.14                        Appointment of Supplemental Administrative Agents and Supplemental Collateral Agents.

(a)                                 It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction.  It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent or the Collateral Agent, in each case, as applicable, deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent or the Collateral Agent, in each case, as applicable, is hereby authorized to appoint an additional individual or institution selected by such Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent, collateral sub-agent, administrative co-agent or collateral co-agent (any such additional individual or institution being referred to herein individually, as a “Supplemental Administrative Agent” or a “Supplemental Collateral Agent,” in each case, as applicable, and collectively as “Supplemental Administrative Agents” or “Supplemental Collateral Agents,” in each case, as applicable).

(b)                                 In the event that the Collateral Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 (obligating the Borrower to pay the Agents’ expenses and to indemnify the Agents) that refer to the Collateral Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Collateral Agent, as the context may require.

(c)                                  In the event that the Administrative Agent appoints a Supplemental Administrative Agent, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges and to perform such duties, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 (obligating the Borrower to pay the Agents’ expenses and to indemnify the Agents) that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(d)                                 Should any instrument in writing from the Borrower, Holdings or any other Loan Party be required by any Supplemental Collateral Agent so appointed by the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Collateral Agent.  In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by Law, shall vest in and be exercised by the Collateral Agent until the appointment of a new Supplemental Collateral Agent.

(e)                                  Should any instrument in writing from the Borrower, Holdings or any other Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent.  In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

9.15                        Withholding Taxes.  To the extent required by any applicable laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax.  Without limiting or expanding the provisions of Section 3.01, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective).  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.15.  The agreements in this Section 9.15 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

ARTICLE X
MISCELLANEOUS

10.01                 Amendments, Etc.  Except as otherwise expressly set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)                                 extend or increase the Commitment of any Lender, or reinstate the Commitment of any Lender after the termination of such Commitment pursuant to Section 8.02, in each case without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.01 or the waiver of any Default or Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b)                                 postpone any date scheduled for any payment of principal of, or interest on, any Loan, or any fees or other amounts payable hereunder, without the written consent of each Lender directly and adversely affected thereby (it being understood that the waiver of any mandatory prepayment of Loans under any Facility shall not constitute a postponement of any date scheduled for the payment of principal or interest);

(c)                                  reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d)                                 [Reserved;]

(e)                                  change any provision of this Section 10.01 or the definition of “Required Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(f)                                   other than in a transaction permitted under Section 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(g)                                  other than in a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the value of the aggregate Guaranty, without the written consent of each Lender; or

(h)                                 without the written consent of Lenders holding a majority in aggregate principal amount of the adversely affected class of Loans, (i) change the order of application of any prepayment of Loans among the Facilities or (ii) impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder;

and provided, further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, in its capacity as such, in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; and (ii) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification.  Notwithstanding anything to the contrary herein, no Affiliate Lender (other than any Debt Fund Affiliate) shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) any waiver, amendment or modification which by its terms requires the consent of all Lenders or each affected Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Affiliate Lender in its capacity as a Lender more adversely than other affected Lenders shall require the consent of such Affiliate Lender.

This Section 10.01 shall be subject to any contrary provision of Sections 2.16, 2.17 2.18 or 2.19.  In addition, notwithstanding anything else to the contrary contained in this Section 10.01, (a) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and (b) the Administrative Agent and the Borrower shall be permitted to amend any provision of any Collateral Document to better implement the intentions of this Agreement and the other Loan Documents, and in each case, such amendments shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

Notwithstanding anything to the contrary contained herein, in connection with any “Required Lender” votes, Lenders that are Debt Fund Affiliates shall not be permitted, in the aggregate, to account for more than 49.9% of the amounts includable in determining whether the “Required Lenders” have consented to any amendment, modification, waiver, consent or other action that is subject to such vote.  The voting power of each Lender that is a Debt Fund Affiliate shall be reduced, pro rata, to the extent necessary in order to comply with the immediately preceding sentence.

10.02                 Notices; Effectiveness; Electronic Communications.

(a)                                 General.  Unless otherwise expressly provided herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                  if to the Borrower or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, telecopier number, electronic mail address or telephone number as shall be designated by such party in a notice to other parties, as provided in Section 10.02(d); and

(ii)               if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)                                 Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices under such Article II by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                                  The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE

BORROWER MATERIALS OR THE PLATFORM.  In no event shall any Agent-Related Person have any liability to Holdings, the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person have any liability to Holdings, the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)                                 Change of Address, Etc.  Each of Holdings, the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)                                  Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower except to the extent that such losses, costs, expenses and liabilities are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of the Administrative Agent, such Lender or such Related Parties, as the case may be.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03                 No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04                 Expenses and Taxes.  The Borrower agrees (a) to pay or reimburse the Administrative Agent and the other Agents for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents (including reasonable expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses), and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of counsel (limited to the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent and, if necessary, of one local counsel in each relevant jurisdiction plus, in the event of any actual or potential conflict of interest where such Agent affected by such conflict informs the Borrower of such conflict, one additional counsel in each relevant jurisdiction for each Agent subject to such conflict), and (b) to pay or reimburse the Administrative Agent, the other Agents and each Lender for all reasonable documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents, including the fees, disbursements and other charges of counsel (limited to the fees, disbursements and other charges of one counsel to the Administrative Agent and the Lenders taken as a whole, and, if necessary, of one local counsel in each relevant jurisdiction and of special counsel for each relevant specialty and, in the event of any actual or potential conflict of interest where such Agent or Lender affected by such conflict informs the Borrower of such conflict, one additional counsel in each relevant jurisdiction for each Lender or group of Lenders or Agent subject to such conflict), in each case without duplication for any amounts paid (or indemnified) under Section 3.01.  All amounts due under this Section 10.04 shall be paid within thirty (30) days after invoiced or demand therefor (with a reasonably detailed invoice with respect thereto).  The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.  If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole discretion.

10.05                 Indemnification by the Borrower.  The Borrower and the Guarantors, jointly and severally, shall indemnify and hold harmless the Arrangers, each Agent-Related Person, each Lender and their respective Affiliates, partners, directors, officers, employees, counsel, agents and, in the case of any funds, trustees and advisors and attorneys-in-fact (collectively the “Indemnitees”) from and against (and will reimburse each Indemnitee as the same are incurred for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), expenses and disbursements (including the fees, disbursements and other charges of (i) one counsel to the Indemnitees taken as a whole, (ii) in the case of any actual or perceived conflict of interest where such Person affected by such conflict informs the Borrower of such conflict, additional counsel to the affected Lender or group of

Lenders, limited to one such additional counsel for each affected Lender or group of Lenders, and (iii) if necessary, one local counsel in each relevant jurisdiction and special counsel for each relevant specialty) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee in any way relating to or arising out of or in connection with or by reason of (x) any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the following, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding):  (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby or (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, or (y) any actual or alleged presence or Release of Hazardous Materials on, at, under or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party (other than as regarding events or conditions first occurring or existing only after the relevant property is no longer owned or operated by any of the Borrower, any Subsidiary or any Loan Party) or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, ((x) and (y), collectively, the “Indemnified Liabilities”) in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee and regardless of whether any Indemnitee is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or material breach of its express obligations under the Loan Documents by such Indemnitee or its Related Parties or (B) has resulted from any proceeding solely between or among Indemnitees and not arising from any act or omission by the Borrower or any of its Subsidiaries (other than the Indemnitee’s capacity as an Agent or an Arranger).  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other information transmission systems (including electronic telecommunications) in connection with this Agreement unless determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, nor shall any Indemnitee or any Loan Party (without limitation to the Loan Parties’ indemnification obligations hereunder) have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date).  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto.  Should any investigation, litigation or proceeding be settled, or if there is a judgment against an Indemnitee in any such investigation, litigation or proceeding, the Borrower shall indemnify and hold harmless each Indemnitee in the manner set forth above.  All amounts due under this Section 10.05 shall be payable within thirty (30) days after demand therefor.  The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.05 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

10.06                 Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to any Agent, to any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.07                 Successors and Assigns.

(a)                                 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided, that:

(i)                  (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount shall need be assigned, and (B) in any case not described in clause (b)(i)(A) of this Section 10.07, the aggregate amount of the Commitment or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)               each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii)            no consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 10.07 and, in addition (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within seven (7) Business Days after having received notice thereof and (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required unless such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund (provided that the Administrative Agent shall acknowledge any such assignment);

(iv)           the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (except, (x) in the case of contemporaneous assignments by any Lender to two or more Approved Funds, only a single processing and recording fee shall be payable for such assignments and (y) the Administrative Agent, in its sole discretion, may elect to waive such processing and recording fee in the case of any assignment);

(v)              no such assignment shall be made to a natural person;

(vi)           any assignment of any Loans to a Purchasing Borrower Party or Non-Debt Fund Affiliate shall also be subject to the requirements of Section 10.07(k); and

(vii)        the assigning Lender shall deliver any Notes or, in lieu thereof, a lost note affidavit reasonably acceptable to Borrower evidencing such Loans to the Borrower or the Administrative Agent.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, and subject to the obligations set forth in Section 10.08).  Upon request, and the surrender by the assigning Lender of its Note (if any), the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).

(c)                                  The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, an Affiliate Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant.  Subject to Section 10.07(e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections, including Section 3.01(c); it being understood that the documentation required under Section 3.01(c) shall be delivered solely to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b).  To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided, such participant agrees to be subject to Section 2.13 as though it were a Lender.  Each Lender that sells participations to a participant, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register of all such participants, provided that no Lender shall have any obligation to disclose all or any portion of the participant register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the Treasury regulations.  The entries in the participant register shall be conclusive (absent manifest error), and the Borrower and the Lenders shall treat each Person whose name is recorded in the participant register pursuant to the terms hereof as a participant for all purposes of this Agreement, notwithstanding notice to the contrary.

(e)                                  A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless such entitlement to a greater payment results from a change in any Law after the sale of the participation takes place.

(f)                                   Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)                                  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b).  Each party hereto hereby agrees that an SPC shall be entitled to the benefits of Section 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections, including the obligations to provide the forms and certifications pursuant to Section 3.01(c) as if it were a Lender); provided, that neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05) unless such increase or change results from a change in any Law after the grant was made.  Each party hereto further agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (ii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not, other than in respect of matters unrelated to this Agreement or the transactions contemplated hereby, institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof.  Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its rights hereunder with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h)                                 Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided, that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents, and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(i)                                     Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Term Loans, Specified Refinancing Term Loans and New Term Loans hereunder to any Affiliate Lender (including any Debt Fund Affiliate), but only if:

(i)                  such assignment is made pursuant to an open market purchase;

(ii)               the assigning Lender and Affiliate Lender purchasing such Lender’s Term Loans, Specified Refinancing Term Loans or New Term Loans, as applicable, shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit C-2 hereto (an “Affiliate Lender Assignment and Assumption”) in lieu of an Assignment and Assumption or with respect to the Specified Investor, an Assignment and Assumption; and

(iii)            after giving effect to such assignment, Affiliate Lenders (other than Debt Fund Affiliates) shall not, in the aggregate, own or hold Term Loans, Specified Refinancing Term Loans and New Term Loans with an aggregate principal amount in excess of 25% of the principal amount of all Loans then outstanding.

(j)                                    Notwithstanding anything in Section 10.01 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent, Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document:

(x)                                 all Loans held by any Non-Debt Fund Affiliate shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders have taken any actions; and

(y)                                 all Loans held by Debt Fund Affiliates may not account for more than 49.9% of the Loans of consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 10.01.

Additionally, the Loan Parties and each Non-Debt Fund Affiliate hereby agree that if a case under Title 11 of the United States Code is commenced against any Loan Party, such Loan Party shall seek (and each Non-Debt Fund Affiliate shall consent) to provide that the vote of any Non-Debt Fund Affiliate (in its capacity as a Lender) with respect to any plan of reorganization of such Loan Party shall not be counted except that such Non-Debt Fund Affiliate’s vote (in its capacity as a Lender) may be counted to the extent any such plan of reorganization proposes to treat the Obligations held by such Non-Debt Fund Affiliate in a manner that is less favorable to such Non-Debt Fund Affiliate than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of the Borrower.  Each Non-Debt Fund Affiliate hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Non-Debt Fund Affiliate’s attorney-in-fact, with full authority in the place and stead of such Non-Debt Fund Affiliate and in the name of such Non-Debt Fund Affiliate (solely in respect of Loans and participations therein and not in respect of any other claim or status such Non-Debt Fund Affiliate may otherwise have), from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this paragraph.

(k)                                 Notwithstanding anything else to the contrary contained in this Agreement, any Lender may assign all or a portion of its Loans to any Non-Debt Fund Affiliate or Purchasing Borrower Party in accordance with Section 10.07(b); provided that:

(A)                               the assigning Lender and Non-Debt Fund Affiliate or Purchasing Borrower Party purchasing such Lender’s Loans, as applicable, shall execute and deliver to the Administrative Agent an Affiliate Lender Assignment and Assumption in lieu of an Assignment and Assumption;

(B)                               such assignment, if made to a Purchasing Borrower Party, is made pursuant to a Dutch Auction in accordance with Section 2.05(c) open to all Lenders, Specified Refinancing Term Loan Lenders or New Term Lenders on a pro rata basis;

(C)                               any Loans assigned to any Purchasing Borrower Party shall be automatically and permanently cancelled for upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder; and

(D)                               no Loan may be assigned to a Non-Debt Fund Affiliates pursuant to this Section 10.07(k), if after giving effect to such assignment, Non-Debt Fund Affiliates in the aggregate would own in excess of 25% of all Loans then outstanding.

(l)                                     Notwithstanding anything to the contrary contained herein, no Affiliate Lender (other than any Debt~~-~~ Fund Affiliate) shall have any right to (i) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower are not then present, (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Article II), or (iii) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against Administrative Agent, the Collateral Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Loan Documents.

(m)                             The applicable Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower (solely for tax purposes), shall maintain a register on which it enters the name and address of (i) each SPC (other than any SPC that is treated as a disregarded entity of the Granting Lender for U.S. federal income tax purposes) that has exercised its option pursuant to Section 10.07(g) and (ii) each Participant, and the amount of each such SPC’s and Participant’s interest in such Lender’s rights and/or obligations under this Agreement (the “Participant Register”).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable rights and/or obligations of such Lender under this Agreement.

(n)                                 Notwithstanding anything to the contrary herein, in no event shall any Lender assign or sell any participation to any Disqualified Lender.

10.08                 Confidentiality.  Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its directors, officers, employees and agents, including accountants, legal counsel and other advisors, and other Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices); (b) to the extent requested by any regulatory authority having jurisdiction over such Agent, Lender or its respective Affiliates or in connection with any pledge or assignment permitted under Section 10.07(f); (c) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable Laws or regulations or by any subpoena or similar legal process (in which case, such Agent or Lender agrees to inform the Borrower promptly thereof prior to such disclosure to the extent not prohibited by law, rule or regulation); (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (g) with the written consent of the Borrower; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (i) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender).  In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions.  For the purposes of this Section 10.08,

“Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof relating to any Loan Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided, that, in the case of information received from a Loan Party after the Closing Date, such information is clearly identified at the time of delivery as confidential or is delivered pursuant to Section 6.01, 6.02, or 6.03 hereof and is not publicly available.  Any Person required to maintain the confidentiality of Information as provided in this Section 10.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (i) the Information may include material non-public information concerning the Borrower, Holdings or a Subsidiary of either, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.09                 Setoff.  In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Secured Party is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final), other than deposits in fiduciary accounts as to which a Loan Party is acting as fiduciary for another Person who is not a Loan Party, at any time held by, and other Indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Secured Party hereunder or under any other Loan Document, as of the Closing Date or thereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness.  Each Secured Party agrees promptly to notify the Borrower and each of the Agents after any such set-off and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application; provided, further, that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.  The rights of any Agent and each Secured Party under this Section 10.09 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that any Agent and such Secured Party may have.  Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the assets of any Foreign Subsidiary constitute security, or shall the proceeds of such assets be available for, payment of the Obligations of the Borrower or any Domestic Subsidiary, it being understood that (a) the Equity Interests of any Foreign Subsidiary that is directly owned by a Domestic Subsidiary does not constitute such an asset (and may be pledged to the extent set forth in Section 6.10) and (b) the provisions hereof shall not limit, reduce or otherwise diminish in any respect the Borrower’s obligations to make any mandatory prepayment pursuant to Section 2.05(b)(ii).

10.10                 Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.11                 Counterparts.  This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document.  The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided, that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

10.12                 Integration; Effectiveness.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided, that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.  Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

10.13                 Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

10.14                 Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.15                 [Reserved].

10.16                 Governing Law; Jurisdiction; Etc.

(a)                                 GOVERNING LAW.  THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 SUBMISSION TO JURISDICTION.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT

OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE COLLATERAL DOCUMENTS AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY LOAN PARTY IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED.

(c)                                  WAIVER OF VENUE.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY HAVE ON THE CLOSING DATE OR THEREAFTER TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION 10.16.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.17                 WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER EXISTING AS OF THE CLOSING DATE OR THEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.18                 Binding Effect.  When this Agreement shall have become effective in accordance with Section 10.12, it shall thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and permitted assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

10.19                 No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and Holdings acknowledges and agrees, and acknowledges and agrees that it has informed its other Affiliates, that: (i) (A) no fiduciary, advisory or agency relationship between any of the Borrower, Holdings and their respective Subsidiaries and any Agent or Arranger is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Loan Documents, irrespective of whether any Agent or Arranger has advised or is advising any of the Borrower, Holdings and their respective Subsidiaries on other matters, (B) the arranging and other services regarding this Agreement provided by the Agents and the Arrangers are arm’s-length commercial transactions between the Borrower, Holdings and their respective Subsidiaries, on the one hand, and the Agents and the Arrangers, on the other hand, (C) each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (D) each of the Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agents and the Arrangers each is and has been acting solely as a principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, Holdings or any of their respective Affiliates, or any other Person and (B) neither any Agent nor any Arranger has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings and their respective Affiliates, and neither any Agent nor any Arranger has any obligation to disclose any of such interests and transactions to the Borrower, Holdings or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrower and Holdings hereby waives and releases any claims that it may have against the Agents and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.20                 Affiliate Activities.  Each of the Borrower and Holdings acknowledge that each Agent and each Arranger (and their respective Affiliates) is a full service securities firm engaged, either directly or through affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals.  In the ordinary course of these activities, it may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and/or instruments.  Such investment and other activities may involve securities and instruments of the Borrower, Holdings and their respective affiliates, as well as of other entities and persons and their Affiliates which may (i) be involved in transactions arising from or relating to the engagement contemplated hereby and by the other Loan documents (ii) be customers or competitors of the Borrower, Holdings and their respective Affiliates, or (iii) have other relationships with the Borrower, Holdings and their respective Affiliates.  In addition, it may provide investment banking, underwriting and financial advisory services to such other entities and persons.  It may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of the Borrower, Holdings and their respective Affiliates or such other entities.  The transactions contemplated hereby and by the other Loan Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph.

10.21                 Electronic Execution of Assignments and Certain Other Documents.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.22                 USA PATRIOT ACT.  Each Lender that is subject to the PATRIOT Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the PATRIOT Act.

10.23                 Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Administrative Agent pursuant to any Loan Document and the exercise of any right or remedy in respect of the Collateral by the Administrative Agent hereunder or under any other Loan Document are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement, this Agreement and any other Loan Document, the terms of the Intercreditor Agreement shall govern and control with respect to any right or remedy.  Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies with respect to the Collateral of the Administrative Agent and Collateral Agent (and the Secured Parties) shall be subject to the terms of the Intercreditor Agreement, and no Loan Party shall be required hereunder or under any Loan Document to take any action with respect to the Collateral that is inconsistent with the Intercreditor Agreement.  The Administrative Agent may not require any Loan Party to take any action with respect to the creation, perfection or priority of its security interest, whether pursuant to the express terms hereof or of any other Loan Document or pursuant to the further assurance provisions hereof or any other Loan Document, to the extent that such action would be violative of the Intercreditor Agreement.  So long as the ABL Credit Agreement is outstanding, the delivery of any ABL Collateral to the collateral agent under the ABL Credit Agreement pursuant to the ABL Credit Agreement shall satisfy any delivery requirement hereunder or under any other Loan Document with respect to ABL Collateral to the extent that such delivery is consistent with the terms of the Intercreditor Agreement.

~~[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]~~

10.24                 Acknowledgment and Consent to Bail-In of EEA Financial Institutions.   Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent that such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-in Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                               the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[SIGNATURE PAGES INTENTIONALLY OMITTED]

~~IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the date first above written.~~

~~COOPER-STANDARD HOLDINGS INC.~~

~~CS INTERMEDIATE HOLDCO 2 LLC~~

~~By:~~
~~Name:~~
~~Title:~~

~~[GUARANTORS]~~

~~By:~~
~~Name:~~
~~Title:~~

S-1

~~DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~By:~~
~~Name:~~
~~Title:~~

S-2

EXHIBIT B

Amended and Restated Schedules

[See Attached]

Schedule I

Guarantors

Guarantor	Jurisdiction of Organization
Cooper-Standard Automotive Fluid Systems Mexico Holding LLC	Delaware
Cooper-Standard Automotive NC L.L.C.	North Carolina
Cooper-Standard Automotive OH, LLC	Ohio
CSA Services Inc.	Ohio
NISCO Holding Company	Delaware
Cooper-Standard FHS LLC	Delaware
Cooper-Standard Canada Holdings LLC	Delaware